FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-283864-05

August 10, 2026

BENCHMARK 2026-V23
Mortgage Trust

Free Writing Prospectus
Collateral Term Sheet

$697,790,004
(Approximate Total Mortgage Pool Balance)

$528,970,000
(Approximate Offered Certificates)

Deutsche Mortgage & Asset Receiving Corporation Depositor
Commercial Mortgage Pass-Through Certificates, Series 2026-V23

German American Capital Corporation Goldman Sachs Mortgage Company Citi Real Estate Funding Inc. Barclays Capital Real Estate Inc. Bank of Montreal
As Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Citigroup	BMO Capital Markets	Barclays	Goldman Sachs & Co. LLC

 Co-Lead Managers and Joint Bookrunners

Academy Securities	Mischler Financial

Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-283864) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND
OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Barclays Capital Inc., BMO Capital Markets Corp., Academy Securities, Inc., Mischler Financial Group, Inc. or any other underwriter (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the Benchmark 2026-V23 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2026-V23 (the "Offering Document"). The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2026-V23 Mortgage Trust
KEY FEATURES OF SECURITIZATION
Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated August [11], 2026 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and BMO Capital Markets Corp.
Co-Managers:	Academy Securities, Inc. and Mischler Financial Group, Inc.
Sponsors and Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (28.5%), Citi Real Estate Funding Inc. (“CREFI”) (33.6%), Goldman Sachs Mortgage Company (“GSMC”) (24.1%), Bank of Montreal (“BMO”) (9.0%) and Barclays Capital Real Estate Inc. (“Barclays”) (4.8%) *An indirect wholly owned subsidiary of Deutsche Bank AG
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	K-Star Asset Management LLC
Certificate Administrator:	Computershare Trust Company, National Association
Trustee:	Computershare Trust Company, National Association
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”)
Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by GACC, as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not being structured to satisfy EU/UK risk retention and due diligence requirements.
Determination Date:	11th day of each month, or if such 11th day is not a business day, the immediately following business day, commencing in September 2026.
Distribution Date:	4th business day following the Determination Date in each month, commencing in September 2026.
Cut-off Date:	With respect to each mortgage loan, the later of the related payment date of such mortgage loan in August 2026 (or, in the case of any mortgage loan that has its first due date subsequent to August 2026, the date that would have been its due date in August 2026 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan. Unless otherwise noted, all mortgage loan statistics are based on balances as of the Cut-off Date.
Closing Date:	On or about August 28, 2026
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC, other than the Exchangeable Certificates, which will evidence interests in a grantor trust.
Rated Final Distribution Date:	August 2059
Minimum Denominations:	$10,000 (for each class of offered principal balance certificates) and $100,000 (for each class of offered interest-only certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2026-V23 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS
Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
German American Capital Corporation	7	13	$198,564,140	28.5%
Citi Real Estate Funding Inc.	10	12	$234,344,815	33.6%
Goldman Sachs Mortgage Company	9	15	$168,481,049	24.1%
Bank of Montreal	2	9	$62,900,000	9.0%
Barclays Capital Real Estate Inc.	2	9	$33,500,000	4.8%
Total:	30	58	$697,790,004	100.0%
Collateral Facts
Initial Outstanding Pool Balance:				$697,790,004
Number of Mortgage Loans:				30
Number of Mortgaged Properties:				58
Average Mortgage Loan Cut-off Date Balance:				$23,259,667
Weighted Average Mortgage Rate:				6.82341%
Weighted Average Mortgage Loan Original Term to Maturity Date (months)(1):				60
Weighted Average Mortgage Loan Remaining Term to Maturity Date (months)(1):				58
Weighted Average Mortgage Loan Seasoning (months):				1.6
% of Mortgaged Properties Leased to a Single Tenant:				32.2%
Credit Statistics(2)
Weighted Average Mortgage Loan U/W NCF DSCR:				1.59x
Weighted Average Mortgage Loan Cut-off Date LTV(3):				59.9%
Weighted Average Mortgage Loan Maturity Date LTV(3):				59.4%
Weighted Average U/W NOI Debt Yield:				11.9%
Amortization Overview
% Mortgage Loans with Amortization through Maturity Date:				18.2%
% Mortgage Loans which pay Interest Only through Maturity Date:				81.8%

Weighted Average Remaining Amortization Term (months)(4):				359
Loan Structural Features
% Mortgage Loans with Upfront or Ongoing Tax Reserves:				83.1%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:				19.2%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(5):				84.6%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(6):				39.9%
% Mortgage Loans with In Place Hard Lockboxes:				63.7%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.04x:				93.1%
% Mortgage Loans with Cash Traps Triggered at Debt Yield Levels ≥ 8.50%:				3.3%
Prepayment Provisions(7)
% Mortgage Loans with Defeasance:				54.5%
% Mortgage Loans with Yield Maintenance ore prepayment premium:				33.4%
% Mortgage Loans with Yield Maintenance or Defeasance:				12.1%
(1)	With respect to one mortgage loan representing approximately 7.2% of the initial pool balance, the initial due date for such mortgage loan occurs after September 2026. On the Closing Date, the related mortgage loan seller will contribute an initial interest deposit amount to the issuing entity to cover an amount that represents one month’s interest that would have accrued with respect to such mortgage loan at the related interest rate with respect to the assumed September 2026 payment date, and for such reason the mortgage loan is being treated as having an initial due date in September 2026.
(2)	The LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).
(3)	With respect to 4 mortgage loans comprising 15 mortgaged properties (18.6%), the Cut-off Date LTV and Maturity Date LTV have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.
(4)	With respect to Weighted Average Remaining Amortization Term (months), Loan No. 9 (535 & 545 5th Avenue) is excluded from such calculation as it is subject to a fixed amortization schedule.
(5)	Includes FF&E reserves.
(6)	Represents the percent of the allocated Initial Outstanding Pool Balance of retail, office, industrial and mixed-use properties only.
(7)	Please see Annex A-1 of the Preliminary Prospectus for more information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2026-V23 Mortgage Trust
STRUCTURE OVERVIEW

OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)		Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)
Class A-1	Aaa(sf) /AAAsf / AAA(sf)	$4,443,000		30.000%(7)	2.31	1 – 53	41.9%	17.0%
Class A-2	Aaa(sf) /AAAsf / AAA(sf)	(8)		30.000%(7)	(8)	(8)	41.9%	17.0%
Class A-3	Aaa(sf) /AAAsf / AAA(sf)	(8)		30.000%(7)	(8)	(8)	41.9%	17.0%
Class X-A(9)	NR /AAAsf / AAA(sf)	$528,970,000	(10)	N/A	N/A	N/A	N/A	N/A
Class A-M	NR /AAAsf / AAA(sf)	$48,089,000		23.000%	4.96	60 – 60	46.1%	15.5%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/ KBRA)	Initial Certificate Balance or Notional Amount (2)		Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)
Class X-E(9)	NR / BBB-sf / BBB(sf)	$8,587,000	(10)	N/A	N/A	N/A	N/A	N/A
Class X-F(9)	NR /BB+sf / BBB(sf)	$6,870,000	(10)	N/A	N/A	N/A	N/A	N/A
Class X-G(9)(11)	NR / BB-sf / BB+(sf)	$9,445,000	(10)	N/A	N/A	N/A	N/A	N/A
Class B(12)	NR /AA-sf / AA(sf)	$38,642,000		17.375%	4.96	60–60	49.5%	14.4%
Class C(12)	NR /A-sf / A-(sf)	$30,914,000		12.875%	4.96	60–60	52.2%	13.7%
Class D(12)	NR / BBBsf / BBB+(sf)	$18,892,000		10.125%	4.96	60 – 60	53.8%	13.2%
Class E	NR / BBB-sf / BBB(sf)	$8,587,000		8.875%	4.96	60 – 60	54.6%	13.1%
Class F	NR / BB+sf / BBB(sf)	$6,870,000		7.875%	4.96	60 – 60	55.2%	12.9%
Class G(11)	NR / BB-sf / BB+(sf)	$9,445,000		6.500%	5.00	60 – 61	56.0%	12.7%
Class J-RR(11)	NR / B-sf / BB-(sf)	$11,164,000		4.875%	5.05	61 – 61	57.0%	12.5%
Class K-RR	NR / NR / B-(sf)	$8,587,000		3.625%	5.05	61 – 61	57.7%	12.3%
Class L-RR	NR / NR / NR	$24,903,258		0.000%	5.05	61 – 61	59.9%	11.9%

NON-OFFERED VERTICAL RISK RETENTION INTEREST

Non-Offered Vertical Risk Retention Interest	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance or VRR Interest Balance		Initial Subordination Levels	Weighted Average Life (years)(13)	Principal Window (months)(13)	Certificate Principal to Value Ratio	Certificate Underwritten NOI Debt Yield

Class RR Certificates(14)(15)(16)	NR / NR / NR	$8,204,288.76	(14)	N/A	4.82	1 – 61	N/A	N/A
RR Interest(14)(15)(16)	NR / NR / NR	$2,611,456.24	(14)	N/A	4.82	1 – 61	N/A	N/A

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G, Class J-RR, Class K-RR and Class L-RR certificates and the exchangeable certificates with a certificate balance (collectively, the “Principal Balance Certificates”), in each case, will be one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs (the “WAC Rate”), (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate, but in any case not less than 0.000%.
(2)	Approximate; subject to a variance of plus or minus 5%. The VRR Interest Balance of the VRR Interest is not included in the certificate balance or notional amount of any other class of certificates set forth under “Offered Certificates” or “Non-Offered Certificates” in the table above. The certificate balance of each class of Principal Balance Certificates, and correspondingly, the initial notional amount of each of the Class X-A, Class X-E, Class X-F and Class X-G certificates (collectively, the “Class X certificates”), is subject to change as described in footnote (15) below.
(3)	The initial subordination levels are calculated based on the initial Certificate Balance. The approximate initial credit support percentages set forth for the Class B certificates represent the approximate credit support for the underlying Class B trust component. The approximate initial credit support percentages set forth for the Class C certificates represent the approximate credit support for the underlying Class C trust component. The approximate initial credit support percentages set forth for the Class D certificates represent the approximate credit support for the underlying Class D trust component. The approximate initial credit support percentages shown in the table above do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest and the Principal Balance Certificates, pro rata in accordance with their respective percentage allocation entitlement. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.
(4)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of Principal Balance Certificates are based on (i) modeling assumptions described in the Preliminary Prospectus and (ii) assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and there are no extensions or forbearances of maturity dates of the mortgage loans. The weighted average life and principal window of the Class A-2 and Class A-3 certificates are subject to change as described in footnote (7) below.
(5)	“Certificate Principal to Value Ratio” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV of the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Principal Balance Certificates and all other classes of Principal Balance Certificates (and the VRR Interest Balance of any portion of the VRR Interest that is considered to be pari passu or senior to such class), if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates and the initial VRR Interest Balance of the VRR Interest. The Certificate Principal to Value Ratios of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.
(6)	“Certificate Underwritten NOI Debt Yield” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average Underwritten NOI Debt Yield for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates and the initial VRR Interest Balance of the VRR Interest and the denominator of which is the total initial Certificate Balance of such class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class (ad the VRR Interest Balance of any portion of the VRR Interest that is considered to be pari passu or senior to such class). The Certificate Underwritten NOI Debt Yields of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.
(7)	The initial subordination levels for the Class A-1, Class A-2 and Class A-3 certificates are represented in the aggregate.
(8)	The exact initial Certificate Balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances, weighted average lives and principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-2 and Class A-3 certificates is expected to be approximately $476,438,000, subject to a variance of plus or minus 5.0%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Avg. Life (years)	Expected Range of Principal Window (months)
Class A-2	$0 – $200,000,000	NAP – 4.69	NAP / 53 – 58
Class A-3	$276,438,000 – $476,438,000	4.84 – 4.77	58 – 60 / 53 – 60

(9)	As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class X certificates for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3 and Class A-M certificates (based on their respective Certificate Balances outstanding immediately prior to such Distribution Date), (B) with respect to the Class X-E certificates, the pass-through rate of the Class E certificates, (B) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates and (D) with respect to the Class X-G certificates, the pass-through rate of the Class G certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2026-V23 Mortgage Trust
STRUCTURE OVERVIEW

(10)	The Class X Certificates (together with the Principal Balance Certificates and the Exchangeable IO Certificates, the “Non-VRR Certificates”) will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-M certificates. The interest accrual amounts on the Class X-E certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class E certificates. The interest accrual amounts on the Class X-F certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class F certificates. The interest accrual amounts on the Class X-G certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class G certificates. The notional amount of each class of Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates whose Certificate Balance comprises such notional amount is equal to the WAC Rate, the Certificate Balance of such class of Principal Balance Certificates may not be part of, and will reduce accordingly, such notional amount of such class of Class X Certificates (or, if as a result of such pricing the pass-through rate of such class of Class X Certificates is equal to zero, such class of Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates that does not comprise such notional amount of such class of Class X Certificates is less than the WAC Rate, such class of Principal Balance Certificates may become a part of, and increase accordingly, such notional amount of such class of Class X Certificates.
(11)	The initial Certificate Balance of each of the Class G and Class J-RR certificates, and the initial Notional Amount of the Class X-G certificates, is subject to change based on final pricing of all Non-VRR Certificates and the VRR Interest, the final determination of the Class J-RR, Class K-RR and Class L-RR (collectively, the “HRR Certificates”) that will be retained by ROX III CMBS HoldCo (C) Category 2B LP, as the retaining third-party purchaser and the final determination of the VRR Interest that will be retained as described under “Credit Risk Retention” in the Preliminary Prospectus, in satisfaction of the retention obligations of German American Capital Corporation, in its capacity as retaining sponsor, to satisfy the U.S. risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.
(12)	The Class B, Class B-1, Class B-X1, Class C, Class C-1, Class C-X1, Class D, Class D-1 and Class D-X1 certificates constitute the “Exchangeable Certificates”. The Class B-X1, Class C-X1 and Class D-X1 certificates constitute the “Exchangeable IO Certificates”. Each class of Exchangeable Certificates will have the Certificate Balance or Notional Amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates” in the Preliminary Prospectus.
(13)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR Interest (as defined below) are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.
(14)	German American Capital Corporation, as the retaining sponsor, is expected to acquire from the depositor, on the Closing Date, an “eligible vertical interest” (as defined in Regulation RR) in the form of a single vertical security comprised of the Class RR certificates and the RR interest (collectively, the “VRR Interest”), representing the right to receive a specified percentage (to be determined as described in footnote (15) below) of all amounts collected on the mortgage loans (net of expenses of the issuing entity) that are available for distribution on the non-VRR certificates and the VRR Interest. A portion of the VRR Interest will be retained by each of German American Capital Corporation, Goldman Sachs Bank USA and Citi Real Estate Funding Inc. (or in each case, its “majority-owned affiliate”) in accordance with the credit risk retention rules. See “Credit Risk Retention” in the Preliminary Prospectus.
(15)	The initial VRR Interest Balance of the VRR Interest is subject to change depending on the final pricing of all classes of certificates with the final VRR Interest Balance of the VRR Interest determined such that, upon initial issuance, the percentage of the fair value of the HRR Certificates and the percentage of the VRR Interest (in the aggregate) will equal at least 5. If the initial VRR Interest Balance of the VRR Interest is reduced, the initial Certificate Balance of each class of Principal Balance Certificates (and correspondingly, the initial notional amount of each class of Class X Certificates) will be increased on a pro rata basis (based on the initial Certificate Balance set forth in the table above) in an aggregate amount equal to such reduction in the initial VRR Interest Balance of the VRR Interest. If the initial VRR Interest Balance of the VRR Interest is increased, the initial Certificate Balance of each class of Principal Balance Certificates (and correspondingly, the initial notional amount of each class of Class X Certificates) will be decreased on a pro rata basis (based on the initial Certificate Balance set forth in the table above) in an aggregate amount equal to such increase in the initial VRR Interest Balance of the VRR Interest. For a further description, see “Credit Risk Retention” in the Preliminary Prospectus.
(16)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC Rate.

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per NRA/Unit/ Room(1)	Cut-off Date LTV(1)(2)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
Fratelli Beretta Industrial Portfolio	CREFI	Mount Olive, New Jersey	Industrial	$69,000,000	9.9%	$180.50	55.0%	1.24x	10.5%
HP Plaza	GSMC	Spring, Texas	Office	69,000,000	9.9%	$229.91	56.1%	1.51x	10.8%
Old Edwards Portfolio	GACC	Various, Various	Various	50,000,000	7.2%	$589,519.65	48.7%	2.35x	19.7%
Fairfield Times Square	GACC	New York, New York	Hospitality	50,000,000	7.2%	$327,868.85	64.5%	1.66x	13.5%
Holiday Inn Hotel Chelsea	GACC	New York, New York	Hospitality	41,500,000	5.9%	$338,495.58	67.1%	1.40x	11.6%
Mesa Grand	GSMC	Mesa, Arizona	Retail	38,000,000	5.4%	$176.87	62.1%	1.46x	10.2%
Cannon Industrial Portfolio	BMO	Various, Various	Industrial	37,900,000	5.4%	$68.52	68.0%	1.65x	11.1%
406 Remsen	CREFI	Brooklyn, New York	Multifamily	35,000,000	5.0%	$339,805.83	62.9%	1.38x	8.9%
535 & 545 5th Avenue	GACC	New York, New York	Mixed Use	34,934,140	5.0%	$610.04	63.1%	1.30x	9.8%
1750 H Street	CREFI	Washington, DC	Office	27,000,000	3.9%	$230.92	54.2%	1.74x	13.2%
Total/Weighted Average				$452,334,140	64.8%		59.5%	1.56x	12.0%

(1)	The U/W NCF DSCR, Cut-off Date LTV, U/W NOI Debt Yield and Cut-off Date Balance per NRA/Unit/Room calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to four mortgage loans comprising 15 mortgaged properties (18.6%), the Cut-off Date LTV has been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Benchmark 2026-V23 Mortgage Trust
STRUCTURE OVERVIEW

Companion Loan Summary

Loan No.	Mortgage Loan	Note(s)	Cut-off Date Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	Fratelli Beretta Industrial Portfolio	A-1	$69,000,000	Benchmark 2026-V23	Yes	Midland Loan Services, a Division of PNC Bank, National Association	K-Star Asset Management LLC
		A-2	$26,000,000	CREFI	No
2	HP Plaza	A-1	$49,000,000	Benchmark 2026-V23	Yes	Midland Loan Services, a Division of PNC Bank, National Association	K-Star Asset Management LLC
		A-2	$20,000,000	Benchmark 2026-V23	No
		A-3	$10,000,000	BMO 2026-5C16(2)	No
		A-4	$8,000,000	GS Bank	No
3	Old Edwards Portfolio	A-1	$60,000,000	GACC	Yes	Servicing Shift (Future Securitization)(3)	Servicing Shift (Future Securitization)(3)
		A-2	$50,000,000	Benchmark 2026-V23	No
		A-3	$10,000,000	GACC	No
		A-4	$10,000,000	GACC	No
		A-5	$5,000,000	GACC	No
4	Fairfield Times Square	A-1-1	$50,000,000	Benchmark 2026-V23	Yes	Midland Loan Services, a Division of PNC Bank, National Association	K-Star Asset Management LLC
		A-1-2	$5,000,000	BMO 2026-5C16(2)	No
		A-1-3	$5,000,000	GACC	No
		A-2	$10,000,000	GACC	No
		A-3	$10,000,000	BMO 2026-5C16(2)	No
5	Holiday Inn Hotel Chelsea	A-1-1	$10,000,000	Benchmark 2026-V23	Yes	Midland Loan Services, a Division of PNC Bank, National Association	K-Star Asset Management LLC
		A-1-2	$35,000,000	BMO 2026-5C16(2)	No
		A-2	$15,000,000	Benchmark 2026-V23	No
		A-3	$10,000,000	Benchmark 2026-V23	No
		A-4	$6,500,000	Benchmark 2026-V23	No
7	Cannon Industrial Portfolio	A-1	$31,400,000	BMO 2026-5C15	Yes	Midland Loan Services, a Division of PNC Bank, National Association	3650 REIT Loan Servicing LLC
		A-2	$31,200,000	BMO 2026-5C15	No
		A-3	$30,000,000	BMO 2026-5C16(2)	No
		A-4	$30,000,000	BMO 2026-5C16(2)	No
		A-5-1	$13,950,000	Benchmark 2026-V23	No
		A-5-2	$6,050,000	BMO 2026-5C16(2)	No
		A-6-1	$13,950,000	Benchmark 2026-V23	No
		A-6-2	$6,050,000	BMO 2026-5C16(2)	No
		A-7	$4,900,000	Benchmark 2026-V23	No
		A-8	$5,100,000	Benchmark 2026-V23	No
		A-9	$2,450,000	BMO 2026-5C16(2)	No
		A-10	$2,450,000	BMO 2026-5C16(2)	No

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Benchmark 2026-V23 Mortgage Trust
STRUCTURE OVERVIEW

Loan No.	Mortgage Loan	Note(s)	Cut-off Date Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
9	535 & 545 5th Avenue	A-1	$74,858,871	Benchmark 2026-V20	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC
		A-2-1	$34,934,140	Benchmark 2026-V23	No
		A-2-2	$14,971,774	Benchmark 2026-V22	No
		A-3	$25,951,075	BBCMS 2026-5C40	No
		A-4	$14,971,774	Benchmark 2026-V21	No
		A-5	$14,971,774	Benchmark 2026-V21	No
		A-6	$9,981,183	BMO 2026-5C14	No
		A-7	$8,983,065	BBCMS 2026-5C42	No
		A-8	$49,905,914	WFCM 2026-5C9	No
		A-9	$14,971,774	BBCMS 2026-5C41	No
		A-10	$19,962,366	WFCM 2026-5C10	No
		A-11	$13,973,656	BBCMS 2026-5C40	No
		A-12-1	$5,988,710	BBCMS 2026-5C42	No
		A-12-2	$4,990,591	BMO 2026-5C14	No
11	Franklin 8 Pack	A-1	$54,000,000	BCREI	Yes	Midland Loan Services, a Division of PNC Bank, National Association (4)	LNR Partners, LLC(4)
		A-2	$25,000,000	BBCMS 2026-5C42	No
		A-3	$25,000,000	Benchmark 2026-V23	No
12	Whirlpool Portfolio	A-1	$42,300,000	BMO	Yes	Servicing Shift (Future Securitization)(3)	Servicing Shift (Future Securitization)(3)
		A-2	$25,000,000	Benchmark 2026-V23	No
		A-3	$10,000,000	BMO	No
22	Pinnacle Tower	A-1	$65,000,000	Benchmark 2026-V22	Yes	Trimont LLC	LNR Partners, LLC
		A-2	$25,000,000	BBCMS 2026-5C42	No
		A-3	$10,000,000	Benchmark 2026-V23	No
23	Mall at Prince George’s	A-1	$34,933,671	WCFM 2026-5C9	Yes	Trimont LLC	Rialto Capital Advisors, LLC
		A-2	$22,956,413	WCFM 2026-5C9	No
		A-3	$16,967,783	RREF V - D Direct Lending Investments, LLC	No
		A-4	$14,971,573	GS Bank	No
		A-5	$9,981,049	Benchmark 2026-V23	No
26	Haven Leased Fee Portfolio	A-1-1	$40,000,000	WFCM 2026-5C8	Yes	Trimont LLC	Argentic Services Company LP
		A-1-2	$28,000,000	Benchmark 2026-V21	No
		A-1-3	$22,000,000	Benchmark 2026-V21	No
		A-1-4	$15,000,000	BMO 2026-5C14	No
		A-1-5	$7,000,000	Benchmark 2026-V23	No
		A-2-1-1	$10,000,000	BANK5 2026-5YR21	No
		A-2-1-2	$10,000,000	BANK5 2026-5YR23	No
		A-2-2	$20,000,000	BANK5 2026-5YR23	No
		A-2-3	$8,000,000	BANK5 2026-5YR23	No

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Benchmark 2026-V23 Mortgage Trust
STRUCTURE OVERVIEW

(1)	The identification of a securitization trust means we have identified another securitization trust that has closed or as to which a preliminary prospectus (or preliminary offering circular) or final prospectus (or final offering circular) has printed that has or is expected to include the identified Mortgage Note(s).
(2)	The BMO 2026-5C16 transaction is expected to close on August 26, 2026.
(3)	The whole loan is expected to initially be serviced under the Benchmark 2026-V23 pooling and servicing agreement. From and after the securitization of the related controlling pari passu companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization, such securitization will be the related controlling noteholder and the directing party will be the directing certificateholder (or equivalent) specified in such pooling and servicing agreement.
(4)	The Franklin 8 Pack whole loan will initially be serviced under the pooling and servicing agreement governing the BBCMS 2026-5C42 securitization. From and after the securitization of the related controlling pari passu companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization, such securitization will be the related controlling noteholder and the directing party will be the directing certificateholder (or equivalent) specified in such pooling and servicing agreement.

Distribution of Cut-off Date Balances(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
$4,250,000	-	$9,999,999	8	$55,781,049	8.0%	6.6470%	58	1.51x	61.1%	60.6%
$10,000,000	-	$19,999,999	8	$94,174,815	13.5%	6.6103%	58	1.81x	61.0%	60.5%
$20,000,000	-	$29,999,999	5	$122,500,000	17.6%	6.5744%	59	1.60x	58.5%	58.5%
$30,000,000	-	$39,999,999	4	$145,834,140	20.9%	6.5481%	57	1.45x	64.1%	63.8%
$40,000,000	-	$49,999,999	1	$41,500,000	5.9%	7.4310%	58	1.40x	67.1%	67.1%
$50,000,000	-	$59,999,999	2	$100,000,000	14.3%	7.1470%	60	2.01x	56.6%	56.6%
$60,000,000	-	$69,000,000	2	$138,000,000	19.8%	7.1350%	59	1.38x	55.6%	54.2%
Total/Weighted Average			30	$697,790,004	100.0%	6.8234%	58	1.59x	59.9%	59.4%

Distribution of Mortgage Rates(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
5.4360%	-	5.9999%	2	$17,330,000	2.5%	5.7442%	56	1.76x	64.9%	64.9%
6.0000%	-	6.4999%	7	$152,315,000	21.8%	6.2868%	58	1.59x	61.7%	61.7%
6.5000%	-	6.9999%	13	$190,629,815	27.3%	6.7311%	59	1.60x	60.9%	60.6%
7.0000%	-	7.4310%	8	$337,515,189	48.4%	7.1731%	58	1.58x	58.2%	57.5%
Total/Weighted Average			30	$697,790,004	100.0%	6.8234%	58	1.59x	59.9%	59.4%

Property Type Distribution(1)(3)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of NRA/Units/Rooms	Weighted Averages
					Cut-off Date Balance per # of NRA/Units/Rooms	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
Industrial	14	$166,730,000	23.9%	5,090,169	$33	6.7054%	59	98.8%	1.56x	57.6%	56.5%
Cold Storage/Warehouse	3	$69,000,000	9.9%	526,313	$131	7.2600%	60	100.0%	1.24x	55.0%	52.2%
Warehouse/Distribution	4	$52,119,904	7.5%	2,154,669	$24	6.4337%	60	100.0%	1.80x	54.1%	54.1%
Warehouse	6	$23,254,434	3.3%	1,157,738	$20	6.1139%	58	91.8%	1.90x	63.3%	63.3%
Flex	1	$22,355,662	3.2%	1,251,449	$18	6.2425%	58	100.0%	1.65x	68.0%	68.0%
Hospitality	7	$139,198,537	19.9%	854	$162,996	7.1989%	59	87.5%	1.86x	59.4%	59.4%
Full Service	6	$89,198,537	12.8%	610	$146,227	7.1955%	59	83.7%	1.97x	56.5%	56.5%
Limited Service	1	$50,000,000	7.2%	244	$204,918	7.2050%	58	94.4%	1.66x	64.5%	64.5%
Office	5	$123,150,000	17.6%	1,207,883	$102	6.9135%	58	92.6%	1.65x	57.3%	57.3%
Suburban	3	$85,350,000	12.2%	979,317	$87	6.9261%	58	98.7%	1.56x	57.2%	57.2%
CBD	2	$37,800,000	5.4%	228,566	$165	6.8849%	59	78.8%	1.86x	57.5%	57.5%
Multifamily	6	$79,150,000	11.3%	631	$125,436	6.5211%	59	95.8%	1.43x	62.8%	62.8%
High Rise	1	$35,000,000	5.0%	103	$339,806	6.3300%	59	97.1%	1.38x	62.9%	62.9%
Mid Rise	1	$21,000,000	3.0%	74	$283,784	6.6900%	59	95.9%	1.28x	68.0%	68.0%
Garden	3	$15,250,000	2.2%	160	$95,313	6.5464%	58	94.2%	1.56x	61.6%	61.6%
Student Housing	1	$7,900,000	1.1%	294	$26,871	6.8700%	60	92.9%	1.84x	51.0%	51.0%
Retail	4	$74,360,864	10.7%	1,279,940	$58	6.8218%	58	95.0%	1.51x	60.8%	59.9%
Anchored	2	$51,279,815	7.3%	359,662	$143	6.6418%	59	93.0%	1.42x	61.9%	61.1%
Single Tenant	1	$13,100,000	1.9%	30,000	$437	7.1200%	58	100.0%	1.70x	59.5%	59.5%
Super Regional Mall	1	$9,981,049	1.4%	890,278	$11	7.3550%	57	98.7%	1.70x	56.6%	54.0%
Mixed Use	2	$50,599,140	7.3%	585,552	$86	6.8742%	55	90.2%	1.32x	65.4%	64.8%
Retail/Office	1	$34,934,140	5.0%	507,207	$69	7.0600%	53	88.8%	1.30x	63.1%	62.2%
Self Storage/Industrial	1	$15,665,000	2.2%	78,345	$200	6.4600%	59	93.4%	1.36x	70.6%	70.6%
Manufactured Housing	10	$36,800,000	5.3%	1,520	$24,211	6.4442%	57	96.7%	1.32x	64.2%	64.2%
Manufactured Housing	10	$36,800,000	5.3%	1,520	$24,211	6.4442%	57	96.7%	1.32x	64.2%	64.2%
Other	9	$19,301,463	2.8%	2,206,442	$9	6.4895%	58	0.0%	1.90x	58.6%	58.6%
Golf Course	3	$12,301,463	1.8%	0	NAP	7.0890%	61	0.0%	2.35x	48.7%	48.7%
Leased Fee	6	$7,000,000	1.0%	2,206,442	$3	5.4360%	54	0.0%	1.10x	75.9%	75.9%
Self Storage	1	$8,500,000	1.2%	70,550	$120	6.6100%	60	88.4%	1.25x	64.9%	64.9%
Self Storage	1	$8,500,000	1.2%	70,550	$120	6.6100%	60	88.4%	1.25x	64.9%	64.9%
Total/Weighted Average	58	$697,790,004	100.0%			6.8234%	58	91.1%	1.59x	59.9%	59.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Benchmark 2026-V23 Mortgage Trust
STRUCTURE OVERVIEW

Geographic Distribution(1)(3)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
New York	8	$179,176,409	25.7%	7.0061%	57	1.46x	64.4%	64.3%
Texas	3	$87,500,000	12.5%	6.9073%	58	1.52x	57.5%	57.5%
New Jersey	5	$70,709,006	10.1%	7.2159%	60	1.24x	55.5%	52.8%
Arizona	2	$44,350,000	6.4%	6.6088%	59	1.50x	62.4%	62.4%
Ohio	4	$41,322,491	5.9%	6.7743%	59	1.43x	63.7%	62.6%
North Carolina	5	$39,237,630	5.6%	7.0890%	61	2.35x	48.7%	48.7%
Other	31	$235,494,468	33.7%	6.5402%	59	1.74x	59.3%	59.2%
Total/Weighted Average	58	$697,790,004	100.0%	6.8234%	58	1.59x	59.9%	59.4%

Distribution of Cut-off Date LTVs(1)(2)
Range of Cut-off Date LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
41.7%	-	49.9%	3	$84,500,000	12.1%	6.7351%	61	2.36x	46.0%	46.0%
50.0%	-	59.9%	9	$216,361,049	31.0%	7.0260%	59	1.52x	55.6%	54.6%
60.0%	-	69.9%	16	$374,263,955	53.6%	6.7674%	58	1.48x	64.7%	64.5%
70.0%	-	75.9%	2	$22,665,000	3.2%	6.1437%	57	1.28x	72.2%	72.2%
Total/Weighted Average			30	$697,790,004	100.0%	6.8234%	58	1.59x	59.9%	59.4%

Distribution of Maturity Date LTVs(1)(2)
Range of Maturity Date LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
41.7%	-	49.9%	3	$84,500,000	12.1%	6.7351%	61	2.36x	46.0%	46.0%
50.0%	-	59.9%	10	$229,640,864	32.9%	7.0135%	59	1.51x	56.0%	54.8%
60.0%	-	69.9%	15	$360,984,140	51.7%	6.7658%	58	1.49x	64.8%	64.7%
70.0%	-	75.9%	2	$22,665,000	3.2%	6.1437%	57	1.28x	72.2%	72.2%
Total/Weighted Average			30	$697,790,004	100.0%	6.8234%	58	1.59x	59.9%	59.4%

Distribution of Underwritten NCF Debt Service Coverages(1)
Range of Underwritten NCF Debt Service Coverages			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
1.10x	-	1.49x	14	$345,678,955	49.5%	6.8320%	58	1.34x	62.9%	62.1%
1.50x	-	1.99x	11	$246,481,049	35.3%	6.8826%	58	1.64x	60.2%	60.1%
2.00x	-	2.49x	4	$95,630,000	13.7%	6.6612%	60	2.26x	49.9%	49.9%
2.50x	-	2.91x	1	$10,000,000	1.4%	6.6200%	60	2.91x	41.7%	41.7%
Total/Weighted Average			30	$697,790,004	100.0%	6.8234%	58	1.59x	59.9%	59.4%

Original Terms to Maturity(1)

Range of Original Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
60	-	61	30	$697,790,004	100.0%	6.8234%	58	1.59x	59.9%	59.4%
Total/Weighted Average			30	$697,790,004	100.0%	6.8234%	58	1.59x	59.9%	59.4%

Distribution of Remaining Terms to Maturity(1)
Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
53	-	59	22	$475,890,004	68.2%	6.7718%	58	1.51x	63.2%	63.0%
60	-	61	8	$221,900,000	31.8%	6.9341%	60	1.77x	52.8%	51.9%
Total/Weighted Average			30	$697,790,004	100.0%	6.8234%	58	1.59x	59.9%	59.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Distribution of Underwritten NOI Debt Yields(1)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
6.1%	-	8.9%	5	$96,500,000	13.8%	6.3682%	58	1.30x	65.8%	65.8%
9.0%	-	9.9%	4	$62,399,140	8.9%	6.8387%	55	1.33x	64.6%	64.1%
10.0%	-	10.9%	4	$187,000,000	26.8%	6.9925%	59	1.40x	57.4%	56.4%
11.0%	-	11.9%	5	$121,929,815	17.5%	6.8312%	58	1.49x	65.7%	65.4%
12.0%	-	12.9%	2	$23,100,000	3.3%	6.8304%	57	1.74x	60.0%	60.0%
13.0%	-	13.9%	6	$126,080,000	18.1%	6.7821%	59	1.83x	56.5%	56.5%
14.0%	-	22.3%	4	$80,781,049	11.6%	7.0147%	60	2.31x	51.1%	50.8%
Total/Weighted Average			30	$697,790,004	100.0%	6.8234%	58	1.59x	59.9%	59.4%

Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV(2)	Maturity Date LTV(2)
Interest Only	26	$570,595,000	81.8%	6.7471%	59	1.66x	60.3%	60.3%
Amortizing Balloon	4	$127,195,004	18.2%	7.1655%	58	1.30x	58.0%	55.7%
Total/Weighted Average	30	$697,790,004	100.0%	6.8234%	58	1.59x	59.9%	59.4%

(1)	The U/W NCF DSCR, Cut-off Date LTV, U/W NOI Debt Yield and Cut-off Date Balance per NRA/Unit/Room calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).
(2)	With respect to four mortgage loans comprising 15 mortgaged properties (18.6%), the Cut-off Date LTV and Maturity Date LTV have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.
(3)	Reflects the allocated loan amount for properties securing multi-property Mortgage Loans.

Previously Securitized Mortgaged Properties(1)(2)
Mortgaged Property	Cut-off Date Balance	% of Initial Outstanding Pool Balance	City, State	Property Type	Previous Securitization
Fairfield Times Square	$50,000,000	7.2%	New York, New York	Hospitality	MSC 2016-UB11
Holiday Inn Hotel Chelsea	41,500,000	5.9%	New York, New York	Hospitality	GSMS 2013-GC13
Mesa Grand	38,000,000	5.4%	Mesa, Arizona	Retail	CGCMT 2017-P8
3700 S Kedzie Avenue	3,330,930	0.5%	Chicago, Illinois	Industrial	BMARK 2016-B6
401 East Elm Street	3,042,676	0.4%	Clyde, Ohio	Industrial	BANK 2019-BN18
1351 S. Wheeling Road	2,619,904	0.4%	Wheeling, Illinois	Industrial	CD 2017-CD4
3200 South Kilbourn Avenue	2,237,701	0.3%	Chicago, Illinois	Industrial	CF 2019-CF2
535 & 545 5th Avenue	34,934,140	5.0%	New York, New York	Mixed Use	MSBAM 2015-C24
Perrysburg Market Center	13,279,815	1.9%	Perrysburg, Ohio	Retail	WFCM 2016-C34, BANK 2020-BN26
Equinox Great Neck	13,100,000	1.9%	Great Neck, New York	Retail	CGCMT 2016-C2
Brookwood Farms Apartments	11,000,000	1.6%	South Lyon, Michigan	Multifamily	CGCMT 2016-C2
Hunter's Ridge Apartments	7,900,000	1.1%	Kalamazoo, Michigan	Multifamily	CGCMT 2016-P5
5055 East Washington Street	6,350,000	0.9%	Phoenix, Arizona	Office	WFCM 2016-C35
Par 4 MHC	5,800,000	0.8%	Naples, Florida	Manufactured Housing	FREMF 2021-KF116
(1)	Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database and has not otherwise been confirmed by the related mortgage loan seller.
(2)	Reflects the allocated loan amount for properties securing multi-property Mortgage Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Allocation between VRR Interest and the Non-VRR Certificates:	The aggregate amount available for distribution to holders of the certificates and the RR Interest on each Distribution Date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the Mortgage Loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the Certificates (other than the Class R certificates and the Class RR certificates) (the “Non-VRR Certificates”), on the other hand. On each Distribution Date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial VRR Interest Balance of the VRR Interest, and the denominator of which is the sum of the aggregate initial Certificate Balance of all classes of Principal Balance Certificates and the initial VRR Interest Balance of the VRR Interest (the “VRR Percentage”); and (b) the Non-VRR Certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the VRR Percentage (such difference, the “Non-VRR Percentage”). See “Credit Risk Retention” and. “Description of the Certificates” in the Preliminary Prospectus.
Principal Payments:

Payments in respect of the Non-VRR Percentage of principal on the Non-VRR Certificates will be distributed to the Class A-1, Class A-2, Class A-3, Class A-M certificates, Class B trust component, Class C trust component, Class D trust component, and Class E, Class F, Class G, Class J-RR, Class K-RR and Class L-RR certificates, in that order, until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M certificates, Class B trust component, Class C trust component, Class D trust component, and Class E, Class F, Class G, Class J-RR, Class K-RR and Class L-RR certificates has been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the, Class A-1, Class A-2 and Class A-3 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M certificates, Class B trust component, Class C trust component, Class D trust component, and Class E, Class F, Class G, Class J-RR, Class K-RR and Class L-RR certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each of the Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-3 and Class A-M certificates, (ii) the notional amount of the Class X-E certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class E certificates, (iii) the notional amount of the Class X-F certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class F certificates and (iv) the notional amount of the Class X-G certificates will be reduced by the amount of principal distributions and realized losses allocated to the Class G certificates.

Principal payable on each trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Interest Payments:

On each Distribution Date, interest accrued for each class of Non-VRR Certificates and trust components at the applicable pass-through rate will be distributed in the following order of priority, to the extent of the Non-VRR Percentage of the aggregate available funds (exclusive of any portion thereof that represents the Non-VRR Percentage of any yield maintenance charges and prepayment premiums): first, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-E, Class X-F and Class X-G certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M certificates, pro rata to the Class B and Class B-X1 trust components, pro rata to the Class C and Class C-X1 trust components, pro rata to the Class D and Class D-X1 trust components, and Class E, Class F,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Class G, Class J-RR, Class K-RR and Class L-RR certificates, in that order, in each case until the interest payable to each such class is paid in full.

Interest payable on each trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-M, Class B, Class B-1, Class C, Class C-1, Class D, Class D-1, Class E, Class F, Class G, Class J-RR, Class K-RR and Class L-RR certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the WAC Rate, (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate, but in any case not less than 0.000%.

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3 and Class A-M certificates (weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date), (B) with respect to the Class X-E certificates, the pass-through rate of the Class E certificates, (C) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates and (D) with respect to the Class X-G certificates, the pass-through rate of the Class G certificates.

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates (or trust components, as applicable).
Loss Allocation:

The Non-VRR Percentage of losses on the Mortgage Loans will be allocated to each class of Non-VRR Certificates entitled to principal in reverse alphabetical order starting with the Class L-RR certificates through and including the Class E certificates, the Class D trust component, Class C trust component and Class B trust component, the Class A-M certificates and then to the Class A-1, Class A-2 and Class A-3 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the class(es) of certificates that are component(s) of the notional amount of such class of Class X Certificates.

Any portion of such amount applied to the Class B, Class C or Class D trust component will reduce the Certificate Balance or Notional Amount of each class of Certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its Certificate Balance or Notional Amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

Prepayment Premiums:

A percentage of the Non-VRR Percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of (I) the Class A-1, Class A-2, Class A-3, Class A-M, Class B, Class B-1, Class C, Class C-1, Class D and Class D-1 certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of each class of Principal Balance Certificates on such Distribution Date and (b) the Base Interest Fraction for the related principal prepayment and such class of certificates, (II) the Class B-X1 certificates, the product of (1) a fraction, not greater than one, the numerator of which is the amount of principal distributed to the Class B-1 certificates on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of each class of the Principal Balance Certificates on such Distribution Date, and (2) the difference between (A) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (B) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment; (III) the Class C-X1 certificates, the product of (1) a fraction, not greater than one, the numerator of which is the amount of principal distributed to the Class C-1 certificates on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of each class of the Principal Balance Certificates on such Distribution Date, and (2) the difference between (A) the Base Interest Fraction for the Class C certificates and the applicable

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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principal prepayment and (B) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment; and (IV) the Class D-X1 certificates, the product of (1) a fraction, not greater than one, the numerator of which is the amount of principal distributed to the Class D-1 certificates on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of each class of the Principal Balance Certificates on such Distribution Date, and (2) the difference between (A) the Base Interest Fraction for the Class D certificates and the applicable principal prepayment and (B) the Base Interest Fraction for the Class D-1 certificates and the applicable principal prepayment. The VRR Percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) will be distributed to the VRR Interest.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for:

(A) any of the Class A-1, Class A-2, Class A-3, Class A-M, Class B, Class B-1, Class C, Class C-1, Class D and Class D-1 certificates with a Pass-Through Rate equal to either the WAC Rate or the WAC Rate less a specified rate, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one; and

(B) any of the Class A-1, Class A-2, Class A-3, Class A-M, Class B, Class B-1, Class C, Class C-1, Class D and Class D-1 certificates with a Pass-Through Rate equal to a fixed per annum rate, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan (and net of the Administrative Cost Rate) during the related interest accrual period multiplied by 365/360 exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one.

The remaining percentage of the Non-VRR Percentage of prepayment premiums will be allocated to the Class X-A certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise.

The yield rate with respect to any prepaid Mortgage Loan will be equal to the yield rate stated in the related loan documents, or if none is stated, will be the yield rate which, when compounded monthly, is equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan. In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date for such prepaid Mortgage Loan, the issue with the earlier maturity date will be selected.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Exchangeable Certificates:

Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased.  The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes.  No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class B	Class B-1, Class B-X1
Class C	Class C-1, Class C-X1
Class D	Class D-1, Class D-X1
On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.
Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class B	$38,642,000	Class B certificate pass-through rate minus 1.25%
Class B-X1	Equal to Class B trust component principal balance	1.25%
Class C	$30,914,000	Class C certificate pass-through rate minus 1.00%
Class C-X1	Equal to Class C trust component principal balance	1.00%
Class D	$18,892,000	Class D certificate pass-through rate minus 1.00%
Class D-X1	Equal to Class D trust component principal balance	1.00%
Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class B trust component (if such class of Exchangeable Certificates has a “B” designation), the principal balance of the Class C trust component (if such class of Exchangeable Certificates has a “C” designation) or the Class D trust component (if such class of Exchangeable Certificates has a “D” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1
	Class B-1	Class B
	Class B-X1	Class B-X1
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1
	Class C-1	Class C
	Class C-X1	Class C-X1
“Class D Exchangeable Certificates”	Class D	Class D, Class D-X1
	Class D-1	Class D
	Class D-X1	Class D-X1

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The maximum certificate balance or notional amount of each class of Class B Exchangeable Certificates, Class C Exchangeable Certificates or Class D Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class B, Class C or Class D trust component, respectively. The maximum certificate balances of Class B, Class C or Class D certificates will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

Each class of Class B Exchangeable Certificates, Class C Exchangeable Certificates and Class D Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class B, Class C or Class D trust component, respectively. Each class of Class B Exchangeable Certificates, Class C Exchangeable Certificates and Class D Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Weighted Average Life (years), Principal Window (months), Certificate Principal to Value Ratio and Certificate Underwritten NOI Debt Yield as the Class B, Class C or Class D certificates, respectively, shown above

Whole Loans:

The mortgaged properties or portfolios of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Fratelli Beretta Industrial Portfolio, HP Plaza, Old Edwards Portfolio, Fairfield Times Square, Holiday Inn Hotel Chelsea, Cannon Industrial Portfolio, 535 & 545 5th Avenue, Whirlpool Portfolio, Franklin 8 Pack, Pinnacle Tower, Mall at Prince George's and Haven Leased Fee Portfolio each secure both a mortgage loan to be included in the trust fund and one or more other companion loans that will not be included in the trust fund, each of which will be pari passu and/or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of related loans as a “whole loan”.

As of the Closing Date, the pari passu companion loans and any subordinate companion loans are expected to be held by the party identified in “—Companion Loan Summary” above and the table titled “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans—General” in the Preliminary Prospectus.

Control Rights and Directing Holder:

With respect to any Serviced Mortgage Loan and any related Serviced Companion Loan, the Directing Holder will generally be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

The “Directing Holder” means, (i) with respect to each Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class, by Certificate Balance, as determined by the certificate registrar from time to time (the “Trust Directing Holder”); and (ii) with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the related Loan-Specific Directing Holder identified in the Preliminary Prospectus (which is expected to be the holder of the related controlling pari passu companion loan) prior to the related Servicing Shift Securitization Date.

ROX III CMBS HoldCo (C) Category 2B LP, or its affiliate is expected to appoint itself or its affiliate as the initial Trust Directing Holder.

For a description of the directing holder (or equivalent party) for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus.

Control Eligible Certificates:	Class J-RR, Class K-RR and Class L-RR certificates.
Controlling Class:

The Controlling Class will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any cumulative appraisal reduction amounts allocable to such class) equal to at least 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amounts) allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2026-V23 Mortgage Trust
STRUCTURE OVERVIEW

greater than zero; provided, further, that if at any time the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G certificates (or in the case of the Class B, Class C and Class D certificates, trust components) have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of appraisal reduction amounts (or any collateral deficiency amounts) to notionally reduce the Certificate Balance of such class.

The Controlling Class as of the Closing Date will be the Class L-RR certificates.

Appraised-Out Class:

Any class of Control Eligible Certificates that has been determined, as a result of appraisal reduction amounts and collateral deficiency amounts allocable to such class, to no longer be the Controlling Class (an “Appraised-Out Class”).

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an appraisal reduction event has occurred or as to which there exists a collateral deficiency amount. Upon receipt of such supplemental appraisal, the Special Servicer will be required to send the appraisal to the Master Servicer, who will be required to recalculate the appraisal reduction amount or collateral deficiency amount, as applicable, based on such supplemental appraisal, and if required by such recalculation, the applicable Appraised-Out Class as the Controlling Class. Any Appraised-Out Class requesting a supplemental appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

Control Termination Event:

Will occur and be continuing with respect to any Mortgage Loan (other than any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), when one or more of the following is true: (i) there is no class of Control Eligible Certificates that has a Certificate Balance (taking into account the application of any cumulative appraisal reduction amounts and collateral deficiency amounts to notionally reduce the Certificate Balance of such class) equal to at least 25% of the initial Certificate Balance of that class or (ii) such Mortgage Loan or Whole Loan is an applicable excluded loan; provided, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; provided, further, that no Control Termination Event may occur with respect to the Loan-Specific Directing Holder related to any Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan. With respect to an excluded loan related to the Directing Holder, a Control Termination Event will be deemed to exist.

During the continuance of a Control Termination Event, the Directing Holder will no longer have any control rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans.

During the continuance of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:

Will occur and be continuing with respect to any Mortgage Loan (other than any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), when one or more of the following is true: (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance (without regard to the application of any cumulative appraisal reduction amounts) equal to at least 25% of the initial Certificate Balance of that class or (ii) such Mortgage Loan or Whole Loan is an applicable excluded loan; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; provided, further, that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Holder related to any Servicing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2026-V23 Mortgage Trust
STRUCTURE OVERVIEW

Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan. With respect to an excluded loan related to the Directing Holder, a Consultation Termination Event will be deemed to exist.

During the continuance of a Consultation Termination Event, the Directing Holder will have no rights under the PSA other than those rights that all Certificateholders have.

Risk Retention Consultation Parties:

The risk retention consultation parties will have certain non-binding consultation rights with respect to certain material servicing actions. Each holder of the VRR Interest, which is expected to be transferred on the Closing Date by GACC to Deutsche Bank AG, New York Branch (“DBNY”), CREFI and Goldman Sachs Bank USA (“GS Bank”), will be entitled to appoint a risk retention consultation party. Each of DBNY (a majority-owned affiliate of GACC), CREFI and GSMC is expected to be appointed as the initial risk retention consultation parties.

Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans as of the Closing Date. For so long as no Control Termination Event is continuing, the Directing Holder generally may replace the Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans with or without cause at any time.

During the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to Non-Serviced Whole Loans, if a Control Termination Event is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates and the Class RR certificates requesting a vote to replace the Special Servicer (other than with respect to any Servicing Shift Whole Loan) with a new special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly notify the special servicer by e-mail and post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all Certificateholders of such request and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of (i) holders of Principal Balance Certificates and the Class RR certificates evidencing at least 66-2/3% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates and the Class RR certificates evidencing more than 50% of the aggregate voting rights of Principal Balance Certificates and the Class RR certificates outstanding that has not been reduced to less than 25% of its initial Certificate Balance through the application of appraisal reduction amounts and realized losses, the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates, except in the case of the termination of the Asset Representations Reviewer) of all Principal Balance Certificates and the Class RR certificates, on an aggregate basis.

If at any time, the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2026-V23 Mortgage Trust
STRUCTURE OVERVIEW

Special Servicer would be in the best interest of the Certificateholders and the RR Interest as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect Non-Serviced Whole Loans) must be confirmed by an affirmative vote of holders of Principal Balance Certificates and the Class RR certificates representing a majority of the aggregate outstanding Certificate Balance of all Principal Balance Certificates and the Class RR certificates whose holders voted on the matter; provided that holders of Principal Balance Certificates and the Class RR certificates that so voted on the matter (i) hold Principal Balance Certificates and the Class RR certificates representing at least 20% of the outstanding Certificate Balance of all Principal Balance Certificates and the Class RR certificates on an aggregate basis (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) and (ii) consist of at least three Certificateholders or Certificate Owners that are not risk retention affiliated with each other, within 180 days from the time such recommendation is posted to the Certificate Administrator’s website and subject to the receipt of written confirmation from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% (or 0.50% with respect to the Mall at Prince George’s whole loan) of each collection of interest and principal following a workout or liquidation, subject to a minimum of $25,000 and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout fee (only after receipt by the Special Servicer of workout fees of $25,000) and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Issuing Entity under the PSA will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable with a minimum monthly fee of $3,500. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the PSA (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loans, and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, property condition report fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:

With respect to the Serviced Mortgage Loans and any related Serviced Companion Loans the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website and will have certain monitoring responsibilities on behalf of the entire trust. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the Operating Advisor will have consultation rights with respect to certain major decisions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

Benchmark 2026-V23 Mortgage Trust
STRUCTURE OVERVIEW

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in the case of each of such vote and approval, taking into account realized losses and the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur upon the earlier of when (i) the aggregate Certificate Balances of the HRR Certificates (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial aggregate Certificate Balances of such Classes of Certificates or (ii) a Control Termination Event has occurred and is continuing (or a Control Termination Event would occur and be continuing if not for the second to last proviso in the definition of Control Termination Event).

The Operating Advisor will not have consultation rights in respect of Non-Serviced Mortgage Loans.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of Certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account realized losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Benchmark 2026-V23 Mortgage Trust
STRUCTURE OVERVIEW

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting Certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or material breach has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied according to the PSA, so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include (a) any amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) Accrued AB Loan Interest. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of (a) accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) any Accrued AB Loan Interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
21

Industrial – Cold Storage/Warehouse Various Mount Olive, NJ 07828	Collateral Asset Summary – Loan No. 1 Fratelli Beretta Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 55.0% 1.24x 10.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
22

Industrial – Cold Storage/Warehouse Various Mount Olive, NJ 07828	Collateral Asset Summary – Loan No. 1 Fratelli Beretta Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 55.0% 1.24x 10.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
23

Industrial – Cold Storage/Warehouse Various Mount Olive, NJ 07828	Collateral Asset Summary – Loan No. 1 Fratelli Beretta Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 55.0% 1.24x 10.5%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type – Subtype:	Industrial - Cold Storage/Warehouse
Borrower Sponsor(s):	Salumificio Fratelli Beretta S.p.A. and Fratelli Beretta USA, Inc.	Collateral:	Fee
Borrower(s):	MF Mount Olive Inc.	Location:	Mount Olive, NJ
Original Balance(1):	$69,000,000	Year Built / Renovated(4):	Various / Various
Cut-off Date Balance(1):	$69,000,000	Property Management:	Self-Managed
% by Initial UPB:	9.9%	Size:	526,313 SF
Interest Rate:	7.26000%	Appraised Value / Per SF(5):	$172,800,000 / $328
Note Date:	July 29, 2026	Appraisal Date:	June 17, 2026
Original Term:	60 months	Occupancy:	100.0% (as of August 6, 2026)
Amortization:	Amortizing Balloon	UW Economic Occupancy:	95.0%
Original Amortization:	360 months	Underwritten NOI:	$9,984,507
Interest Only Period:	None	Underwritten NCF:	$9,668,719
First Payment Date:	September 6, 2026
Maturity Date:	August 6, 2031	Historical NOI(6)
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	NAV
Additional Debt Balance(1):	$26,000,000	2025 NOI:	NAV
Call Protection(2):	L(3),YM1(50),O(7)	2024 NOI:	NAV
Lockbox / Cash Management:	Hard / Springing	2023 NOI:	NAV

Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$181
Taxes:	$167,036	$167,036	NAP	Maturity Date Loan / SF:	$171
Insurance:	$0	Springing	NAP	Cut-off Date LTV(5):	55.0%
Replacement Reserves:	$0	$4,386	NAP	Maturity Date LTV(5):	52.2%
TI/LC:	$0	Springing	NAP	UW NOI DY:	10.5%
Deferred Maintenance:	$97,125	$0	NAP	UW NCF DSCR:	1.24x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$95,000,000	85.8%	Loan Payoff(7)	$108,198,593	97.8%
Borrower Sponsor Equity	15,671,347	14.2%	Closing Costs	2,208,594	2.0
			Upfront Reserves	264,161	0.2

Total Sources	$110,671,347	100.0%	Total Uses	$110,671,347	100.0%
(1)	The Fratelli Beretta Industrial Portfolio Mortgage Loan (as defined below) is part of the Fratelli Beretta Industrial Portfolio Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $95,000,000. Financial Information presented in the chart above is based on the Fratelli Beretta Industrial Portfolio Whole Loan. See “—The Loan” below.
(2)	Prepayment of the Fratelli Beretta Industrial Portfolio Whole Loan is permitted at any time after the end of the 90-day period following the loan being sold in connection with a securitization. The prepayment lockout period of three payments is based on the anticipated closing date of the Benchmark 2026-V23 securitization in August 2026. The actual lockout period may be longer.
(3)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(4)	See “Portfolio Summary” below.
(5)	The appraisal also concluded to a “Go-Dark Value” of $129,000,000 resulting in a Cut-off Date LTV of 73.6% and a Maturity Date LTV of 70.0%.
(6)	Historical NOI is not available because at origination of the Fratelli Beretta Industrial Portfolio Whole Loan, the single tenant signed a new 15-year triple net lease.
(7)	Loan Payoff includes approximately $33,040,907 of payoffs related to a corporate term loan and revolving credit facility.

The Loan. The largest mortgage loan (the “Fratelli Beretta Industrial Portfolio Mortgage Loan”) is part of a whole loan (the “Fratelli Beretta Industrial Portfolio Whole Loan”) evidenced by two pari passu promissory notes that are secured by the borrower’s fee interests in three industrial cold storage / warehouse facilities located in Mount Olive, New Jersey (collectively, the “Fratelli Beretta Industrial Portfolio Properties”). The Fratelli Beretta Industrial Portfolio Whole Loan was originated on July 29, 2026 by CREFI and accrues interest at a fixed rate of 7.26000% per annum on an Actual/360 basis. The maturity date of the Fratelli Beretta Industrial Portfolio Whole Loan is August 6, 2031. The Fratelli Beretta Industrial Portfolio Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance of $69,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24

Industrial – Cold Storage/Warehouse Various Mount Olive, NJ 07828	Collateral Asset Summary – Loan No. 1 Fratelli Beretta Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 55.0% 1.24x 10.5%

The table below identifies the promissory notes that comprise the Fratelli Beretta Industrial Portfolio Whole Loan. The relationship between the holders of the Fratelli Beretta Industrial Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Fratelli Beretta Industrial Portfolio Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2026-V23 securitization trust. See “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$69,000,000	$69,000,000	Benchmark 2026-V23	Yes
A-2(1)	$26,000,000	$26,000,000	CREFI	No
Whole Loan	$95,000,000	$95,000,000
(1)	Expected to be contributed to one or more future securitizations.

The Properties. The Fratelli Beretta Industrial Portfolio Properties consist of three USDA-certified industrial cold storage and food production facilities totaling 526,313 square feet located in Mount Olive, New Jersey. The Fratelli Beretta Industrial Portfolio Properties were constructed between 2015 and 2023 and serve as Fratelli Beretta USA, Inc.'s ("Fratelli Beretta") primary U.S. manufacturing, production, cold storage and distribution campus. The purpose-built facilities contain refrigerated storage, freezer, warehouse, processing, office (3.0% of net rentable area), and employee support areas designed to support Fratelli Beretta's food production operations. As of August 6, 2026, the Fratelli Beretta Industrial Portfolio Properties were 100.0% leased to Fratelli Beretta. Fratelli Beretta is an affiliate of the borrower, as the borrower is 100% owned by Fratelli Beretta. Fratelli Beretta, together with its parent company, Salumificio Fratelli Beretta S.p.A. (“Fratelli Parent”), is the non-recourse carveout guarantor for the Fratelli Beretta Industrial Portfolio Mortgage Loan. Fratelli Parent is also the lease guarantor for the Fratelli Beretta lease.

The following table presents certain information relating to the Fratelli Beretta Industrial Portfolio Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	Sq. Ft.(2)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	Appraised Value(1)	% of Appraised Value(1)	U/W NOI(2)	% of U/W NOI(2)
MO1	Mount Olive, NJ	2015 / 2020	215,905	$38,970,000	41.0%	$70,100,000	40.6%	$4,095,861	41.0%
MO3	Mount Olive, NJ	2023 / NAP	164,034	$29,610,000	31.2%	$53,000,000	30.7%	$3,111,834	31.2%
MO2	Mount Olive, NJ	2022 / NAP	146,374	$26,420,000	27.8%	$49,700,000	28.8%	$2,776,812	27.8%
Total			526,313	$95,000,000	100.0%	$172,800,000	100.0%	$9,984,507	100.0%
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated as of August 6, 2026.

MO1 Property

The Mount Olive 1 property is a 215,905 square foot USDA-certified refrigerated cold storage and food production facility located at 750 Clark Drive in Mount Olive, New Jersey (the “MO1 Property”). The MO1 Property was constructed in 2015, expanded in 2020, and is situated on a 12.1-acre site. The MO1 Property serves as Fratelli Beretta's North American headquarters. The MO1 Property includes approximately 182,638 square feet of refrigerated cold storage space, 5,270 square feet of freezer space, 20,496 square feet of dry warehouse area, and 7,501 square feet of office space (3.5% of net rentable area). The MO1 Property features five dock-high doors, one drive-in door, and clear heights ranging from approximately 14'7" to 28'3". In addition to housing the tenant's corporate headquarters functions, the facility supports product processing, packaging, storage, and distribution operations.

MO2 Property

The Mount Olive 2 property is a 146,374 square foot USDA-certified refrigerated cold storage and food production facility located at 700 International Drive in Mount Olive, New Jersey (the “MO2 Property”). The MO2 Property was constructed in 2022 and is situated on an 11.1-acre site. The MO2 Property includes approximately 83,382 square feet of refrigerated cold storage space, 21,152 square feet of freezer space, 14,074 square feet of dry warehouse space, 24,702 square feet of rentable mezzanine space, and 3,064 square feet of office space (2.1% of net rentable area). The MO2 Property features eight dock-high doors, one drive-in door, and clear heights ranging from approximately 18'9" to 33'1". The MO2 Property supports food processing, packaging, cold storage, and distribution operations and contains specialized temperature-controlled improvements designed for food production uses.

MO3 Property

The Mount Olive 3 property is a 164,034 square foot USDA-certified refrigerated cold storage and food production facility located at 650 International Drive in Mount Olive, New Jersey (the “MO3 Property”). The MO3 Property was constructed in 2023 and is situated on a 5.2-acre site. The MO3 Property includes approximately 156,004 square feet of refrigerated cold storage space, 2,570 square feet of freezer space, and 5,460 square feet of office space (3.3% of net rentable area). The MO3 Property features four dock-high doors, one grade-level door, and clear heights ranging from approximately 22'3" to 22'5". The MO3 Property is two-stories and was specifically

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Industrial – Cold Storage/Warehouse Various Mount Olive, NJ 07828	Collateral Asset Summary – Loan No. 1 Fratelli Beretta Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 55.0% 1.24x 10.5%

developed for prosciutto processing and contains specialized temperature-controlled improvements designed to support Fratelli Beretta's food production operations.

Sole Tenant. The sole tenant at the Fratelli Beretta Industrial Portfolio Properties is Fratelli Beretta.

Fratelli Beretta (526,313 square feet; 100.0% of total net rentable area; 100.0% of total underwritten base rent). Founded in 1812, Fratelli Beretta is a privately held, family-owned producer of Italian cured meats and charcuterie products. Headquartered in Italy, the company is one of the longest-operating family-owned businesses in the Italian food industry and markets a broad range of salami, prosciutto, charcuterie, and other specialty food products throughout Europe, North America, and other international markets. Fratelli Beretta operates approximately 30 production facilities globally, employs more than 3,400 people, and distributes products to more than 70 countries. The Fratelli Beretta Industrial Portfolio Properties serve as the company's primary U.S. manufacturing, production, cold storage, and distribution campus and include its North American headquarters at the MO1 Property. Fratelli Beretta occupies all three Fratelli Beretta Industrial Portfolio Properties pursuant to a 15-year absolute triple net lease executed in 2026 and expiring in July 2041. The lease is guaranteed by Fratelli Parent.

The following table presents certain information relating to the sole tenant at the Fratelli Beretta Industrial Portfolio Properties:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)	Net Rentable Area (SF)	% of Portfolio Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Portfolio U/W Base Rent	Lease Expiration	Term. Option (Y/N)	Renewal Option
Fratelli Beretta	NR/NR/NR	526,313	100.0%	$10,526,260	$20.00	100.0%	7/31/2041	N	N
Total Occupied		526,313	100.0%	10,526,260	$20.00	100.0%
Vacant		0	0.0%
Total		526,313	100.0%
(1)	Based on the underwritten rent rolls dated as of August 6, 2026.

The following table presents certain information relating to the lease rollover schedule at the Fratelli Beretta Industrial Portfolio Properties:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	0	0.0%	0.0%	$0	0.0%	$0.00	0
2030	0	0.0%	0.0%	$0	0.0%	$0.00	0
2031	0	0.0%	0.0%	$0	0.0%	$0.00	0
2032	0	0.0%	0.0%	$0	0.0%	$0.00	0
2033	0	0.0%	0.0%	$0	0.0%	$0.00	0
2034	0	0.0%	0.0%	$0	0.0%	$0.00	0
2035	0	0.0%	0.0%	$0	0.0%	$0.00	0
2036 & Beyond	526,313	100.0%	100.0%	$10,526,260	100.0%	$20.00	1
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	526,313	100.0%		$10,526,260	100.0%	$20.00	1
(1)	Based on the underwritten rent rolls dated as of August 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Industrial – Cold Storage/Warehouse Various Mount Olive, NJ 07828	Collateral Asset Summary – Loan No. 1 Fratelli Beretta Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 55.0% 1.24x 10.5%

The following table presents certain information relating to the underwritten net cash flow at the Fratelli Beretta Industrial Portfolio Properties:

Cash Flow Analysis(1)
	U/W(2)	U/W Per SF
Base Rent	$10,526,260	$20.00
Gross Potential Rent	$10,526,260	$20.00
Reimbursements	308,799	$0.59
Total Gross Potential Income	$10,835,059	$20.59
(Vacancy / Credit Loss)	(541,753)	($1.03)
Effective Gross Income	$10,293,306	$19.56

Management Fee	$308,799	$0.59
Total Expenses	$308,799	$0.59

Net Operating Income	$9,984,507	$18.97
Replacement Reserves	52,631	$0.10
Normalized TI/LC	263,156	$0.50
Net Cash Flow	$9,668,719	$18.37

Occupancy (%)	95.0%(3)
NCF DSCR(4)	1.24x
NOI Debt Yield(4)	10.5%
(1)	Historical financial information is not available because at the origination of the Fratelli Beretta Industrial Portfolio Whole Loan, the sole tenant signed a new 15-year triple net lease.
(2)	Based on the underwritten rent rolls dated as of August 6, 2026.
(3)	Represents economic occupancy.
(4)	Metrics are based on the Fratelli Beretta Industrial Portfolio Whole Loan.

Appraisals. The Fratelli Beretta Industrial Portfolio Properties had an aggregate “as-is” appraised value of $172,800,000 as of the appraisals dated June 17, 2026, resulting in a Cut-off Date LTV of 55.0% and Maturity Date LTV of 52.2%. The appraisal also concluded to a “Go-Dark Value” of $129,000,000 resulting in a Cut-off Date LTV of 73.6% and a Maturity Date LTV of 70.0%.

Fratelli Beretta Industrial Portfolio Appraised Value(1)
Property	Value	Capitalization Rate	Hypothetical Go-Dark Value
MO1	$70,100,000	5.75%	$52,700,000
MO2	$49,700,000	5.75%	$37,000,000
MO3	$53,000,000	5.75%	$39,300,000
Total/Wtd. Average	$172,800,000	5.75%	$129,000,000
(1)	Source: Appraisals.

Environmental Matters. The Phase I environmental assessments of the Fratelli Beretta Industrial Portfolio Properties dated June 29, 2026, identified no recognized environmental conditions.

The Market. The Fratelli Beretta Industrial Portfolio Properties are located in Mount Olive, New Jersey within the New York-Newark-Jersey City, NY-NJ metropolitan statistical area (“New York-Newark-Jersey City MSA”), approximately 37 miles northwest of Newark, New Jersey and 49 miles northwest of New York City. The Fratelli Beretta Industrial Portfolio Properties are located in the Route 80 Corridor industrial area, which benefits from access to Interstate 80 and U.S. Routes 46 and 206. Major employers in Morris County include Atlantic Health System, Picatinny Arsenal, Novartis, and Barclays.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Industrial – Cold Storage/Warehouse Various Mount Olive, NJ 07828	Collateral Asset Summary – Loan No. 1 Fratelli Beretta Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 55.0% 1.24x 10.5%

According to a third-party market research report, the Fratelli Beretta Industrial Portfolio Properties are located within the Route 80 Corridor industrial submarket of the New York-Newark-Jersey City industrial market. As of April 22, 2026, the Route 80 Corridor industrial submarket had inventory of 20,565,602 square feet, a vacancy rate of 9.6%, and average asking rent of $15.11 per square foot.

The estimated 2025 population within a one-, three-, and five-mile radius of the Fratelli Beretta Industrial Portfolio Properties was 2,193, 24,643, and 69,403, respectively, and the estimated 2025 average household income within the same radii was $110,630, $159,815, and $163,949, respectively.

The following table presents information relating to comparable industrial leases for the Fratelli Beretta Industrial Portfolio Properties:

Comparable Industrial Rental Summary(1)
Property Name / Address	Distance from Subject (mi)	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Base Rent (PSF)
MO1(2) 750 Clark Drive Mount Olive, NJ	-	2015 / 2020	Fratelli Beretta	215,905	Aug-26	15.0	$20.00
MO2(2) 700 International Drive Mount Olive, NJ	-	2022 / NAP	Fratelli Beretta	146,374	Aug-26	15.0	$20.00
MO3(2) 650 International Drive Mount Olive, NJ	-	2023 / NAP	Fratelli Beretta	164,034	Aug-26	15.0	$20.00
891 Newark Avenue Elizabeth, NJ	31.2 / 31.2 / 31.3	2024 / NAP	JS International	103,912	Feb-25	3.4	$26.50
Omar Avenue Carteret, NJ	33.1 / 33.2 / 33.3	1960 / NAP	Amazon Fresh	391,650	Dec-24	5.1	$19.25
1000 New County Road Secaucus, NJ	35.1 / 35.1 / 35.2	1968 / NAP	National Packaging Services	254,000	Jul-25	7.0	$15.65
505 Jefferson Avenue Secaucus, NJ	35.7 / 35.7 / 35.8	1963 / NAP	Forever Cheese	51,332	Nov-24	5.0	$21.00
2201 East Allegheny Avenue Philadelphia, PA	66.0 / 66.3 / 66.3	2024 / NAP	FreezPak Logistics	170,117	Nov-23	20.0	$20.41
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated as of August 6, 2026.

The Borrower and the Borrower Sponsors. The borrower is MF Mount Olive Inc., a New Jersey corporation. The borrower is a special purpose entity with at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Fratelli Beretta Industrial Portfolio Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are Salumificio Fratelli Beretta S.p.A. and Fratelli Beretta USA, Inc. See “Sole Tenant” for more information.

Property Management. The Fratelli Beretta Industrial Portfolio Properties are self-managed.

Initial and Ongoing Reserves. At origination of the Fratelli Beretta Industrial Portfolio Whole Loan, the borrower deposited approximately: (i) $167,036 into a tax reserve and (ii) $97,125 into a reserve for immediate repairs.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $167,036).

Insurance Reserve – At the option of the lender, if the liability or casualty policy maintained by the borrower is not an approved blanket or umbrella policy, or if the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. At origination an approved blanket policy was in place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Industrial – Cold Storage/Warehouse Various Mount Olive, NJ 07828	Collateral Asset Summary – Loan No. 1 Fratelli Beretta Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 55.0% 1.24x 10.5%

Replacement Reserve – On each monthly payment date, the borrower is required to deposit approximately $4,386 for replacements to the Fratelli Beretta Industrial Portfolio Properties.

TI/LC Reserve – On each monthly payment date occurring on and after the occurrence and continuance of a Trigger Period (as defined below), the borrower is required to deposit approximately $21,930 into a reserve for future tenant improvements and leasing commissions related to the Fratelli Beretta Industrial Portfolio Properties.

Lockbox / Cash Management. The Fratelli Beretta Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to establish a lender-controlled lockbox account and thereafter, is required to immediately deposit, or cause the property manager (if any) to deposit, all revenue generated by the Fratelli Beretta Industrial Portfolio Properties into such lender-controlled lockbox account. At origination, the borrower was required to deliver a notice to the sole tenant at the Fratelli Beretta Industrial Portfolio Properties directing it to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Fratelli Beretta Industrial Portfolio Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Fratelli Beretta Industrial Portfolio Whole Loan documents are required to (i) if a Trigger Period is continuing, be held by the lender in an excess cash flow reserve account as additional collateral for the Fratelli Beretta Industrial Portfolio Whole Loan (provided that such deposit to the excess cash flow reserve need not be made if the applicable Trigger Period is a Specified Tenant Performance Trigger Period (as defined below) and the Excess Cash Flow Waiver Conditions (as defined below) have been satisfied) and (ii) if no Trigger Period exists, be disbursed to the borrower. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower, provided that any excess cash flow funds required to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below) will be retained by the lender until such time as the Specified Tenant Stabilization Conditions (as defined below) are satisfied. Upon an event of default under the Fratelli Beretta Industrial Portfolio Whole Loan documents, the lender may apply funds to the Fratelli Beretta Industrial Portfolio Whole Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.10x, and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters, and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

“Specified Tenant” means, as applicable, (i) Fratelli Beretta USA, Inc., together with its successors and/or assigns, (ii) any other lessee(s) of the Specified Tenant space (or any portion thereof), and (iii) any parent company of such Specified Tenant and any affiliate of such tenant providing credit support for, or guarantor of any such Specified Tenant leases.

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of the Specified Tenant space, or applicable portion thereof, (iii) a Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space, or applicable portion thereof, (iv) a Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space, or applicable portion thereof, (v) any termination or cancellation of any Specified Tenant lease, including, without limitation, rejection in any bankruptcy or similar insolvency proceeding, and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of a Specified Tenant, (vii) the Specified Tenant Net Debt to EBITDA Ratio (as defined below) being greater than 5.00x for two consecutive calendar quarters at any date of calculation (a “Specified Tenant Performance Trigger Period”), and (vii) the Specified Tenant Parent Net Debt to EBITDA Ratio (as defined below) being greater than 5.50x at any date of calculation (a “Specified Tenant Parent Performance Trigger Period”) and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below) or (2) the borrower leasing the entire Specified Tenant space, or applicable portion thereof, pursuant to one or more leases in accordance with the terms and conditions of the Fratelli Beretta Industrial Portfolio Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, all contingencies to effectiveness of each such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established, and in the lender’s judgement the applicable Specified Tenant Excess Cash Flow Condition has been satisfied.

“Specified Tenant Net Debt to EBITDA Ratio” means a ratio of (i) (a) the current total Specified Tenant indebtedness payable to third parties, including the Fratelli Beretta Industrial Portfolio Whole Loan, excluding lease liabilities and any intercompany loan payable to Specified Tenant’s affiliates, less (b) cash, cash equivalents and marketable securities, to (ii) Specified Tenant EBITDA (as defined below), calculated by the lender using the Specified Tenant’s financial statements delivered to the lender in accordance with the terms of the Fratelli Beretta Industrial Portfolio Whole Loan documents and a calculation exhibit set forth in the Fratelli Beretta Industrial Portfolio Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Industrial – Cold Storage/Warehouse Various Mount Olive, NJ 07828	Collateral Asset Summary – Loan No. 1 Fratelli Beretta Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 55.0% 1.24x 10.5%

“Specified Tenant Parent Net Debt to EBITDA Ratio” means a ratio of (i) the net financial indebtedness of Fratelli Parent calculated using Fratelli Parent’s financial statements delivered to lender in accordance with the terms of the Fratelli Beretta Industrial Portfolio Whole Loan documents and a tenant calculation exhibit as set forth in the Fratelli Beretta Industrial Portfolio Whole Loan documents, to (ii) for any 12 month period, (a) total production value, less (b) the sum of (i) total cost of raw materials, goods and services and (ii) personnel costs, as set forth in the operating results and as shown in the calculation exhibit set forth in the Fratelli Beretta Industrial Portfolio Whole Loan documents, subject to a one-time adjustment for non-operational transaction costs in connection with the closing of the Fratelli Beretta Industrial Portfolio Whole Loan and costs associated with the amendment and payoff of the prior financing as set forth in such Fratelli Parent financial statement (“Specified Tenant Parent EBITDA”). For the avoidance of doubt, the Specified Tenant Parent EBITDA will be determined by the lender and will be conclusive, absent manifest error.

“Specified Tenant EBITDA” means, for any 12 month period, Earnings Before Interest, Tax, Depreciation & Amortization (EBITDA) as set forth in the Specified Tenant financial statement as shown in the tenant calculation exhibit set forth in the Fratelli Beretta Industrial Portfolio Whole Loan documents, subject to a one-time adjustment for non-operational transaction costs in connection with the closing of the Fratelli Beretta Industrial Portfolio Whole Loan and costs associated with the amendment and payoff of the prior financings as set forth in such Specified Tenant financial statement. For the avoidance of doubt, the Specified Tenant EBITDA will be determined by lender and will be conclusive, absent manifest error.

“Specified Tenant Cure Conditions” means each of the following, as applicable, the applicable Specified Tenant (i) has cured all defaults under the applicable Specified Tenant lease and no other defaults occur under such Specified Tenant lease for a period of three consecutive months following such cure, (ii) is in actual, physical possession of the Specified Tenant space, or applicable portion thereof, and open for business during customary hours and not “dark” in the Specified Tenant space, or applicable portion thereof, (iii) has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) with respect to any bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or Specified Tenant lease, is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, (v) is paying full, unabated rent under the applicable Specified Tenant lease, (vi) in the event the Specified Tenant Trigger Period is due to the occurrence of a Specified Tenant Performance Trigger Period, the Specified Tenant Net Debt to EBITDA Ratio is less than 5.00x for two consecutive calendar quarters, and (vii) in the event the Specified Tenant Trigger Period is due to the occurrence of a Specified Tenant Parent Performance Trigger Period, the Specified Tenant Parent Net Debt to EBITDA Ratio is less than 5.50x for two consecutive calendar quarters or if Fratelli Parent’s financial statements are only provided on an annual basis, for one calendar year.

“Specified Tenant Excess Cash Flow Condition” means, with respect to curing any Specified Tenant Trigger Period by re-tenanting the applicable Specified Tenant space, sufficient funds have been accumulated in the excess cash flow account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such re-tenanting.

“Specified Tenant Stabilization Conditions” means, with respect to curing any Specified Tenant Trigger Period by re-tenanting any Specified Tenant Space, the delivery by the borrower to the lender of evidence reasonably satisfactory to the lender that all leasing commissions payable in connection with each such lease have been paid and all tenant improvement obligations or other similar landlord obligations have been completed and paid in full, each such tenant has actually commenced paying full contractual rent under the applicable lease and any free rent period or period of partial rent abatements has expired, and each such tenant is open for business in the entirety of its leased premises.

“Excess Cash Flow Waiver Conditions” means the following conditions are satisfied: (i) within five business days following the occurrence of a Specified Tenant Performance Trigger Period, the borrower deposits into the excess cash flow account an amount in cash equal to $5,263,130, or delivers to the lender a letter of credit in such amount, and (ii) thereafter, for so long as such Specified Tenant Performance Trigger Period continues, commencing on the second anniversary of the date that the borrower made such initial deposit (or delivered such letter of credit) and on each one year anniversary thereafter, the borrower deposits additional cash collateral in the amount of $2,631,565, or increases the amount of the letter of credit by such amount.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Office – Suburban 10300 and 10400 Energy Drive Spring, TX 77389	Collateral Asset Summary – Loan No. 2 HP Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 56.1% 1.51x 10.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Office – Suburban 10300 and 10400 Energy Drive Spring, TX 77389	Collateral Asset Summary – Loan No. 2 HP Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 56.1% 1.51x 10.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Office – Suburban 10300 and 10400 Energy Drive Spring, TX 77389	Collateral Asset Summary – Loan No. 2 HP Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 56.1% 1.51x 10.8%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Office – Suburban
Borrower Sponsor:	Northridge Capital, LLC and NCA Holdings, LLC	Collateral:	Fee
Borrower:	HP Plaza SPV, LLC	Location:	Spring, TX
Original Balance(1):	$69,000,000	Year Built / Renovated:	2018 / NAP
Cut-off Date Balance(1):	$69,000,000	Property Management:	Self-Managed
% by Initial UPB:	9.9%	Size:	378,402 SF
Interest Rate:	7.01000%	Appraised Value / Per SF:	$155,000,000 / $410
Note Date:	May 14, 2026	Appraisal Date:	January 6, 2026
Original Term:	60 months	Occupancy:	100.0% (as of July 6, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	97.0%
Original Amortization:	NAP	Underwritten NOI:	$9,432,677
Interest Only Period:	60 months	Underwritten NCF:	$9,356,997
First Payment Date:	July 6, 2026
Maturity Date:	June 6, 2031	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	$9,647,386 (TTM April 30, 2026)
Additional Debt Balance(1):	$18,000,000	2025 NOI:	$10,073,720
Call Protection:	L(11),YM1(42),O(7)	2024 NOI:	$10,766,483
Lockbox / Cash Management:	Hard / Springing	2023 NOI:	$10,553,632

Reserves(2)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$230
Taxes:	$1,172,852	$234,570	NAP	Maturity Date Loan / SF:	$230
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	56.1%
Replacement Reserves:	$0	$6,307	$151,361	Maturity Date LTV:	56.1%
Lease Termination Rollover Reserve:	$0	Springing	NAP	UW NOI DY:	10.8%
				UW NCF DSCR:	1.51x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$87,000,000	90.0%	Loan Payoff	$94,690,647	97.9%
Principal Equity Contribution	9,673,492	10.0	Upfront Reserves	1,172,852	1.2
			Closing Costs	809,993	0.8
Total Sources	$96,673,492	100.0%	Total Uses	$96,673,492	100.0%
(1)	The HP Plaza Mortgage Loan (as defined below) is part of the HP Plaza Whole Loan (as defined below), which is comprised of 4 pari passu promissory notes with an aggregate original principal balance of $87,000,000. The Financial Information in the chart above is based on the HP Plaza Whole Loan. See “—The Loan” below.
(2)	See “—Initial and Ongoing Reserves” below for further discussion of reserve information.

The Loan. The second largest mortgage loan (the “HP Plaza Mortgage Loan”) is part of a whole loan (the “HP Plaza Whole Loan”) secured by the borrower’s fee simple interest in a 378,402 square foot office building leased to HP, Inc. (the “HP Tenant”) located in Spring, Texas (the "HP Plaza Property"). The HP Plaza Whole Loan is evidenced by 4 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $87,000,000. The HP Plaza Mortgage Loan is evidenced by the controlling note A-1 and the non-controlling note A-2, which have an aggregate outstanding principal balance as of the Cut-off Date of $69,000,000. The HP Plaza Whole Loan was originated on May 14, 2026 by Goldman Sachs Bank USA (“GSBI”). The HP Plaza Whole Loan has a five-year interest only term and accrues interest a rate of 7.01000% per annum on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Office – Suburban 10300 and 10400 Energy Drive Spring, TX 77389	Collateral Asset Summary – Loan No. 2 HP Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 56.1% 1.51x 10.8%

The table below identifies the promissory notes that comprise the HP Plaza Whole Loan. The HP Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2026-V23 securitization trust. The relationship between the holders of the HP Plaza Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$49,000,000	$49,000,000	Benchmark 2026-V23	Yes
A-2	$20,000,000	$20,000,000	Benchmark 2026-V23	No
A-3	$10,000,000	$10,000,000	BMO 2026-5C16(1)	No
A-4(2)	$8,000,000	$8,000,000	GSBI	No
Total	$87,000,000	$87,000,000
(1)	The BMO 2026-5C16 transaction is expected to close on August 26, 2026.
(2)	Expected to be contributed to one or more future securitization transactions.

The Property. The HP Plaza Property is comprised of two office buildings, totaling 378,402 SF of rentable area, located in Spring, Texas. The HP Plaza Property was constructed in 2018. The HP Plaza Property is situated on 11.79 acres. Building I (10300 Energy Drive) consists of four stories and 233,516 square feet of rentable area, while Building II (10400 Energy Drive) consists of five stories and 144,886 square feet of rentable area. The HP Plaza Property also includes a six-story, 580,920 square foot structured parking garage, which is not part of the collateral, with an above average parking ratio of 6.00 per 1,000 square feet. As of July 6, 2026, the HP Plaza Property was 100.0% occupied.

Sole Tenant. The sole tenant at the HP Plaza Property is HP, Inc. (Moody’s / S&P / Fitch; Baa2/BBB/BBB+). HP, Inc. is a global technology leader that provides personal computing, printing, 3D printing, hybrid work, gaming, and other related technologies in the United States and internationally. Operating in more than 170 countries, HP, Inc. generated $55.3 billion in net revenue in fiscal year 2025, up 3.2% from the prior-year period. HP, Inc. employs approximately 55,000 employees worldwide. The tenant has renewal options to extend its lease for up to 20 years (in five- or 10-year increments) and has no termination options.

The tenant executed an early renewal in October 2025 which extends its original lease expiration from 2033 to 2040. The 6-year and 8-month extension includes 24 months of free rent owed to tenant between 2034 and 2039. The base rent abatements occur during six, four-month periods between August 1 through November 30 in the years 2034, 2035, 2036, 2037, 2038, and 2039 (collectively, the “Abatement Periods”). During each Abatement Period, the tenant is not required to pay base rent; however, all other lease obligations remain in effect, including the tenant’s responsibility for its share of operating expenses and any other charges under the lease.

The following table presents certain information relating to the sole tenant at the HP Plaza Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s / S&P / Fitch)(2)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Lease Expiration	Renewal Option (Y/N)	Termination Option (Y/N)
HP, Inc.	Baa2/BBB/BBB+	378,402	100.0%	$9,842,236	$26.01	100.0%	7/31/2040	2 x 10 yr or 4 x 5 yr	No
Total Occupied		378,402	100.0%	$9,842,236	$26.01	100.0%
Vacant		0	0.0%
Total		378,402	100.0%
(1)	Based on the underwritten rent roll dated July 6, 2026.
(2)	Certain ratings are those of the parent company or government entity, whether or not the parent company or government entity guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Office – Suburban 10300 and 10400 Energy Drive Spring, TX 77389	Collateral Asset Summary – Loan No. 2 HP Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 56.1% 1.51x 10.8%

The following table presents certain information relating to the lease rollover schedule at the HP Plaza Property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
MTM & 2026	0	0.0%	0.0%	$0	0.0%	$00.00	0
2027	0	0.0%	0.0%	$0	0.0%	$00.00	0
2028	0	0.0%	0.0%	$0	0.0%	$00.00	0
2029	0	0.0%	0.0%	$0	0.0%	$00.00	0
2030	0	0.0%	0.0%	$0	0.0%	$00.00	0
2031	0	0.0%	0.0%	$0	0.0%	$00.00	0
2032	0	0.0%	0.0%	$0	0.0%	$00.00	0
2033	0	0.0%	0.0%	$0	0.0%	$00.00	0
2034	0	0.0%	0.0%	$0	0.0%	$00.00	0
2035	0	0.0%	0.0%	$0	0.0%	$00.00	0
2036 & Thereafter	378,402	100.0%	100.0%	$9,842,236	100.0%	$26.01	1
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	378,402	100.0%		$9,842,236	100.0%	$26.01	1
(1)	Based on the underwritten rent roll as of July 6, 2026.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the HP Plaza Property:

Cash Flow Analysis(1)
	2023	2024	2025	TTM(2)	UW	UW PSF
Base Rent	$10,553,632	$10,766,483	$10,075,584	$9,649,250	$9,842,236	$26.01
Commercial Reimbursement Revenue	4,356,134	4,126,846	4,334,865	4,252,750	3,911,676	$10.34
Gross Potential Rent	$14,909,766	$14,893,329	$14,410,449	$13,902,000	$13,753,912	$36.35
(Vacancy Loss)	0	0	0	0	(409,559)	($1.08)
Effective Gross Income	$14,909,766	$14,893,329	$14,410,449	$13,902,000	$13,344,353	$35.27

Real Estate Taxes	$4,125,736	$3,925,546	$4,149,993	$4,059,197	$3,446,224	$9.11
Insurance	230,398	201,300	186,737	195,417	198,565	$0.52
Management Fee	0	0	0	0	266,887	$0.71
Total Expenses	$4,356,134	$4,126,846	$4,336,730	$4,254,614	$3,911,676	$10.34

Net Operating Income	$10,553,632	$10,766,483	$10,073,720	$9,647,386	$9,432,677	$24.93
Replacement Reserves	0	0	0	0	75,680	$0.20
Net Cash Flow	$10,553,632	$10,766,483	$10,073,720	$9,647,386	$9,356,997	$24.73

Occupancy %	100.0%	100.0%	100.0%	100.0%	97.0%
NCF DSCR(3)	1.71x	1.74x	1.63x	1.56x	1.51x
NOI Debt Yield(3)	12.1%	12.4%	11.6%	11.1%	10.8%
(1)	Based on the underwritten rent roll dated July 6, 2026.
(2)	TTM is as of April 30, 2026.
(3)	Based on the HP Plaza Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Office – Suburban 10300 and 10400 Energy Drive Spring, TX 77389	Collateral Asset Summary – Loan No. 2 HP Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 56.1% 1.51x 10.8%

Appraisal. According to the appraisal, the HP Plaza Property had an “as-is” appraised value of $155,000,000, as of January 6, 2026.

HP Plaza Appraised Value(1)
Property	Value	Capitalization Rate
HP Plaza	$155,000,000	6.25%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment report dated November 13, 2025, there was no evidence of any recognized environmental conditions at the HP Plaza Property.

The Market. The HP Plaza Property is located at 10300 and 10400 Energy Drive in Spring, Texas, within Harris County. Primary access to the HP Plaza Property is provided by Interstate 45, a major Interstate Highway located entirely within Texas. It connects the cities of Dallas and Houston, continuing southeast from Houston to Galveston over the Galveston Causeway to the Gulf of Mexico. The commute to the Houston Central Business District is about thirty-five minutes and the drive to George Bush Intercontinental Airport is about twenty minutes. Spring benefits from proximity to Houston’s strong and diversified economy, while also developing its own economic base. The local economy is driven by a combination of energy, health care, logistics, and education sectors. Major employers include NASA Johnson Space Center, University of Texas Medical Branch, ExxonMobil Corp., Shell Oil Co. and Chevron Corp.

According to the appraisal, the HP Plaza Property is located within the Houston market and The Woodlands submarkets. As of the third quarter of 2025, the Houston market vacancy rate was 19.8%, while The Woodlands submarket exhibited a lower vacancy rate of 11.9%. Average office rents within the Houston market averaged $21.51 per SF, and office rents within The Woodlands submarket averaged $25.61 per SF. The Woodlands submarket is considered an upper-tier submarket as compared to the other submarkets in the overall Houston market, as the average rental rates in The Woodlands submarket are higher than the overall Houston market.

The table below presents certain information relating to office leases comparable to those at the HP Plaza Property identified by the appraisal:

Comparable Office Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Rent PSF
HP Plaza(2) Spring, TX	2018 / NAP	378,402	HP, Inc.	378,402	Sep-18	21.9	$26.01
Office Building The Woodlands, TX	2014 / NAP	90,260	Kiewit	7,280	Sep-25	2.0	$24.50
One Hughes Landing Spring, TX	2013 / NAP	197,719	Confidential	5,284	May-25	5.0	$32.00
10000 Energy Drive Spring, TX	2015 / NAP	558,055	Quanta Services, LLC	29,329	Nov-24	10.5	$25.00
24 Waterway Spring, TX	2008 / NAP	308,000	Confidential	2,780	Aug-24	5.3	$29.00
CityPlace1 Spring, TX	2019 / NAP	149,500	Murex Petroleum	8,394	Jul-24	5.4	$29.50
(1)	Source: Appraisal, unless indicated otherwise.
(2)	Based on underwritten rent roll as of July 6, 2026.

The Borrower and the Borrower Sponsors. The borrower is HP Plaza SPV, LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the HP Plaza Whole Loan.

The borrower is 100% indirectly owned by GSS Ultimate Holdings (Northridge) III, Inc., which in turn is owned by Bernard Angelo, Kevin Burns and Frank Bilotta, who are principals of a corporate services company that sets up and administers special purpose vehicles for securitizations and Shari’ah compliant financings. The borrower was formed in connection with structuring the HP Plaza Whole Loan as a Shari’ah compliant mortgage loan. In order to facilitate a Shari’ah compliant structure, the borrower has master leased (the “HP Plaza Master Lease”) the HP Plaza Property to HP Plaza Master Tenant, LLC (the “HP Plaza Master Tenant”). The HP Plaza Master Tenant is 100% directly owned by HP Plaza JV, LP, an entity in which the general partnership interest and, indirectly, 2.0% of the equity interest is owned by HP Plaza Advisor, LLC (the “HP Plaza JV”), an entity which is 50% indirectly owned by KAMCO Investment Company, K.S.C.P. (“KAMCO”) and 50% indirectly owned by Northridge Capital, LLC. Northridge HP Plaza Manager, LLC, which is 100% owned by Northridge Capital, LLC, is the managing member of the HP Plaza JV. The borrower sponsors are Northridge Capital, LLC and NCA Holdings, LLC. The non-recourse carve-out guarantors are Northridge Capital, LLC and NCA Holdings, LLC (the 100% owner of Northridge Capital, LLC). Under certain circumstances a KAMCO affiliate has the right to buy out the interest of Northridge Capital, LLC and its affiliates in the HP Plaza JV and take control of the HP Plaza JV. Such a transfer is permitted under the HP Plaza Whole Loan documents provided that upon such transfer KAMCO acts as or controls the replacement guarantor, controls the HP Plaza JV and owns at least a 0.5% direct or indirect equity interest in the HP Plaza Master Tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Office – Suburban 10300 and 10400 Energy Drive Spring, TX 77389	Collateral Asset Summary – Loan No. 2 HP Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 56.1% 1.51x 10.8%

Founded in 1997 in Washington DC, Northridge Capital, LLC is an independent, private investment advisor and asset manager that provides personalized service for its clients through a bifurcated “barbell” approach with a focus on income and development. Since its founding, Northridge Capital, LLC has invested in a total of 62 assets including legacy and new investments. Northridge Capital, LLC has expanded its activities to include operating as an independent, third-party investment advisor and asset manager on behalf of many American and Middle Eastern investors. The company has historically had a national geographic footprint with a focus on Washington, DC and the Southeast.

KAMCO is a publicly owned investment manager that provides wealth management, forward trading, access to initial public offerings, and advisory services to its clients. KAMCO is a regional non-banking financial institution headquartered in Kuwait with offices in key regional financial markets. Established in 1998 and listed on the Boursa Kuwait in 2003, KAMCO currently operates as an independently managed subsidiary of KIPCO Group. KAMCO established a United States real estate platform, focusing on a strategy targeting fully occupied properties leased on long-term contracts to reputable tenants. After the initial acquisition, KAMCO’s United States real estate portfolio grew to be comprised of office buildings located across gateway and secondary markets. KAMCO’s total assets under management have a combined value of $16.5 billion.

Property Management. The HP Plaza Property is currently self-managed.

Initial and Ongoing Reserves. At origination, the borrower deposited approximately $1,172,852 into a tax reserve.

Tax Escrows – On each payment date, the borrower is required to deposit into a real estate tax reserve an amount equal to 1/12th of the amount that the lender reasonably estimates will be necessary to pay real estate taxes over the next 12-month period, initially estimated to be approximately $234,570; provided, that the borrower is not required to make deposits with respect to taxes that are the sole obligation of the HP Tenant and which taxes are paid directly to the related taxing authority, so long as, (w) no event of default has occurred and is continuing, (x) the borrower provides proof of payment by the HP Tenant (or the borrower) directly to the taxing authority on or before the delinquency date of such taxes, (y) the HP Tenant’s lease is in full force and effect and not subject to any default beyond a cure period, and (z) no material adverse change has occurred with respect to the HP Tenant’s ability to timely pay the taxes.

Insurance Escrows – On each payment date, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, the borrower is not required to make deposits into such reserve so long as (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower are part of a blanket policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and paid receipts for the payment of the insurance premiums at least 10 days prior to the expiration dates of said policies. At origination of the HP Plaza Whole Loan, an acceptable blanket policy was in place.

Replacement Reserve – On each payment date, the borrower is required to deposit approximately $6,307 into a replacement reserve account for replacements and repairs required to be made to the HP Plaza Property during the calendar year, subject to a cap of approximately $151,361.

Lease Termination Rollover Reserve – In the event that the borrower receives a fee, payment or other compensation from any tenant relating to or in exchange for the termination of such tenant’s lease (a “Lease Termination Fee”), the borrower is required to deposit such Lease Termination Fee with the lender, to be utilized for tenant improvements and leasing commissions that may be incurred with respect to the space relating to such Lease Termination Fee.

Lockbox and Cash Management. The HP Plaza Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct the HP Plaza Master Tenant to pay rents directly into the lockbox account, and to deposit and cause the HP Plaza Master Tenant to deposit any rents from the HP Plaza Property otherwise received into such lockbox account within two business days of receipt. In addition, upon the first occurrence of a Cash Sweep Event Period (as defined below), the lender is required to establish, and the borrower is required to cooperate, and cause the HP Plaza Master Tenant to cooperate, with the cash management bank to establish, a lender-controlled cash management account. During a Cash Sweep Event Period, at the lender’s option, all funds in the lockbox account are required to be transferred to the cash management account and, provided no event of default is continuing under the HP Plaza Whole Loan documents, all funds on deposit in the cash management account on each monthly payment date are required to be applied in the following order of priority: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Initial and Ongoing Reserves,” (ii) to pay any interest accruing at the default rate and late payment changes, if any, (iii) to pay debt service on the HP Plaza Whole Loan, (iv) to pay the any monthly servicing administration fee pursuant to the HP Plaza Whole Loan documents, (v) to pay operating expenses set forth in the lender approved (or deemed approved) annual budget, (vi) to make the monthly deposits into the replacement reserve, if any, as described above under “Initial and Ongoing Reserves,” (vii) to pay other amounts due and owed to the lender, servicer and/or cash management bank, if any, (viii) to pay lender approved extraordinary expenses, (ix) if a Major Tenant Cash Sweep Event Period (as defined below) then exists, to deposit any remainder (the “Excess Cash Flow”) into the major tenant reserve subaccount, and (x) all Excess Cash Flow remaining, into a subaccount of the cash management account to be held as additional collateral for the HP Plaza Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Office – Suburban 10300 and 10400 Energy Drive Spring, TX 77389	Collateral Asset Summary – Loan No. 2 HP Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 56.1% 1.51x 10.8%

A “Cash Sweep Event Period” means a period: (A) commencing upon the earliest, whether or not any Cash Sweep Event Period has previously occurred and ended, of: (i) the continuance of an event of default under the HP Plaza Whole Loan, (ii) the debt service coverage ratio of the HP Plaza Whole Loan falling below 1.30x for two consecutive calendar quarters, provided, that (y) if the borrower has previously deposited amounts to cure a related Cash Sweep Event Period (i.e., either cash or a letter of credit in an amount which, if applied to the outstanding principal balance of the HP Plaza Whole Loan, would result in a debt service coverage ratio of not less than 1.30x), a potential Cash Sweep Event Period will not occur under this clause (ii) for the current calendar quarter for which the cure occurred, and (z) at the end of such calendar quarter, if the debt service coverage ratio of the HP Plaza Whole Loan continues to fall below 1.30x for two consecutive calendar quarters, then the borrower may deposit an additional amount to cure the Cash Sweep Event Period, (iii) a Major Tenant Cash Sweep Event Period, or (iv) the date that is three months immediately preceding the maturity date of the HP Plaza Whole Loan, and (B) expiring upon: (i) with regard to any Cash Sweep Event Period under clause (A)(i) above, the cure (if applicable) of such event of default, (ii) with regard to any Cash Sweep Event Period under clause (A)(ii) above, either (x) the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters or (y) the borrower has provided collateral to the lender in the form of either cash or a letter of credit in an amount which, if applied to the outstanding principal balance of the HP Plaza Whole Loan, would result in a debt service coverage ratio of not less than 1.30x, (iii) with regard to any Cash Sweep Event Period under clause (A)(iii) above, the Major Tenant Cash Sweep Event Period ceasing to exist, and (iv) with regard to any Cash Sweep Event Period under clause (A)(iv) above, the payment of the outstanding HP Plaza Whole Loan balance in full.

A “Major Tenant Cash Sweep Event Period” means a period: (A) commencing upon the earliest, whether or not any Major Tenant Cash Sweep Event Period has previously occurred and ended, of: (i) any Major Tenant (as defined below) terminates its Major Lease (as defined below) or discontinues its operation or vacates more than 30% of its space (unless the Major Lease has been replaced, released or subleased and all tenant improvements, leasing commissions, free rent and other costs related to such extension or replacement have been reserved with the lender to the extent due and payable to such replacement tenants under the replacement leases, (ii) the bankruptcy or similar insolvency of any Major Tenant, or (iii) any Major Tenant which is rated at least “BBB” by Standard & Poor’s or an equivalent rating from another nationally-recognized statistical rating agency which rates such entity as of the origination date of the HP Plaza Whole Loan or as of the date of execution of any replacement Major Lease failing to maintain a long-term unsecured debt rating of at least “BBB” by Standard & Poor’s or an equivalent rating from another nationally-recognized statistical rating agency which rates such entity; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to it (which will include, without limitation, an estoppel certificate from the applicable Major Tenant) of: (a)(1) as to any Major Tenant Cash Sweep Event Period under clause (A)(i) above, the applicable Major Tenant being in actual physical possession of its space, is open for business in at least 70% of its space and is paying rent in accordance with its Major Lease, (2) as to any Major Tenant Cash Sweep Event Period under clause (A)(ii) above, the applicable Major Tenant or its lease guarantor being no longer insolvent or subject to bankruptcy or insolvency proceedings and having affirmed its lease as determined by a court of competent jurisdiction and is paying rent in accordance with its Major Lease, and/or (3) as to any Major Tenant Cash Sweep Event Period under clause (A)(iii) above, the applicable Major Tenant achieving a long-term unsecured debt rating of at least the rating specified in such clause, or (b) the borrower re-leasing at least 70% of the applicable Major Tenant space in accordance with the HP Plaza Whole Loan documents, the applicable tenant being in actual, physical occupancy of its space, and open for business, and paying the full amount of its rent.

“Major Tenant” means the HP Tenant and any future person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under a Major Lease affecting all or any part of the HP Plaza Property.

“Major Lease” means (i) the existing HP Tenant lease, (ii) any future lease which, individually or when aggregated with all other leases with the same or an affiliated tenant, demises 100,000 square feet or more of the HP Plaza Property’s gross leasable area, (iii) any lease which contains any option, offer, right of first refusal or similar entitlement to acquire all or any portion of the HP Plaza Property, (iv) any lease entered into during an event of default, (v) any lease with a borrower affiliate, or (vi) any instrument guaranteeing or providing credit support for any lease meeting the requirements of clauses (i) through (v) above.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

Purchase Options and Rights of First Refusal. In conjunction with the Shari’ah compliant structure of the HP Plaza Whole Loan, pursuant to various agreements between the borrower and the HP Plaza Master Tenant (the “Purchase Option Agreements”), the borrower has granted the HP Plaza Master Tenant the option to purchase the HP Plaza Property on and after the monthly rent payment date in June 2027, upon written notice and payment of the unpaid acquisition cost ($87,000,000), all unpaid rent due and other amounts then payable under the master lease, and a yield maintenance premium, if then applicable. In addition, under the Purchase Option Agreements, the HP Plaza Master Tenant has granted the borrower the option to require the HP Plaza Master Tenant to purchase the HP Plaza Property, upon written notice of an event of default under the HP Plaza Master Lease, in each case for an amount equal to the unpaid acquisition cost ($87,000,000), all unpaid rent due and other amounts then payable under the master lease, and a yield maintenance premium, if then applicable. The HP Plaza Master Tenant also has a purchase option to purchase the HP Plaza Property,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Office – Suburban 10300 and 10400 Energy Drive Spring, TX 77389	Collateral Asset Summary – Loan No. 2 HP Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,000,000 56.1% 1.51x 10.8%

and the borrower has an option to require the HP Plaza Master Tenant to purchase the HP Plaza Property, if the HP Plaza Property is damaged or destroyed in a casualty or taken in a condemnation to such a degree that it is completely unusable, generally for consideration equal to the foregoing price, but excluding the yield maintenance premium.

In addition, HP Tenant has a right of first offer to purchase the HP Plaza Property or any portion thereof. Such right does not apply to a foreclosure or deed-in-lieu thereof or to any person or entity taking title by foreclosure or a deed-in-lieu thereof.

Tax Limitation Agreement and Escrow Agreement. The HP Plaza Property benefits from a tax incentive established under a Tax Limitation Agreement (“TLA”) and related Escrow Agreement (“EA”), pursuant to which the obligor (Springwoods Realty, Inc.) makes annual payments to the borrower as beneficiary. These payments are funded through two escrow accounts (“Escrow A” and “Escrow B”) maintained by an independent escrow trustee at Bank of America. As of December 31, 2025, Escrow A and Escrow B held balances of approximately $897,000 and $1.56 million, respectively, providing a combined balance of approximately $2.46 million, or roughly 11.5 years of coverage based on the 2025 TLA payment obligation of $213,192. The escrow structure includes replenishment and default protections including that if Escrow A is depleted, Escrow B serves as a backstop, and the obligor is required to replenish Escrow A with an amount equal to the projected TLA payments for the subsequent five-year period. Failure to replenish escrow funds or cure a TLA default triggers the release of all remaining escrowed funds to the beneficiary.

The TLA is expected to remain in effect through 2036, subject to certain limited early termination events, and all obligations survive until full payment of amounts due under the TLA. The borrower has the right to assign its interests under the TLA and EA to future owners and lenders without obligor consent. The borrower has collaterally assigned its rights under the TLA and EA to the lender such that the lender succeeds to the borrower’s rights to the tax incentive payments and associated escrow protections in the event of a foreclosure or deed-in-lieu of foreclosure.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 3 Old Edwards Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 48.7% 2.35x 19.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 3 Old Edwards Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 48.7% 2.35x 19.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 3 Old Edwards Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 48.7% 2.35x 19.7%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type – Subtype(5):	Various – Various
Borrower Sponsor(s):	James B. Whitley	Collateral:	Fee
Borrower(s)(1):	Various	Location(5):	Various, Various
Original Balance(2):	$50,000,000	Year Built / Renovated(5):	Various / Various
Cut-off Date Balance(2):	$50,000,000	Property Management:	Old Edwards Hospitality Group, LLC
% by Initial UPB:	7.2%	Size(6):	229 Rooms
Interest Rate:	7.08900%	Appraised Value / Per Room:	$277,000,000 / $1,209,607
Note Date:	August 7, 2026	Appraisal Date:	May 27, 2026
Original Term(3):	61 months	Occupancy(6):	75.0% (as of May 31, 2026)
Amortization:	Interest Only	UW Economic Occupancy(6):	75.0%
Original Amortization:	NAP	Underwritten NOI:	$26,647,489
Interest Only Period(3):	61 months	Underwritten NCF:	$22,814,721
First Payment Date(3):	September 6, 2026
Maturity Date:	September 6, 2031	Historical NOI
Additional Debt Type(2):	Pari Passu	Most Recent NOI:	$26,395,773 (TTM May 31, 2026)
Additional Debt Balance(2):	$85,000,000	2025 NOI:	$22,745,736
Call Protection(3)(4):	L(24),D(33),O(4)	2024 NOI(7):	NAV
Lockbox / Cash Management:	Springing / Springing	2023 NOI(7):	NAV

Reserves(8)				Financial Information(2)
	Initial	Monthly	Cap	Cut-off Date Loan / Room:	$589,520
Taxes:	$459,258	$57,407	NAP	Maturity Date Loan / Room:	$589,520
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	48.7%
FF&E Reserves:	$0	4% of Gross Revenue	NAP	Maturity Date LTV:	48.7%
Custodial Funds and Hotel Tax Reserve:	$0	Springing	NAP	UW NOI DY:	19.7%
Refundable Advance Payments Reserve:	$0	Springing	NAP	UW NCF DSCR:	2.35x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$135,000,000	97.7%	Loan Payoff	$135,326,912	98.0%
Principal Equity Contribution	3,124,808	2.3	Closing Costs	2,338,638	1.7
			Upfront Reserves	459,258	0.3
Total Sources	$138,124,808	100.0%	Total Uses	$138,124,808	100.0%
(1)	The borrowers are Old Edwards Inn and Spa, LLC, Old Edwards Club Properties, LLC, Keowee River Club, LLC, KRC Golf Group, LLC and Southern Mill C2, LLC. See “The Borrowers and the Borrower Sponsor” below.
(2)	The Old Edwards Portfolio Mortgage Loan (as defined below) is part of the Old Edwards Portfolio Whole Loan (as defined below) evidenced by five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $135,000,000. Financial Information presented in the chart above is based on the Old Edwards Portfolio Whole Loan. See “—The Loan” below.
(3)	The first payment date of the Old Edwards Portfolio Whole Loan under the Old Edwards Portfolio Whole Loan documents is October 6, 2026. On the closing date for the Benchmark 2026-V23 securitization, GACC will contribute an initial interest deposit amount to the issuing entity to cover one month’s interest that would have accrued with respect to the Old Edwards Portfolio Whole Loan at the related net mortgage rate, and each of Original Term, Interest Only Period, First Payment Date and Call Protection reflects the foregoing.
(4)	Defeasance of the Old Edwards Portfolio Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Old Edwards Portfolio Whole Loan to be securitized and (b) August 7, 2029. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the Benchmark 2026-V23 securitization in August 2026. The actual lockout period may be longer.
(5)	See “Portfolio Summary” below.
(6)	Based on hospitality portion of the Old Edwards Portfolio.
(7)	The 2023 NOI and 2024 NOI are unavailable due to the acquisition of the Old Edwards Portfolio Properties (as defined below) by the borrower sponsor between 2023 and 2024.
(8)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.

The Loan. The third largest mortgage loan (the “Old Edwards Portfolio Mortgage Loan”) is part of a whole loan (the “Old Edwards Portfolio Whole Loan”) which is comprised of five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $135,000,000. The Old Edwards Portfolio Whole Loan is secured by the borrowers’ fee interests in a portfolio of seven hospitality and recreation properties located in North Carolina, Georgia, and South Carolina (each individually, an “Old Edwards Portfolio Property” and collectively, the “Old Edwards Portfolio Properties”). The Old Edwards Portfolio Whole Loan accrues interest at a rate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 3 Old Edwards Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 48.7% 2.35x 19.7%

of 7.08900% per annum on an Actual/360 basis. The Old Edwards Portfolio Whole Loan has a 5-year term and is interest-only for the entire term. The Old Edwards Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2 contributed by German American Capital Corporation (“GACC”) with an original principal balance of $50,000,000.

The relationship between the holders of the Old Edwards Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The controlling Note A-1 is held by GACC and is expected to be contributed to one or more future securitizations. The Old Edwards Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2026-V23 securitization until the controlling Note A-1 is contributed to a securitization, at which point it will be serviced pursuant to the pooling and servicing agreement for the securitization to which Note A-1 is contributed. See “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Old Edwards Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$60,000,000	$60,000,000	GACC	Yes
A-2	$50,000,000	$50,000,000	Benchmark 2026-V23	No
A-3(1)	$10,000,000	$10,000,000	GACC	No
A-4(1)	$10,000,000	$10,000,000	GACC	No
A-5(1)	$5,000,000	$5,000,000	GACC	No
Total	$135,000,000	$135,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Properties. The Old Edwards Portfolio is a seven-property hospitality and recreation portfolio consisting of four full-service luxury boutique hotels totaling 229 keys, including an offsite event venue and three championship golf courses, located across the Highlands–Cashiers plateau of western North Carolina, the Lake Keowee corridor of upstate South Carolina, and Athens, Georgia. Overall, this integrated ecosystem of hotels, golf clubs, and residential/community offerings creates significant operational and guest experience synergies, driving cross-utilization, and diversified revenue streams.

The Old Edwards Portfolio (excluding Rivet House) was purchased by the borrower sponsor between 2023 and 2024 for approximately $229.5 million. The borrower sponsor purchased the Rivet House in 2021 for $1.4 million and commenced an approximately $28.0 million renovation converting the property from a historic textile mill to a 50-room boutique hotel. The borrower sponsor’s total cost basis in the Old Edwards Portfolio is $273.4 million, resulting in an approximately 49.4% loan to cost ratio.

The Old Edwards Portfolio is anchored by the Old Edwards Inn, a Relais & Châteaux–affiliated, 84-key luxury resort located on Main Street in downtown Highlands, North Carolina. Highlands is a mountain town in western North Carolina, located at over 4,000 feet in elevation. Founded in 1875, it’s known for its cool climate, natural surroundings, and small-town character. Surrounded by the Nantahala National Forest, it offers a mix of outdoor based activities and upscale amenities.

The additional Old Edwards Portfolio Property hotel collateral consists of Half Mile Farm, a 26-key, adults-only boutique inn, located approximately five minutes from downtown Highlands; 200 Main, a 69-key mountain-chic boutique hotel located on Main Street in downtown Highlands; and Rivet House, a 50-key boutique hotel, delivered in June 2024, located in the Southern Mill district of Athens, Georgia.

The Old Edwards Portfolio Property golf collateral consists of the Old Edwards Club, a Tom Jackson–designed 18-hole championship course located in Cashiers, North Carolina; GlenCove Club, a Beau Welling–designed 12-hole par-3 short course located in Cashiers, North Carolina; and Old Edwards Reserve at Lake Keowee, a Jack Nicklaus Signature 18-hole championship course located in Sunset, South Carolina.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 3 Old Edwards Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 48.7% 2.35x 19.7%

The following table presents certain information relating to the Old Edwards Portfolio Properties:

Portfolio Summary
Property	City, State(1)	General Property Type(1)	Hospitality Subtype(1)	Year Built / Renovated(1)	Rooms(2)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	% of ALA	UW NOI(2)	% of UW NOI(2)
Old Edwards Inn	Highlands, NC	Hospitality	Full Service	1878 / 2024	84	$79,183,550	58.7%	$12,502,872	46.9%
Old Edwards Reserve at Lake Keowee	Sunset, SC	Other	Golf Course	2000 / 2026	NAP	$19,958,400	14.8%	5,232,227	19.6%
Old Edwards Club	Cashiers, NC	Other	Golf Course	1999 / 2023	NAP	$12,359,550	9.2%	4,496,076	16.9%
200 Main	Highlands, NC	Hospitality	Full Service	1984 / 2024	69	$11,715,000	8.7%	1,997,000	7.5%
Rivet House	Athens, GA	Hospitality	Full Service	2024 / NAP	50	$9,100,000	6.7%	1,547,245	5.8%
Half Mile Farm	Highlands, NC	Hospitality	Full Service	1880 / 2017	26	$1,787,500	1.3%	453,876	1.7%
GlenCove Club	Cashiers, NC	Other	Golf Course	1940 / NAP	NAP	$896,000	0.7%	418,192	1.6%
Total					229	$135,000,000	100.0%	$26,647,489	100.0%
(1)	Source – Appraisal.
(2)	Rooms, UW NOI and % of UW NOI are based on the on the underwritten cash flow file.

Old Edwards Inn – The Old Edwards Inn property (the “Old Edwards Inn Property”) is an 84-key luxury boutique hotel and the flagship property of the Old Edwards Portfolio which originally opened in 1878. The Old Edwards Inn Property is located at 445 Main Street in downtown Highlands, North Carolina, on an approximately 11.6-acre site spanning several blocks of the downtown core. The Old Edwards Inn Property is a member of the Relais & Châteaux global hospitality affiliation. The Relais & Châteaux designation is awarded to only about 580 independently operated luxury properties worldwide. It attracts affluent, discerning travelers who seek unique experiences and are willing to pay premium rates. Membership also provides global marketing reach, inclusion in the association's guides and platforms, and enhanced credibility that differentiates the hotel in a competitive luxury market.

The Old Edwards Inn Property features two heated swimming mineral pools, a two-story fitness center as well access to the private golf courses at both Old Edwards Club and GlenCove Club. In addition to fitness and golf, a 30,000 SF European style spa is located directly off of the main historic building. The spa utilizes product lines including Biologique Recherche, Valmont, Sothys, Dazzle Dry, and Zents Treatments and includes various skin and massage offerings. The amenities located in the spa include: whirlpools, spa café with food and beverages, two Serenity Solariums, steams rooms, nail salon, sauna, 14-head Swiss shower, and fireside lounge.

Old Edwards Reserve at Lake Keowee – Old Edwards Reserve at Lake Keowee (the “Old Edwards Reserve Property”) is a championship golf and recreation property located at 931 Reserve Boulevard in Sunset, South Carolina, located on approximately 1,992 acres within the broader Reserve at Lake Keowee community, a private gated residential development spanning approximately 3,900 acres along Lake Keowee in the foothills of the Blue Ridge Mountains. The Old Edwards Reserve Property is anchored by a Jack Nicklaus Signature 18-hole championship course. The Old Edwards Reserve Property also includes a marina on Lake Keowee which offers shoreline protected and lake levels maintained by Duke Energy, preserving both recreation and long-term value. The marina is leased to a borrower affiliate. The collateral includes a 6-key guesthouse. Each room is offered individually on a per-night basis. Additionally, 24 homes in the Reserve at Lake Keowee community (non-collateral) participate in a rental pool that the borrower manages and charges fees for administering. The borrower sponsor expects that the rental pool will increase as additional homes are built. All homeowners in The Reserve are required to be members of the club. If a homeowner does not pay their club dues, the borrower has the ability to fine them and place a lien on their home if they are 60 days past due. The borrower reports that historical collections are nearly 100%. The borrower sponsor expects the residential community to expand with over 25 new homes built per year through 2031.

On-site amenities include the approximately 11,000 SF Orchard House clubhouse, a golf maintenance facility of approximately 12,000 SF, a tennis facility, a pool facility with an outdoor bar and indoor kitchen, a guest house, a sales office, a market building, pickleball courts, a fitness facility, a marina, a par-3 short course (developed in 2026 for a cost of $9.0mm) and activity center. Additionally, the Old Edwards Reserve Property includes a 200 slip marina with electricity, fuel, and ice. The marina’s annual rate per slip was $2,800 in 2025 and increased to $3,200 per year in 2026. Per the borrower sponsor, there is an approximately 5-year waitlist for a slip.

Old Edwards Club – The Old Edwards Club (the “Old Edwards Club Property”) is located within the Highlands Cove neighborhood which features 287 homes (non-collateral). Homeowners are not required to be members of the Old Edwards Club Property, however, per the Old Edwards Club Property club manager, as of June 2026, currently 100% of homeowners are members and historical membership percentage over the past 10 years has been 99%. Current initiation dues are $150,000 (non-refundable) and the required ongoing annual dues are $15,500.

In any given year, only four members are permitted to resign. If a fifth member wants to resign, it is only permitted to do so if there is a replacement member via a “one in, one out” arrangement. The Old Edwards Club Property transitioned to a full non-refundable model on January 1, 2025. When a “legacy” member resigns that predates this change, they receive a partial refund of their membership dues. The average refund balance per member at The Old Edwards Club Property is $40,000 per member, but will eventually phase out completely.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 3 Old Edwards Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 48.7% 2.35x 19.7%

200 Main – 200 Main (the “200 Main Property”) is a 69-key boutique hotel located at 200 Main Street in downtown Highlands, North Carolina, on an approximately 3-acre site. The 200 Main Property was originally built in 1984 with additions in 1987 and 2017 (expanded from 49 to 69 keys). Guestrooms feature contemporary mountain-chic interiors with Frette bedding, fireplaces in select rooms, balconies, and heated marble bathroom floors. There are 48 king, 20 double queen, and one suite guestrooms. The 200 Main Property is walkable to downtown Highlands and benefits from immediate access to the town’s retail, dining, gallery, and recreational amenities.

On-site amenities include a seasonal heated outdoor pool, a year-round hot tub, a grand terrace with fire pits, a fitness room, a boardroom, a social room with board games and lounge seating, and a game room featuring ping-pong and arcade games. Guests of the 200 Main Property have access to the private courses at both Old Edwards Club and GlenCove Club. Guests also may enjoy all of the other amenities at the clubs including mineral pools, restaurants, and fitness center.

Rivet House – Rivet House (the “Rivet House Property”) is a 50-key luxury boutique hotel located at 355 Oneta Street within the Southern Mill mixed-use redevelopment in Athens, Georgia, situated on an approximately 0.26-acre site totaling approximately 32,000 SF of improvements. Opened in June 2024, the Rivet House Property represents the reuse of a historic denim and apparel manufacturing factory, with interior finishes integrating original industrial elements such as exposed brick, high ceilings, heart pine wood, and masonry with contemporary finishes including hand-laid marble and travertine. The Rivet House Property’s 50-key count reflects the as-completed inventory and is subject to a condominium agreement governing the broader mixed-use development. Guestrooms feature Kassatex linens, bathrobes, and bedding as well as a mini fridge, complimentary Wi-Fi, a 50 inch TV, and a Nespresso coffee maker.

On-site amenities include The Spa at Rivet House, curated by skincare professional Lydia Mondavi, offering personalized treatments, LED and red-light therapy, and massages. The Rivet House Property has received early industry recognition including coverage in Garden & Gun and a Condé Nast Traveler (including a 2025 Reader’s Choice mention). Demand drivers include University of Georgia (“UGA”) athletic and academic events, the broader Athens music and cultural calendar, and weekend leisure travel.

Half Mile Farm – The Half Mile Farm (the “Half Mile Farm Property”) is a 26-room hotel located at 214 Half Mile Drive in Highlands, North Carolina. The Half Mile Farm Property’s primary event facilities were built in 2017. The Half Mile Farm Property has an on-site dedicated event sales team which exclusively coordinates events for its various properties. The team is responsible for managing all catering, conferences, weddings, and other events. The group is led by a Director of Sales who has been at the Old Edwards Inn Property and the Half Mile Farm Property for 17 years. The Half Mile Farm Property is located on over 12.33 acres featuring gardens, a pond, landscaped grounds for events and ample parking. The facilities can accommodate large groups and feature a kitchen, audio visual equipment, restrooms, Wi-Fi, and various venues to accommodate different functions. These different venues are described below:

The Orchard: Accommodates up to 275 guests. Outdoor venue featuring a canopy of fruit trees, a pond with fountain, bridal bridge over the pond, and lush gardens.

The Orchard House: Accommodates up to 275 guests. Indoor venue with an open-air pavilion.

The Pavilion: Accommodates up to 275 guests. Indoor pavilion offers nearly 5,000 SF of event space with completely retractable windows, private vendor cottage, and grand staircase entrance.

The Barn: Accommodates up to 130 guests. 1900s built barn that has been completed modernized for events. Features heart-pine floors, stone fireplace, and covered colonnades.

GlenCove Club – GlenCove Club (the "GlenCove Club Property") is a recreation and golf property located at 73 Wild Turkey Road in Cashiers, North Carolina, on an approximately 56-acre site. The GlenCove Club Property was most recently renovated in 2020 and is located 7.5 miles from the Old Edwards Inn Property and is located less than 1 mile from The Old Edwards Club Property within the same community. The GlenCove Club Property is anchored by “The Saddle,” a 12-hole par-3 short course designed by Beau Welling, lit for evening play, with short-game practice areas and a golf simulator. Other on-site amenities include an approximately 13,025 SF clubhouse, 4,666 SF spa and fitness center, a swimming pool, a recreation lake (Copper Beech Lake) with a boat house, trout ponds, multipurpose sports courts, an Entertainment and Recreation Barn featuring bowling, a gaming lounge, and a golf simulator, an organic working farm with a community supported agriculture program, and approximately six miles of hiking trails.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 3 Old Edwards Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 48.7% 2.35x 19.7%
Historical Occupancy, ADR, RevPAR(1)
	2025			TTM(2)
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Old Edwards Inn	80.8%	$661.82	$534.47	80.9%	$675.12	$546.27
200 Main	62.8%	$276.20	$173.37	62.2%	$280.11	$174.23
Rivet House	41.8%	$307.66	$128.66	40.2%	$321.42	$129.22
Half Mile Farm	75.6%	$472.68	$357.15	74.8%	$486.16	$363.89
Total Wtd. Avg	75.1%	$582.45	$453.51	75.0%	$594.72	$462.96
(1)	Historical financial information is provided by the borrower sponsor.
(2)	TTM is as of May 31, 2026.

Competitive Set Occupancy, ADR, RevPAR(1)
	2025			TTM(2)
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Old Edwards Inn	64.6%	$541.93	$350.33	66.6%	$556.12	$370.50
200 Main	50.6%	$173.15	$87.67	51.6%	$177.17	$91.44
Rivet House	66.8%	$206.96	$138.25	64.5%	$209.66	$135.18
Half Mile Farm	NAV	NAV	NAV	49.6%	$326.07	$161.83
(1)	Data provided by a third-party market research report, unless stated otherwise.
(2)	TTM is as of May 31, 2026

Historical Occupancy, ADR, RevPAR Penetration Rates(1)
	2025			TTM(2)
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Old Edwards Inn	124.9%	122.1%	152.6%	121.4%	121.4%	147.4%
200 Main	124.0%	159.5%	197.8%	120.5%	158.1%	190.5%
Rivet House	62.6%	148.7%	93.1%	62.3%	153.3%	95.6%
Half Mile Farm	NAV	NAV	NAV	150.7%	149.1%	224.9%
(1)	Data provided by a third-party market research report, unless stated otherwise.
(2)	TTM is as of May 31, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 3 Old Edwards Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 48.7% 2.35x 19.7%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Old Edwards Portfolio Properties:

Cash Flow Analysis(1)
	2025	TTM(2)	U/W	U/W Per Room(4)
Occupancy (%)(3)	75.1%	75.0%	75.0%
ADR(3)	$582.45	$594.72	$594.72
RevPAR(3)	$453.51	$462.96	$462.96

Rooms Revenue	$26,490,553	$26,948,186	$26,948,186	$117,678
Food and Beverage Revenue	27,101,556	26,904,632	26,904,632	$117,487
Golf Revenue	27,472,311	29,154,417	29,154,417	$127,312
Spa Revenue	5,745,401	5,752,207	5,752,207	$25,119
Other Departmental Revenue	4,829,978	5,067,892	5,067,892	$22,131
Minor Operating Dept / Other Revenue	1,957,103	1,991,871	1,991,871	$8,698
Effective Gross Income	$93,596,902	$95,819,204	$95,819,204	$418,424

Rooms Expense	$8,735,481	$8,547,892	$8,547,892	$37,327
Food and Beverage Expense	19,691,403	19,859,424	19,859,424	$86,722
Golf Expense	13,496,962	12,701,674	12,701,674	$55,466
Spa Expense	4,255,206	4,008,938	4,008,938	$17,506
Other Departmental Expense	2,176,400	2,175,760	2,175,760	$9,501
Minor Operating Dept / Other Expense	1,330,656	1,325,798	1,325,798	$5,790
Total Departmental Expenses	$49,686,108	$48,619,486	$48,619,486	$212,312

Gross Operating Income	$43,910,795	$47,199,718	$47,199,718	$206,112

Real Estate Taxes	$848,913	$793,625	$820,515	$3,583
Insurance	1,600,986	1,600,986	1,096,989	$4,790
Management Fee	2,852,856	2,853,790	3,079,181	$13,446
Other Expenses	15,862,304	15,555,544	15,555,544	$67,928
Total Fixed and Undistributed Expenses	$21,165,059	$20,803,945	$20,552,229	$89,748
Total Expenses	$70,851,167	$69,423,431	$69,171,715	$302,060
Net Operating Income	$22,745,736	$26,395,773	$26,647,489	$116,365
FF&E	$0	$0	$3,832,768	$16,737
Net Cash Flow	$22,745,736	$26,395,773	$22,814,721	$99,628

NOI Debt Yield(5)	16.8%	19.6%	19.7%
NCF DSCR(5)	2.34x	2.72x	2.35x
(1)	The 2023 NOI and 2024 NOI are unavailable due to the acquisition of the Old Edwards Portfolio Properties by the borrower sponsor between 2023 and 2024.
(2)	TTM is as of May 31, 2026.
(3)	Based on solely the hospitality properties.
(4)	U/W Per Room values are based on 229 rooms.
(5)	NCF DSCR and NOI Debt Yield are based on the Old Edwards Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 3 Old Edwards Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 48.7% 2.35x 19.7%

Appraisals. According to the appraisals, the Old Edwards Portfolio Properties have an aggregate “as portfolio” appraised value of $277,000,000 as of May 27, 2026.

Old Edwards Portfolio Appraised Value(1)
Property	Appraised Value	Capitalization Rate
Old Edwards Portfolio	$277,000,000(2)	8.9%
(1)	Source: Appraisals.
(2)	Represents an As Portfolio value of $277,000,000 with a portfolio premium of $100,000 (0.04%). The aggregate “As-Is” appraised value of the Old Edwards Portfolio is $276,900,000.

Environmental Matters. According to the Phase I environmental site assessments, dated between May 20, 2026 and May 26, 2026, there is a recognized environmental condition related to the operations of a dry-cleaning plant located on the Old Edwards Inn Property since 2003 which previously used chlorinated solvents, including tetrachloroethylene during the dry-cleaning process. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Markets.

Highlands-Cashiers Plateau, NC – The Highlands–Cashiers plateau is an established affluent leisure destination in western North Carolina that has historically benefited from significant second-home ownership, luxury tourism demand, and limited competitive supply. Highlands was originally founded as a summer resort community in 1875 and continues to attract high-income seasonal residents and leisure travelers from major southeastern population centers, including Atlanta, Charlotte, Greenville, Charleston, Nashville, and Asheville. The market benefits from favorable summer climate conditions, elevated mountain geography, and strong regional drive-to accessibility, supporting seasonal demand trends throughout the peak May–October leisure season, with additional demand generated by golf, weddings, and special events during shoulder periods.

North Carolina West / Cherokee Market, NC – The three primary hospitality assets within Highlands (Old Edwards Inn, 200 Main and Half Mile Farm) are located within CoStar’s North Carolina West hospitality market. The market contains approximately 33,636 rooms across 520 hotel properties and is anchored by Asheville and the surrounding western North Carolina tourism corridor. Key regional demand drivers include outdoor recreation, mountain tourism, national park visitation, and destination leisure travel. As of April 2026, the market reported trailing 12-month occupancy of 59.2%, ADR of approximately $141, and RevPAR of approximately $83. While broader market performance softened year-over-year following post-hurricane normalization, luxury and upper-upscale properties materially outperformed lower-tier hospitality segments, reflecting continued strength in affluent leisure demand. Supply growth remains relatively limited, with approximately 934 rooms currently under construction representing 2.8% of existing inventory.

Lake Keowee / Upstate South Carolina, SC – The Old Edwards Reserve Property is located within Pickens County, South Carolina, in the broader Greenville–Spartanburg–Anderson (“Upstate”) region. The Upstate benefits from one of the strongest regional economies in the southeastern United States, supported by advanced manufacturing, healthcare, logistics, education, and corporate investment along the Interstate 85 corridor. Major employers throughout the region include BMW, Michelin, Lockheed Martin, Prisma Health, GE Energy, and numerous advanced manufacturing operators. The region has experienced sustained population and employment growth in recent years and continues to attract significant corporate and infrastructure investment.

Athens, GA – The Rivet House Property is located in Athens, Georgia within the Athens–Clarke County MSA, a university-oriented market anchored by UGA. The Athens MSA benefits from a diversified economy supported by education, healthcare, biotechnology, research, and professional services. UGA serves as the region’s primary economic driver and one of the largest public research universities in the southeastern United States, generating substantial employment, research activity, and year-round visitation demand. Additional major regional employers include Piedmont Athens Regional Medical Center, St. Mary’s Healthcare System, Boehringer Ingelheim, and Meissner Corporation. The market also benefits from proximity to the Atlanta metropolitan area and continued economic integration with the broader northeast Georgia growth corridor.

The Borrowers and the Borrower Sponsor. The borrowers are Old Edwards Inn and Spa, LLC, Old Edwards Club Properties, LLC, Keowee River Club, LLC, KRC Golf Group, LLC and Southern Mill C2, LLC, each a Delaware limited liability company. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Old Edwards Portfolio Whole Loan. The borrower sponsor is James B. Whitley and the non-recourse carveout guarantor is JBWLT OEREC, LLC. Mr. Whitley is the founder and Chief Operating Officer of Landmark Properties, a leading U.S. student housing developer and general contractor. The borrower sponsor completed the Rivet House conversion shortly after acquiring the other Old Edwards Portfolio Properties, with the hotel opening in the summer of 2024.

Property Management. The Old Edwards Portfolio Properties are managed by Old Edwards Hospitality Group, LLC, an affiliate of the borrower sponsor.

Initial and Ongoing Reserves. At loan origination, the borrowers were required to deposit approximately $459,258 into a tax reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Various – Various Various Various, Various	Collateral Asset Summary – Loan No. 3 Old Edwards Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 48.7% 2.35x 19.7%

Tax Reserve - On each payment date, the borrowers are required to fund 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $57,407).

Insurance Reserve - On each payment date, the borrowers are required to fund 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies required to be maintained by the borrowers under the Old Edwards Portfolio Whole Loan documents, unless the borrowers maintain a blanket insurance policy in accordance with the Old Edwards Portfolio Whole Loan documents. There is currently an acceptable blanket policy in place.

FF&E Reserve – On each payment date, the borrowers are required to deposit monthly into the replacement reserve account an amount equal to the greater of (i) 4% of the gross incomes from operations generated in the immediately preceding month, (ii) the aggregate annual amount required pursuant to the management agreements, and (iii) the repair and replacement of the FF&E (such approved capital expenditures and FF&E, collectively), that lender reasonably estimates will be incurred following the origination date. Funds in the FF&E Reserve can be used for FF&E and approved capital improvements at the Old Edwards Portfolio Properties.

Lockbox and Cash Management. The Old Edwards Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Lockbox Event (as defined below), the borrowers are required to establish a lockbox account controlled by the lender into which the borrowers are required to deposit or cause to be deposited all revenues generated from the Old Edwards Portfolio Properties. All credit card receipts are required to be deposited by credit card processing companies directly into the lockbox account, and all non-credit card receipts are required to be directly deposited by the property manager in the lockbox account within three business days of receipt thereof by the borrowers or the property manager. Upon the occurrence and during the continuance of a Trigger Period (as defined below), all funds in the lockbox account are required to be swept on a daily basis into a cash management account and applied in accordance with the Old Edwards Portfolio Whole Loan documents.

A “Lockbox Event” means (i) the occurrence and continuance of a Trigger Period or (ii) the debt service coverage ratio is less than 1.50x as of the end of two consecutive calendar quarters.

A “Trigger Period” means a period: (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Old Edwards Portfolio Whole Loan documents, (ii) the debt service coverage ratio falling below 1.30x, (iii) if the property manager is a borrower or guarantor affiliate or certain bankruptcy or insolvency events of the property manager and (iv) certain bankruptcy or insolvency events of the borrower or the guarantor; and (B) expiring upon, with regard to any Trigger Period commenced in connection with (w) clause (i) above, the cure (if applicable) of such event of default, (x) clause (ii) above, the Old Edwards Portfolio Properties achieving a debt service coverage ratio of 1.30x or greater for two consecutive calendar quarters, (y) clause (iii) above, a non-affiliated replacement manager approved by the lender being appointed and (z) clause (iv) above, if the bankruptcy or insolvency event was involuntary, upon the same being discharged or dismissed within 90 days of filing.

Current Mezzanine and Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. The Old Edwards Portfolio Whole Loan permits the release of certain non-income-producing land parcels located within the Old Edwards Reserve Property. Such parcels are intended for future residential development and may be released subject to the terms and conditions set forth in The Old Edwards Portfolio Whole Loan documents.

Ground Lease. None.

Post-Closing Obligation: With respect to the Old Edwards Portfolio Whole Loan, the borrowers have a post-closing obligation to deliver a final survey and an update to the title policy for the Old Edwards Reserve Property (with an allocated loan amount representing approximately 20% of the Old Edwards Portfolio Whole Loan amount) within 90 days of origination of the Old Edwards Portfolio Whole Loan, with additional time of up to 30 days allowed if the borrowers are diligently pursuing receipt of such survey and updated title policy.  At origination, the lender received a title policy insuring the lien of the mortgage encumbering the Old Edwards Reserve Property but missing certain customary survey-related endorsements.  If the borrowers do not provide such survey and updated title policy within the time frame set forth above, the borrowers are required to pay to the lender an amount equal to the allocated loan amount of the Old Edwards Reserve Property ($19,958,400), which the lender is required to hold as additional collateral for the Old Edwards Portfolio Whole Loan. The borrowers’ obligation to deposit such amount is guaranteed by an affiliate of the borrowers, which guaranty obligation is secured by a pledge by such guarantor of an account holding cash and marketable securities valued at approximately $20 million.  Such pledgor guarantor is prohibited from removing funds from such account until the post-closing obligations are satisfied.  The borrowers have a perfected security interest in such account pursuant to an account control agreement with the bank where such account is located.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Hospitality – Limited Service 330 West 40th Street New York, NY 10018	Collateral Asset Summary – Loan No. 4 Fairfield Times Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 64.5% 1.66x 13.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Hospitality – Limited Service 330 West 40th Street New York, NY 10018	Collateral Asset Summary – Loan No. 4 Fairfield Times Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 64.5% 1.66x 13.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Hospitality – Limited Service 330 West 40th Street New York, NY 10018	Collateral Asset Summary – Loan No. 4 Fairfield Times Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 64.5% 1.66x 13.5%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Hospitality - Limited Service
Borrower Sponsor(s):	Mark Goldman and David Lifschitz	Collateral:	Fee
Borrower(s):	Times Square Hospitality II, LLC and Times Square Hospitality Fee II LLC	Location:	New York, NY
Original Balance(1):	$50,000,000	Year Built / Renovated:	2009 / 2016
Cut-off Date Balance(1):	$50,000,000	Property Management:	Gehr Hospitality, LLC
% by Initial UPB:	7.2%	Size:	244 Rooms
Interest Rate:	7.20500%	Appraised Value / Per Room:	$124,000,000 / $508,197
Note Date:	June 2, 2026	Appraisal Date:	April 22, 2026
Original Term:	60 months	Occupancy:	94.4% (as of May 31, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	94.4%
Original Amortization:	NAP	Underwritten NOI(4):	$10,766,493
Interest Only Period:	60 months	Underwritten NCF:	$9,716,820
First Payment Date:	July 6, 2026
Maturity Date:	June 6, 2031	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI(4):	$5,942,926 (TTM May 31, 2026)
Additional Debt Balance(1):	$30,000,000	2025 NOI:	$5,479,953
Call Protection(2):	L(26),D(29),O(5)	2024 NOI:	$3,203,172
Lockbox / Cash Management:	Springing / Springing	2023 NOI:	$2,937,723

Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / Room:	$327,869
Taxes:	$994,820	$165,803	NAP	Maturity Date Loan / Room:	$327,869
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	64.5%
FF&E:	$500,000	5% of Gross Rev	NAP	Maturity Date LTV:	64.5%
Other:	$0	Springing	NAP	UW NOI DY:	13.5%
				UW NCF DSCR:	1.66x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$80,000,000	100.0%	Loan Payoff	$74,475,061	93.1%
			Principal Equity Distribution	2,499,866	3.1
			Closing Costs	1,530,252	1.9
			Upfront Reserves	1,494,820	1.9
Total Sources	$80,000,000	100.0%	Total Uses	$80,000,000	100.0%
(1)	The Fairfield Times Square Mortgage Loan (as defined below) is part of the Fairfield Times Square Whole Loan (as defined below), which is evidenced by five pari passu promissory notes with an aggregate outstanding principal balance of as of the Cut-off Date of $80,000,000. The Financial Information in the chart above reflects the Fairfield Times Square Whole Loan. See “—The Loan” below.
(2)	Defeasance of the Fairfield Times Square Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Fairfield Times Square Whole Loan to be securitized and (b) June 2, 2029. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the Benchmark 2026-V23 securitization in August 2026. The actual lockout period may be longer.
(3)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(4)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the collapse of the ground lease and removal of the approximately $3.6 million ground rent expense in addition to the rooftop lease and new implementation of a destination fee ($1,562,145).

The Loan. The fourth largest mortgage loan (the “Fairfield Times Square Mortgage Loan”) is part of a whole loan (the “Fairfield Times Square Whole Loan”), which is evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000, and is secured by the borrowers’ overlapping fee and leasehold interests in a 244-room, limited-service hotel located in New York, New York (the “Fairfield Times Square Property”). The Fairfield Times Square Whole Loan was originated on June 2, 2026 by German American Capital Corporation. The Fairfield Times Square Whole Loan is evidenced by the controlling note A-1-1 with an outstanding principal balance as of the Cut-off Date of $50,000,000. The Fairfield Times Square Whole Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 7.20500% per annum on an Actual/360 basis. The scheduled maturity date of the Fairfield Times Square Whole Loan is June 6, 2031.

The table below identifies the promissory notes that comprise the Fairfield Times Square Whole Loan. The relationship between the holders of the Fairfield Times Square Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Fairfield Times Square Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2026-V23 securitization trust. See “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Hospitality – Limited Service 330 West 40th Street New York, NY 10018	Collateral Asset Summary – Loan No. 4 Fairfield Times Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 64.5% 1.66x 13.5%
Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$50,000,000	$50,000,000	Benchmark 2026-V23	Yes
A-1-2	$5,000,000	$5,000,000	BMO 2026-5C16(1)	No
A-1-3(2)	$5,000,000	$5,000,000	GACC	No
A-2(2)	$10,000,000	$10,000,000	GACC	No
A-3	$10,000,000	$10,000,000	BMO 2026-5C16(1)	No
Total	$80,000,000	$80,000,000
(1)	The BMO 2026-5C16 transaction is expected to close on August 26, 2026.
(2)	Expected to be contributed to one or more future securitizations.

The Property. The Fairfield Times Square Property is a 33-story, 244-room, limited-service, hotel constructed in 2009 and renovated in 2016 located at 330 West 40th Street in New York, New York in the heart of Midtown Manhattan. The Fairfield Times Square Property was built in 2009 and underwent renovations in 2011 and 2016. The borrowers acquired the Fairfield Times Square Property in 2010 for approximately $102 million. In 2011, two years after opening the hotel, the borrower sponsor invested approximately $1.8 million to upgrade the lobby and subsequently completed a franchise-mandated $4.0 million ($17,000 per key) property improvement plan (“PIP”) in May 2016 The borrower sponsor also invested approximately $1.2 million above the required PIP to update guest bathrooms,, lighting and décor and new carpeting and wallcoverings in guestroom corridors. These 2016 improvements were approximately $1.2 million above what was required by the franchisor. The borrower sponsor’s total cost basis is approximately $154.5 million. After loan closing, the borrower sponsor’s remaining equity in the transaction is approximately $76.8 million.

The Fairfield Times Square Property comprises 244 guestrooms across 33 stories, consisting of king, suite, accessible queen and double- double configurations. Guestrooms feature flat-screen televisions, complimentary high-speed Wi-Fi, in-room coffee makers, and finishes consistent with Fairfield by Marriott brand standards. The Fairfield Times Square Property includes a breakfast room, a business center, a fitness room, as well as a typical complement of back-of-the-house facilities. The Fairfield Times Square Property benefits from a 5,000 square foot bi-level rooftop space that is spread across the Fairfield Times Square Property and the adjoining Four Points Hotel (under common ownership). The Fairfield Times Square Property operates under a Fairfield by Marriott franchise agreement with Marriott International, Inc., which expires January 1, 2034.

The hotel benefits from proximity to major demand generators including being walking distance to Times Square / Broadway (0.3 miles), Madison Square Garden / Penn Station (0.5 miles), Hudson Yards (0.7 miles), Empire State Building (0.7 miles), Jacob K. Javits Convention Center (0.8 miles) and Rockefeller Center (0.8 miles).

The following table presents certain information relating to the current and historical Occupancy, ADR and RevPAR at the Fairfield Times Square Property and its competitors:

Occupancy, ADR, RevPAR(1)
	Fairfield Times Square (2)			Competitive Set(3)			Penetration Factor(4)
Period	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	87.6%	$240.13	$210.35	89.2%	$230.39	$205.40	98.3%	104.2%	102.4%
2024	91.3%	$245.96	$224.44	91.6%	$241.41	$221.11	99.6%	101.9%	101.5%
2025	94.2%	$283.04	$266.67	93.5%	$251.13	$234.70	100.8%	112.7%	113.6%
TTM 5/31/2026	94.4%	$286.05	$270.17	92.7%	$251.30	$232.94	101.9%	113.8%	116.0%
(1)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Fairfield Times Square Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Occupancy, ADR and RevPAR for the Fairfield Times Square Property are based on the underwritten cash flow.
(3)	Occupancy, ADR and RevPAR for the competitive set are based on data provided by a third-party hospitality research report. The competitive set consists of: Four Points by Sheraton Midtown - Times Square (borrower sponsor affiliate owned), Times Square South, Holiday Inn Express New York City Times Square, Hampton by Hilton Inn Manhattan/Times Square South, Holiday Inn New York City Times Square, Hilton Garden Inn New York Times Square South.
(4)	Penetration Factor is calculated based on the underwritten cash flow and competitive set data provided by a third-party hospitality research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Hospitality – Limited Service 330 West 40th Street New York, NY 10018	Collateral Asset Summary – Loan No. 4 Fairfield Times Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 64.5% 1.66x 13.5%

The following table presents certain information relating to the operating history and underwritten cash flows of the Fairfield Times Square Property:

Cash Flow Analysis
	2023	2024	2025	TTM 5/31/2026(1)	UW(1)	UW Per Room(3)
Occupancy (%)	87.6%	91.3%	94.2%	94.4%	94.4%
ADR	$240.13	$245.96	$283.04	$286.05	$286.05
RevPar	$210.35	$224.44	$266.67	$270.17	$270.17

Rooms Revenue	$18,733,478	$20,043,302	$23,749,821	$24,061,397	$24,061,397	$98,612
Food & Beverage Revenue	0	0	0	0	500,000	$2,049
Other Revenue	109,265	102,170	160,720	167,121	118,274	$485
Destination Fee	0	0	0	165,906	1,562,145	$6,402
Total Revenue	$18,842,743	$20,145,472	$23,910,541	$24,394,424	$26,241,816	$107,548

Rooms Expense	$4,820,694	$5,295,648	$5,470,323	$5,689,465	$5,689,465	$23,317
Other Departmental Expenses	854	(722)	16,888	78,929	588,163	$2,411
Departmental Expenses	$4,821,548	$5,294,926	$5,487,211	$5,768,394	$6,277,628	$25,728

Gross Operating Income	$14,021,194	$14,850,545	$18,423,330	$18,626,030	$19,964,188	$81,820

Management Fee	$471,059	$503,639	$597,746	$609,660	$656,045	$2,689
Administrative & General	1,616,203	1,590,994	1,907,583	1,871,020	1,871,020	$7,668
Maintenance	774,852	766,046	723,956	710,878	710,878	$2,913
Marketing	1,097,316	1,265,105	1,821,717	1,786,102	1,786,102	$7,320
Utilities	488,932	540,980	528,450	656,139	656,139	$2,689
Franchise Fees	845,521	904,477	1,072,740	1,086,292	1,168,557	$4,789
Total Undistributed Expenses	$5,293,882	$5,571,242	$6,652,191	$6,720,091	$6,848,741	$28,069

Real Estate Taxes	$1,749,998	$1,913,352	$1,963,624	$1,938,801	$1,938,801	$7,946
Property Insurance	286,091	334,210	422,426	415,506	410,153	$1,681
Ground Rent(2)	3,753,500	3,828,569	3,905,137	3,608,706	0	$0
Net Operating Income	$2,937,723	$3,203,172	$5,479,953	$5,942,926	$10,766,493	$44,125

FF&E	$684,202	$799,244	$956,394	$975,777	$1,049,673	$4,302
Net Cash Flow	$2,253,522	$2,403,928	$4,523,558	$4,967,149	$9,716,820	$39,823

NCF DSCR(2)	0.39x	0.41x	0.77x	0.85x	1.66x
NOI Debt Yield(2)	3.7%	4.0%	6.8%	7.4%	13.5%
(1)	The increase from TTM 5/31/2026 Net Operating Income to UW Net Operating Income is primarily attributable to the collapse of the ground lease and removal of the approximately $3.6 million ground rent expense in addition to the rooftop lease and new implementation of a destination fee ($1,562,145).
(2)	The collapse of the ground lease and removal of the approximately $3.6 million ground rent at origination is the primary reason for the difference in historical and underwritten metrics.
(3)	UW Per Room values are based on 244 rooms.

Appraisal. According to the appraisal, the Fairfield Times Square Property had an “as-is” appraised value of $124,000,000 as of April 22, 2026. The table below shows the appraisal’s “as-is” conclusions:

Fairfield Times Square Appraised Value(1)
Property	Appraised Value	Capitalization Rate
Fairfield Times Square	$124,000,000	7.20%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated February 4, 2026, there were no recognized environmental conditions at the Fairfield Times Square Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Hospitality – Limited Service 330 West 40th Street New York, NY 10018	Collateral Asset Summary – Loan No. 4 Fairfield Times Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 64.5% 1.66x 13.5%

The Market. The Fairfield Times Square Property is located in the Midtown West area of Manhattan, proximate to Times Square, Herald Square, and Bryant Park, and is situated within the Midtown West/Times Square hotel submarket. The submarket benefits from its position at the core of New York City’s entertainment, transportation, and corporate infrastructure, and encompasses one of the deepest and most active lodging markets in the country. New York City is the business and financial capital of the United States, serves as a global financial and business center, and is home to more “Fortune 500” firms than any other city in the nation. Additionally, New York is the home of three of the nation's five largest commercial banks, all of the most prominent investment banks, two major stock exchanges, and all three of the major television networks. New York is one of the major centers of the entertainment industry and serves as one of the world's fashion capitals. This high concentration of business activity creates substantial hotel room night demand. As a result, the commercial segment represents the largest segment of the New York City lodging market and accounts for a major portion of transient demand.

The following table presents certain information relating to the comparable sales of the Fairfield Times Square Property:

Competitive Property Summary(1)
Property	Number of Rooms	Year Opened	Sale Date	Sale Price	Price Per Room
Fairfield Times Square	244	2009	NAP	NAP	NAP
Holiday Inn Express Manhattan Midtown West	177	2010	12/23/2025	$49,625,000	$280,367
InterContinental New York Times Square	607	2010	12/9/2025	$228,000,000	$375,618
NoMo SoHo	264	1914	10/7/2025	$125,000,000	$473,485
Kimpton Hotel Eventi	292	2008	1/28/2025	$174,500,000	$597,603
U Hotel	70	1906	6/24/2024	$30,000,000	$428,571
Total Avg. Competitive Set	1,410			$121,425,000	$431,129
(1)	Source: Appraisal.

The Borrowers and the Borrower Sponsor. The borrowers are Times Square Hospitality II, LLC and Times Square Hospitality Fee II LLC, each a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Fairfield Times Square Whole Loan.

The borrower sponsors are Mark Goldman and David Lifschitz, who serve as executives at The Gehr Group Inc., the non-recourse carveout guarantor. The Gehr Group is a privately held holding company founded in 1965 and headquartered in Los Angeles, California. Gehr Development, a related entity to The Gehr Group Inc., engages in the ownership and operation of commercial, shopping centers, industrial and multi-family residential real estate in California, New York and Florida. In the past 30 years, Gehr Development has owned and operated over 1,000 multi-family residential units and over 1,000,000 square feet of industrial, office and shopping centers.

Property Management. The Fairfield Times Square Property is managed by Gehr Hospitality, LLC, a borrower affiliated management company.

Initial and Ongoing Reserves. At origination of the Fairfield Times Square Whole Loan, the borrowers deposited approximately $994,820 into a tax escrow reserve and $500,000 into a furniture, fixtures and equipment reserve.

Tax Escrows – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that are required to be paid by the borrowers or that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $165,803).

Insurance Reserve – At the lender’s option, if the liability or casualty policy maintained by the borrowers are not an approved blanket or umbrella policy, or the lender requires the borrowers to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies. At origination of the Fairfield Times Square Whole Loan, an acceptable blanket policy was in place.

FF&E Reserve – The borrowers are required to deposit into a furniture, fixtures and equipment (“FF&E”) reserve, on a monthly basis, an amount equal to the greatest of (i) 5.0% of the gross revenues for the hotel related operations at the Fairfield Times Square Property for the calendar month that is two months prior to the monthly payment date, (ii) the then-current amount required by the management agreement on a monthly basis, if any, and (iii) the then-current amount required by the franchise agreement on a monthly basis for approved capital expenditures and the repair and replacement of the FF&E.

Custodial Funds and Hotel Tax Reserve – During the continuance of a Trigger Period (as defined below), the borrowers will deliver or cause to be delivered to lender on each monthly payment date, for deposit into the custodial funds and hotel tax account, an amount reasonably budgeted by the borrowers and approved by the lender in its reasonable discretion (or reasonably determined by the lender if the borrowers fail to establish a budgeted amount), to provide for custodial funds and sales and occupancy taxes that are anticipated to be payable during such month.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Hospitality – Limited Service 330 West 40th Street New York, NY 10018	Collateral Asset Summary – Loan No. 4 Fairfield Times Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 64.5% 1.66x 13.5%

Refundable Advance Payments Reserve – During the continuance of a Trigger Period, the borrowers will deliver or cause to be delivered to the lender, for deposit into the refundable advance payments account, as and when received an amount equal to the advance payments and deposits that have been received, including for group business, banquets and other events (such amounts, “Refundable Advance Payments”); provided, however, that the borrowers will not be required to deposit any such Refundable Advance Payments with the lender until such time as the aggregate amount of all such Refundable Advance Payments received by the borrowers (and not yet disbursed) in any particular calendar year exceeds $75,000.

Lockbox / Cash Management. The Fairfield Times Square Whole Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Lockbox Trigger Event (as defined below), the borrowers are required to establish and maintain a lender-controlled lockbox account into which the borrowers are required to immediately deposit, or cause the property manager to immediately deposit, all revenue generated by the Fairfield Times Square Property. After the first occurrence of a Lockbox Trigger Event, the borrowers are required to deliver direction letters to (i) all tenants occupying space at the Fairfield Times Square Property directing them to pay all rent and other sums due under the lease to which they are a party into the lender-controlled lockbox account and (ii) each of the credit card companies or credit card clearing banks with which the borrowers or property manager has entered into a merchant’s or other credit card agreement directing them to pay all payments which would otherwise be paid to the borrowers or property manager under the applicable credit card processing agreement into the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists, in which case, at the lender’s election, all funds in the lockbox account are required to be swept within one business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Fairfield Times Square Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Fairfield Times Square Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Fairfield Times Square Whole Loan. Upon the cure of the applicable Trigger Period, so long as no event of default exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Fairfield Times Square Whole Loan documents, the lender may apply funds to the Fairfield Times Square Whole Loan in such priority as it may determine.

A “Lockbox Trigger Event” will commence upon the earlier of (i) the occurrence of a Trigger Period and (ii) the debt service coverage ratio falling below 1.30x as determined by the lender.

“Trigger Period” means the period commencing on the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.25x for one calendar quarter, (iii) if the property manager is a borrower or guarantor affiliate, certain bankruptcy or insolvency events of the property manager, (iv) the commencement of a PIP Trigger Period (as defined below), (v) if a receiver, liquidator or trustee is appointed for a borrower or the guarantor or if a borrower or the guarantor is adjudicated a bankrupt or insolvent, or (vi) the failure of the borrowers to complete the required rooftop repairs on or before December 31, 2028.

A “PIP Trigger Period” will commence upon the borrowers receiving notice that any franchisor requires the borrowers to implement a property improvement plan at the Fairfield Times Square Property. In the event Marriott does issue a PIP at any time during the Fairfield Times Square Whole Loan term, and the PIP is known and agreed upon by the borrower sponsor and Marriott, there will be a cash flow sweep to accumulate an amount equal to 115% of the amount required to complete all PIP work (the “PIP Amount”) prior to the commencement of the PIP work. The borrower sponsor will have the ability to avoid a cash flow sweep by depositing an amount equal to the PIP Amount with the lender. To the extent the full PIP Amount has not been reserved at such time as the PIP work is required to commence, the borrowers will be required to deposit any shortfall into the PIP Reserve and such obligation will be guaranteed by the borrower sponsor.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Hospitality – Full Service 125 West 26th Street New York, NY 10001	Collateral Asset Summary – Loan No. 5 Holiday Inn Hotel Chelsea	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,500,000 67.1% 1.40x 11.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Hospitality – Full Service 125 West 26th Street New York, NY 10001	Collateral Asset Summary – Loan No. 5 Holiday Inn Hotel Chelsea	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,500,000 67.1% 1.40x 11.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Hospitality – Full Service 125 West 26th Street New York, NY 10001	Collateral Asset Summary – Loan No. 5 Holiday Inn Hotel Chelsea	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,500,000 67.1% 1.40x 11.6%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Hospitality - Full Service
Borrower Sponsors:	Neil D. Shah, Luv D. Shah, Manish Shah, Christopher Eng Wang and Akbar Rafiq	Collateral:	Fee
Borrowers:	Tulip Hotels LLC and Tulip Hotels OPCO LLC	Location:	New York, NY
Original Balance(1):	$41,500,000	Year Built / Renovated:	2008 / 2024
Cut-off Date Balance(1):	$41,500,000	Property Management:	BH HI6 Mgmt LLC
% by Initial UPB:	5.9%	Size:	226 Rooms
Interest Rate:	7.43100%	Appraised Value / Per Room:	$114,000,000 / $504,425
Note Date:	June 5, 2026	Appraisal Date:	April 10, 2026
Original Term:	60 months	Occupancy:	91.1% (as of March 31, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	91.1%
Original Amortization:	NAP	Underwritten NOI:	$8,862,403
Interest Only Period:	60 months	Underwritten NCF:	$8,061,957
First Payment Date:	July 6, 2026
Maturity Date:	June 6, 2031	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	$8,734,093 (TTM March 31, 2026)
Additional Debt Balance(1):	$35,000,000	2025 NOI:	$8,644,215
Call Protection:	L(26),D(30),O(4)	2024 NOI:	$6,699,267
Lockbox / Cash Management:	Hard / Springing	2023 NOI:	$3,853,383

Reserves(2)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / Room:	$338,496
Taxes:	$416,359	$69,393	NAP	Maturity Date Loan / Room:	$338,496
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	67.1%
FF&E:	$0	4% of gross revenue	NAP	Maturity Date LTV:	67.1%
Other(3):	$0	Springing	NAP	UW NOI DY:	11.6%
				UW NCF DSCR:	1.40x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$76,500,000	100.0%	Loan Payoff	$66,776,840	87.3%
			Borrower Sponsor Equity	8,401,598	11.0%
			Closing Costs	905,203	1.2%
			Upfront Reserves	416,359	0.5%
Total Sources	$76,500,000	100.00%	Total Uses	$76,500,000	100.0%
(1)	The Holiday Inn Hotel Chelsea Mortgage Loan (as defined below) is part of the Holiday Inn Hotel Chelsea Whole Loan (as defined below),which is evidenced by five pari passu promissory notes with an aggregate outstanding principal balance of as of the Cut-off Date of $76,500,000 (the “Holiday Inn Hotel Chelsea Whole Loan”). The Financial Information in the chart above reflects the Holiday Inn Hotel Chelsea Whole Loan. See “—The Loan” below.
(2)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.
(3)	Other Reserves is comprised of a springing custodial funds and hotel tax reserve, a springing refundable advance payments reserve and a seasonality reserve whereby $250,000 will be collected on each of the monthly payment dates occurring in October, November, December and January. See “Initial and Ongoing Reserves” below.

The Loan. The fifth largest mortgage loan (the “Holiday Inn Hotel Chelsea Mortgage Loan”) is part of the Holiday Inn Hotel Chelsea Whole Loan, which is evidenced by five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $76,500,000 and is secured by the borrowers’ fee interest in a 226-room, full service hotel located in the Midtown South neighborhood of New York, New York (the “Holiday Inn Hotel Chelsea Property”). The Holiday Inn Hotel Chelsea Whole Loan was originated on June 5, 2026 by German American Capital Corporation. The Holiday Inn Hotel Chelsea Whole Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 7.43100% per annum on an Actual/360 basis. The scheduled maturity date of the Holiday Inn Hotel Chelsea Whole Loan is June 6, 2031. The Holiday Inn Hotel Chelsea Mortgage Loan is evidenced by the controlling Note A-1-1 and non-controlling Notes A-2, A-3 and A-4 with an aggregate outstanding principal balance as of the Cut-off Date of $41,500,000.

The relationship between the holders of the Holiday Inn Hotel Chelsea Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Holiday Inn Hotel Chelsea Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2026-V23 securitization trust. See “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

Hospitality – Full Service 125 West 26th Street New York, NY 10001	Collateral Asset Summary – Loan No. 5 Holiday Inn Hotel Chelsea	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,500,000 67.1% 1.40x 11.6%

The table below identifies the promissory notes that comprise the Holiday Inn Hotel Chelsea Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$10,000,000	$10,000,000	Benchmark 2026-V23	Yes
A-1-2	$35,000,000	$35,000,000	BMO 2026-5C16(1)	No
A-2	$15,000,000	$15,000,000	Benchmark 2026-V23	No
A-3	$10,000,000	$10,000,000	Benchmark 2026-V23	No
A-4	$6,500,000	$6,500,000	Benchmark 2026-V23	No
Whole Loan	$76,500,000	$76,500,000
(1)	The BMO 2026-5C16 transaction is expected to close on August 26, 2026.

The Property. The Holiday Inn Hotel Chelsea Property features 226 guestrooms across 24 stories, including king rooms and double bedrooms. Guestrooms are equipped with flat-screen televisions, complimentary high-speed Wi-Fi, in-room coffee makers, and modern furnishings consistent with Holiday Inn brand standards. According to a third party market research report, the year-to-date March 2026 estimated demand segmentation for the Holiday Inn Hotel Chelsea Property consisted of 93.1% transient and 6.9% group.

Amenities at the Holiday Inn Hotel Chelsea Property include a full-service restaurant (Zinnia), fitness center, business center, complimentary Wi-Fi, and self-parking at a nearby facility operated by iPark for $40 per night. The iPark facility is not part of the Holiday Inn Hotel Chelsea Property. The Holiday Inn Hotel Chelsea Property operates as a full-service, non-union hotel under a 15-year franchise agreement with Holiday Hospitality Franchising, LLC which commenced in June 2022 and expires on June 15, 2037.

The Holiday Inn Hotel Chelsea Property was acquired by the prior owner in June 2013 for a reported purchase price of $113.0 million and was subsequently capitalized with approximately $8.4 million of improvements, for total invested costs of $121.4 million. The Holiday Inn Hotel Chelsea Property remained operational throughout the COVID-19 pandemic, but experienced significant operating losses. In 2022, the prior owner elected to dispose of the asset outside of a broader portfolio sale.

The borrower sponsors acquired the Holiday Inn Hotel Chelsea Property in June 2022 for total consideration of approximately $88.0 million, which was inclusive of the assumption of the existing CMBS loan (with an outstanding balance of approximately $72.8 million at the time of acquisition) and loan-closing costs. Following acquisition, the borrower sponsors implemented a turnaround and repositioning plan. Capital improvements totaling approximately $9.0 million were completed in October 2024, inclusive of a franchise-mandated property improvement plan (“PIP”) and operational initiatives, such as the engagement of a third-party revenue management firm and a reduction in reliance on online travel agency bookings. Inclusive of acquisition costs, capital expenditures and operating carry, the borrower sponsors’ total cost basis is approximately $98.6 million.

The following table presents certain information relating to the estimated demand analysis as of year-to-date ending March 2026 with respect to the Holiday Inn Hotel Chelsea Property based on market segmentation, as provided by a third-party market research report:

Demand Segmentation(1)
Property	Rooms	Transient	Group	Contract
Holiday Inn Hotel Chelsea	226	93.1%	6.9%	0.0%
(1)	Source: Third-party hospitality research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Hospitality – Full Service 125 West 26th Street New York, NY 10001	Collateral Asset Summary – Loan No. 5 Holiday Inn Hotel Chelsea	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,500,000 67.1% 1.40x 11.6%

The following table presents certain information relating to the current and historical Occupancy, ADR and RevPAR at the Holiday Inn Hotel Chelsea Property and its competitors:

Occupancy, ADR, RevPAR(1)
	Holiday Inn Hotel Chelsea (2)			Competitive Set(3)			Penetration Factor(4)
Period	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	75.4%	$196.26	$148.03	88.1%	$261.58	$230.48	85.6%	75.0%	64.2%
2024	89.3%	$225.12	$201.00	89.5%	$273.94	$245.05	99.8%	82.2%	82.0%
2025	92.2%	$235.12	$216.74	91.2%	$273.24	$249.28	101.1%	86.0%	86.9%
TTM 3/31/2026	91.1%	$238.14	$216.90	92.7%	$281.26	$260.76	98.3%	84.7%	83.2%
(1)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Holiday Inn Hotel Chelsea Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Occupancy, ADR and RevPAR for the Holiday Inn Hotel Chelsea Property are based on the underwritten cash flow.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set consists of: Holiday Inn Manhattan 6th Avenue Chelsea, Hampton by Hilton Inn Manhattan-Chelsea, Hilton Garden Inn New York Chelsea, Holiday Inn Express NYC Chelsea - NoMad Area, TRYP by Wyndham New York City Times Square / Midtown, and Fairfield by Marriott Inn & Suites New York Midtown Manhattan/Penn Station.
(4)	Penetration Factor is calculated based on the underwritten cash flow and competitive set data provided by a third-party hospitality research report.

The following table presents certain information relating to the operating history and underwritten cash flows of the Holiday Inn Hotel Chelsea Property:

Cash Flow Analysis
	2023	2024	2025	TTM 3/31/2026	UW	UW Per Room(1)
Occupancy (%)	75.4%	89.3%	92.2%	91.1%	91.1%
ADR	$196.26	$225.12	$235.12	$238.14	$238.14
RevPar	$148.03	$201.00	$216.74	$216.90	$216.90

Rooms Revenue	$12,210,668	$16,625,754	$17,879,268	$17,891,927	$17,891,927	$79,168
Food & Beverage Revenue	135,760	20,936	0	21,000	870,278	3,851
Minor Operating Dept / Other	11,010	301,989	1,253,162	1,248,960	1,248,960	5,526
Total Revenue	$12,357,437	$16,948,680	$19,132,430	$19,161,887	$20,011,165	$88,545

Rooms Expense	$3,145,648	$3,848,899	$3,968,358	$3,874,969	$3,874,969	$17,146
Food & Beverage Expenses	0	2,882	15,293	12,974	765,499	3,387
Operating Expenses	$3,145,648	$3,851,781	$3,983,651	$3,887,943	$4,640,468	$20,533

Gross Operating Profit	$9,211,790	$13,096,899	$15,148,779	$15,273,944	$15,370,697	$68,012

Basic Management Fee	$370,827	$510,207	$594,899	$569,999	$600,335	$2,656
G&A and CC Commission	818,053	1,050,092	1,230,405	1,240,936	1,214,813	5,375
Franchise Fees	976,183	1,257,354	1,072,394	1,073,060	1,073,060	4,748
Marketing	386,610	666,423	667,501	645,340	673,942	2,982
Maintenance	587,048	568,629	579,122	583,832	523,454	2,316
Utilities	410,901	457,077	452,558	514,066	514,066	2,275
Total Undistributed Expenses	$3,549,622	$4,509,782	$4,596,879	$4,627,232	$4,599,671	$20,353

Real Estate Taxes	$1,551,851	$1,604,133	$1,611,031	$1,614,162	$1,613,773	$7,141
Insurance	256,933	283,716	296,654	298,456	294,850	1,305
Total Fixed Charges	$1,808,785	$1,887,850	$1,907,685	$1,912,618	$1,908,623	$8,445

Net Operating Income	$3,853,383	$6,699,267	$8,644,215	$8,734,093	$8,862,403	$39,214

FF&E	$377,728	$496,585	$536,378	$536,758	$800,447	$3,542
Net Cash Flow	$3,475,655	$6,202,682	$8,107,837	$8,197,335	$8,061,957	$35,672

NCF DSCR	0.60x	1.08x	1.41x	1.42x	1.40x
NOI Debt Yield	5.0%	8.8%	11.3%	11.4%	11.6%
(1)	Per Room values are based on 226 rooms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
61

Hospitality – Full Service 125 West 26th Street New York, NY 10001	Collateral Asset Summary – Loan No. 5 Holiday Inn Hotel Chelsea	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,500,000 67.1% 1.40x 11.6%

Appraisal. According to the appraisal, the Holiday Inn Hotel Chelsea Property had an “as-is” appraised value of $114,000,000 as of April 10, 2026. The table below shows the appraisal’s “as-is” conclusions:

Holiday Inn Hotel Chelsea Appraised Value(1)
Property	Appraised Value	Capitalization Rate
Holiday Inn Hotel Chelsea	$114,000,000	7.40%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated April 21, 2026, there were no recognized environmental conditions at the Holiday Inn Hotel Chelsea Property.

The Market. The Holiday Inn Hotel Chelsea Property is located at 125 West 26th Street in the Midtown South neighborhood of New York, New York, which continues to exhibit strong performance, with RevPAR increasing approximately 6.6% year-to-date February 2026 from year-to-date February 2025. Submarket fundamentals have been supported by the continued recovery of group, corporate, and leisure demand in New York City, as well as the implementation of Local Law 18, which has constrained alternative lodging supply and further strengthened hotel demand.

Midtown South is the second-largest hotel submarket in New York City, comprising nearly 30,000 rooms, or approximately 22% of total citywide inventory. Performance is driven by a diverse set of demand generators, including major corporate and financial institutions, the Jacob K. Javits Convention Center, Madison Square Garden, Empire State Building, Hudson Yards, and Koreatown. The submarket also serves as a key transportation hub, anchored by Penn Station, Moynihan Train Hall, proximity to Grand Central Terminal, and access to the Port Authority Bus Terminal.

The Borrowers and the Borrower Sponsors. The borrowers are Tulip Hotels LLC and Tulip Hotels OPCO LLC, each a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Holiday Inn Hotel Chelsea Whole Loan.

The borrower sponsors are Neil D. Shah, Luv D. Shah, Manish Shah, Christopher Eng Wang, each associated with Two Kings Real Estate Company (“Two Kings”) and Akbar Rafiq, associated with the Fidera Group. Two Kings is the operating partner for the borrowing entities and acquired the Holiday Inn Hotel Chelsea Property with Fidera Vecta Limited as capital partner. Two Kings is a strategic partnership representing decades of investment and management experience. The principals have owned, operated and financed hundreds of millions of debt and equity investments. The Fidera Group is an independent, European-focused investment manager headquartered in London. The non-recourse carveout guarantors for the Holiday Inn Hotel Chelsea Whole Loan are Christopher Eng Wang, Neil D. Shah, Luv D. Shah and Manish Shah, each associated with Two Kings, and Savile Row IV S.À R.L., a private limited liability company (société à responsabilité), organized and existing under the laws of the Grand Duchy of Luxembourg, and associated with Fidera Vecta Limited), the majority capital partner for the borrowers.

Ultimate control of the borrowers sits with the board of directors of Tulip Hotels REIT LLC, a Delaware limited liability company and an indirect 100% owner of the borrowers. The board is made up of three individual directors: Petra Ekas, Julien Berry and Luv Shah. Petra Ekas and Julien Berry are affiliated with Fidera Vecta and Luv Shah is affiliated with Two Kings. Note that all members of the board may be removed, without cause, by Tulip Holdings LLC, a Delaware limited liability company, the sole common member of Tulip Hotels REIT LLC, which entity, in turn, is indirectly controlled by Akbar Rafiq. Akbar Rafiq is also affiliated with Fidera Vecta.

Property Management. The Holiday Inn Hotel Chelsea Property is managed by BH HI6 Mgmt LLC, a borrower affiliated management company.

Initial and Ongoing Reserves. At origination of the Holiday Inn Hotel Chelsea Whole Loan, the borrowers deposited approximately $416,359 into a real estate tax reserve account.

Tax Escrows – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that are required to be paid by the borrowers or that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $69,393).

Insurance Reserve – The borrowers are required to deposit into an insurance reserve account, on each monthly payment date, an amount equal to 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies; however, deposits are suspended to the extent coverage is maintained under an acceptable blanket policy. At origination of the Holiday Inn Hotel Chelsea Whole Loan, an acceptable blanket policy was in place.

FF&E Reserve – The borrowers are required to deposit into a furniture, fixtures and equipment (“FF&E”) reserve, on each monthly payment date, an amount equal to the greater of (i) 4.0% of projected gross revenue, (ii) the amount required under the management agreement and (iii) the amount required under the franchise agreement for FF&E and capital expenditures (initially estimated to be approximately $68,494).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62

Hospitality – Full Service 125 West 26th Street New York, NY 10001	Collateral Asset Summary – Loan No. 5 Holiday Inn Hotel Chelsea	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,500,000 67.1% 1.40x 11.6%

PIP Reserve – To the extent there are any outstanding PIP requirements for the Holiday Inn Hotel Chelsea Property (a “PIP Trigger Period”), the borrowers are required to deposit all available cash into a PIP reserve account until required funding levels are achieved. The borrowers are required to fund an amount equal to 110% of the estimated PIP costs (as determined by the lender) prior to commencement of PIP work, to the extent not otherwise funded.

Seasonality Reserve – On each monthly payment date occurring in October, November, December, and January the borrowers are required to deposit with the lender an amount equal to $250,000 into a seasonal working capital reserve fund to provide protection for payments during February, March, and April when the rents may be reduced.

Custodial Funds and Hotel Tax Reserve – During the continuance of a Trigger Period (as defined below), the borrowers will deliver or cause to be delivered to lender on each monthly payment date, for deposit into the custodial funds and hotel tax account, an amount reasonably budgeted by the borrowers and approved by the lender in its reasonable discretion (or determined by the lender if the borrowers fail to establish a budgeted amount), to provide for custodial funds and sales and occupancy taxes that are anticipated to be payable during such month.

Refundable Advance Payments Reserve – During the continuance of a Trigger Period, the borrowers will deliver or cause to be delivered to the lender, for deposit into the refundable advance payments account, as and when received an amount equal to the advance payments and deposits that have been received, including for group business, banquets and other events (such amounts, “Refundable Advance Payments”); provided, however, that the borrowers will not be required to deposit any such Refundable Advance Payments with the lender until such time as the aggregate amount of all such Refundable Advance Payments received by the borrowers (and not yet disbursed) in any particular calendar year exceeds $75,000.

Lockbox / Cash Management. The Holiday Inn Hotel Chelsea Whole Loan is structured with a hard lockbox and springing cash management. At origination of the Holiday Inn Hotel Chelsea Whole Loan, the borrowers were required to establish a lender-controlled lockbox account into which all rents, revenues and receipts from the Holiday Inn Hotel Chelsea Property are required to be deposited directly by the tenants. Within one business day of origination of the Holiday Inn Hotel Chelsea Whole Loan, the borrowers were required to deliver direction letters to (i) all tenants occupying space at the Holiday Inn Hotel Chelsea Property directing them to pay all rent and other sums due under the lease to which they are a party into the lender-controlled lockbox account and (ii) each of the credit card companies or credit card clearing banks with which the borrowers or property manager has entered into a merchant’s or other credit card agreement directing them to pay all payments which would otherwise be paid to the borrowers or property manager under the applicable credit card processing agreement into the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred within one business day of receipt to the borrowers’ operating account unless a Trigger Period (as defined below) exists, in which case, at the lender’s election, all funds in the lockbox account are required to be swept on a daily basis to a lender-controlled cash management account to be applied and disbursed in accordance with the Holiday Inn Hotel Chelsea Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Holiday Inn Hotel Chelsea Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Holiday Inn Hotel Chelsea Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Holiday Inn Hotel Chelsea Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Trigger Period” means the period commencing on the earliest to occur of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.30x, (iii) the occurrence of a PIP Trigger Period, (iv) the occurrence of any bankruptcy or insolvency of the borrowers, the guarantor or, to the extent applicable, the affiliated property manager, (v) the period during which a mezzanine loan is outstanding (a “Mezzanine Trigger Period”), and (vi) if the guarantor breaches any of the guarantor financial covenants or the failure of the guarantor to deliver financial reports as required by the guaranty; and expiring upon (u) with respect to clause (i) above, the cure of the applicable event of default, (v) with respect to clause (ii) above, the debt service coverage ratio remaining equal to or greater than 1.30x for two consecutive calendar quarters, (w) with respect to clause (iii) above, the expiration of the applicable PIP Trigger Period, (x) with respect to clause (iv) above, the resolution of such bankruptcy or insolvency (including, if applicable, the replacement of the property manager with a property manager and management agreement approved by lender), (y) with respect to clause (v) above, the applicable Mezzanine Trigger Period has ended, and (z) with respect to clause (vi) above, upon such time the lender receives satisfactory evidence that the guarantor is in compliance with the guarantor financial covenants and/or the guarantor delivers the subject financial reports, as applicable.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63

Retail – Anchored Various Mesa, AZ 85204	Collateral Asset Summary – Loan No. 6 Mesa Grand	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 62.1% 1.46x 10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
64

Retail – Anchored Various Mesa, AZ 85204	Collateral Asset Summary – Loan No. 6 Mesa Grand	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 62.1% 1.46x 10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
65

Retail – Anchored Various Mesa, AZ 85204	Collateral Asset Summary – Loan No. 6 Mesa Grand	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 62.1% 1.46x 10.2%
Mortgage Loan Information		Property Information
Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Retail – Anchored
Borrower Sponsors:	Iridius Capital LLC, James Hardman and Michael A. Sarabia	Collateral:	Fee
Borrower:	DSW Mesa Grand/Spectrum LLC	Location:	Mesa, AZ
Original Balance:	$38,000,000	Year Built / Renovated:	1999 / NAP
Cut-off Date Balance:	$38,000,000	Property Management:	DSW Commercial Real Estate, L.L.C.
% by Initial UPB:	5.4%	Size:	214,845 SF
Interest Rate:	6.58300%	Appraised Value / Per SF(2):	$61,200,000 / $285
Note Date:	June 8, 2026	Appraisal Date(2):	December 31, 2026
Original Term:	60 months	Occupancy(3):	95.0% (as of June 3, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	94.6%
Original Amortization:	NAP	Underwritten NOI:	$3,888,562
Interest Only Period:	60 months	Underwritten NCF:	$3,698,077
First Payment Date:	August 6, 2026
Maturity Date:	July 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$3,309,093 (TTM March 31, 2026)
Additional Debt Balance:	NAP	2025 NOI:	$3,253,496
Call Protection(1):	L(23),YM1(30),O(7)	2024 NOI:	$3,451,291
Lockbox / Cash Management:	Hard / Springing	2023 NOI:	$2,892,688

Reserves(4)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$177
Taxes:	$113,308	$28,327	NAP	Maturity Date Loan / SF:	$177
Insurance:	$0	Springing	NAP	Cut-off Date LTV(2):	62.1%
Replacement Reserves:	$0	$5,729	NAP	Maturity Date LTV(2):	62.1%
TI / LC:	$0	$13,428	$483,401	UW NOI DY:	10.2%
Unfunded Obligations Reserve:	$2,053,363	$0	NAP	UW NCF DSCR:	1.46x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$38,000,000	100.0%	Loan Payoff	$31,637,367	83.3%
			Return of Equity	2,601,332	6.8
			Reserves	2,166,671	5.7
			Closing Costs	1,594,630	4.2
Total Sources	$38,000,000	100.0%	Total Uses:	$38,000,000	100.0%
(1)	The lockout period means the period from origination date to but excluding the payment date in July 2028. The lockout period (partial release) means the period from origination date to but excluding the payment date in January 2027. The borrower can undertake a partial release after 6 months and can prepay the loan in its entirety after 23 months.
(2)	The Appraised Value set forth above is the Prospective As Stabilized Value of the Mesa Grand Property (as defined below) as of December 31, 2026. The appraisal also provided an “As-Is” appraised value of the Mesa Grand Property of $57,350,000 as of March 31, 2026, which results in an Appraised Value Per SF of $267, and a Cut-off Date LTV and Maturity Date LTV of 66.3% each.
(3)	The Mesa Grand Property is 95.0% occupied as of June 3, 2026. Crunch Fitness signed its lease on December 12, 2025 and has taken possession of the space as of June 1, 2026, with rent commencement expected no later than December 1, 2026. While all delivery outs are no longer in effect, we cannot assure you whether Crunch Fitness will commence paying rent as expected or at all.
(4)	See “Initial and Ongoing Reserves” below for further discussion of reserve information.

The Loan. The sixth largest mortgage loan (the “Mesa Grand Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $38,000,000. The Mesa Grand Mortgage Loan was originated on June 8, 2026, by Goldman Sachs Bank USA (“GSBI”). The Mesa Grand Mortgage Loan is secured by the borrower’s fee simple interest in a 214,845 square foot retail power center located in Mesa, Arizona (the "Mesa Grand Property"). The Mesa Grand Mortgage Loan has a five-year interest only term and accrues interest at a fixed rate of 6.58300% per annum on an Actual/360 basis.

The Property. The Mesa Grand Property is a 214,845 square foot power center located in Mesa, Arizona. The Mesa Grand Property was originally constructed in 1999. The Mesa Grand Property is situated on an approximately 22.12-acre site and is comprised of ten buildings, including 80,817 SF of shop space, 12,000 SF of large shop space, 106,614 SF of anchor space, two ground leased pads totaling 12,747 SF, and 2,667 SF of owner storage space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66

Retail – Anchored Various Mesa, AZ 85204	Collateral Asset Summary – Loan No. 6 Mesa Grand	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 62.1% 1.46x 10.2%

The Mesa Grand Property is shadow anchored by Walmart (non-collateral) and AMC (non-collateral) and junior anchor tenants including Crunch Fitness, PetSmart, Burlington Coat Factory, Michaels Stores and Dollar Tree. All junior anchor stores are owned by the borrower as part of the Mesa Grand Property.

The Mesa Grand Property benefits from the joining of the Pima Freeway and the Red Mountain Freeway. The Red Mountain Freeway extends west from the Pima Freeway through the Phoenix metropolitan area joining with Interstate 10 and extending through downtown Phoenix. The Mesa Grand Property has access to 1,478 surface parking spaces, resulting in a parking ratio of approximately 6.88 spaces per 1,000 square feet of net rentable area. As of June 3, 2026, the Mesa Grand Property is 95.0% occupied by 35 tenants, inclusive of Crunch Fitness.

Major Tenants. The three largest tenants by underwritten base rent at the Mesa Grand Property are Crunch Fitness, PetSmart and Burlington Coat Factory.

Crunch Fitness (33,948 square feet; 15.8% of NRA; 15.4% of underwritten base rent). Crunch Fitness is a US-based health club chain founded in 1989 with over 300 locations worldwide. Crunch Fitness signed a lease on December 12, 2025 with a ten-year lease term and three, five-year renewal options. Crunch Fitness took possession of the space as of June 1, 2026. Crunch Fitness is currently completing the build-out of its space and is projected to open for business in 2026 with rent commencement expected no later than December 1, 2026. Crunch Fitness has termination options related to exclusive use, co-tenancy, interruption of required visibility, access, or parking for over 90 days and materially impacts business, casualty, and condemnation.

PetSmart (26,352 square feet; 12.3% of NRA; 9.4% of underwritten base rent). PetSmart is the largest specialty retailer in North America, proudly employing approximately 50,000 associates across 1,660+ stores, seven distribution centers, and two home offices. PetSmart has been a tenant at the Mesa Grand Property since 1999, has a lease expiration date of January 31, 2035 and has two, five-year renewal options remaining and termination options related to co-tenancy, casualty, and condemnation.

Burlington Coat Factory (23,530 square feet; 11.0% of NRA; 8.6% of underwritten base rent). Burlington Coat Factory (“Burlington”) is a Fortune 500 company and its common stock is traded on the New York Stock Exchange under the ticker symbol “BURL.” Burlington operates more than 1000 stores, in 46 states, Washington D.C. and Puerto Rico. Burlington has been a tenant at the Mesa Grand Property since 2021, has a lease expiration date of February 28, 2032 and has four, five-year extension options remaining and termination options related to co-tenancy, casualty, and condemnation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67

Retail – Anchored Various Mesa, AZ 85204	Collateral Asset Summary – Loan No. 6 Mesa Grand	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 62.1% 1.46x 10.2%

The following table presents certain information relating to the tenants at the Mesa Grand Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent(2)	UW Base Rent PSF(2)	% of Total UW Base Rent(2)	Lease Exp. Date	Renewal Options	Termination Option (Y/N)
Crunch Fitness	NR/NR/NR	33,948	15.8%	$594,090	$17.50	15.4%	11/1/2036	3 x 5yr	Y(3)
PetSmart	NR/NR/NR	26,352	12.3%	$362,340	$13.75	9.4%	1/31/2035	2 x 5yr	Y(4)
Burlington Coat Factory	NR/BB+/NR	23,530	11.0%	$329,420	$14.00	8.6%	2/28/2032	4 x 5yr	Y(5)
Michaels Stores	NR/NR/NR	22,784	10.6%	$290,496	$12.75	7.6%	3/31/2035	3 x 5yr	Y(6)
Pacific Dental Services	NR/NR/NR	6,400	3.0%	$192,000	$30.00	5.0%	8/31/2035	2 x 5yr	Y(7)
First Watch Restaurants, Inc.	NR/NR/NR	4,995	2.3%	$163,586	$32.75	4.3%	12/31/2033	2 x 5yr	Y(8)
Mellow Mushroom	NR/NR/NR	7,200	3.4%	$159,336	$22.13	4.1%	5/31/2031	3 x 5yr	Y(9)
Famous Footwear	NR/NR/NR	5,000	2.3%	$119,000	$23.80	3.1%	11/30/2034	None	Y(10)
Consumer Cellular	NR/NR/NR	4,225	2.0%	$118,892	$28.14	3.1%	6/30/2030	2 x 5yr	N
Angry Cow Mongolian Grill	NR/NR/NR	4,078	1.9%	$110,106	$27.00	2.9%	7/31/2036	2 x 5yr	N
Major Tenants		138,512	64.5%	$2,439,266	$17.61	63.4%
Other Tenants(11)		65,635	30.5%	$1,407,956	$21.45	36.6%
Occupied Collateral Total		204,147	95.0%	$3,847,222	$18.85	100.0%
Vacant Space		10,698	5.0%
Collateral Total		214,845	100.0%
(1)	Based on base rent and underwritten rent roll dated June 3, 2026.
(2)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include $51,569 of contractual rent steps through July 2027.
(3)	Crunch Fitness has termination options related to (i) an exclusive use violation after 12 consecutive months, (ii) a co-tenancy violation after 12 consecutive months, (iii) interruption of required visibility, access or parking for over 90 days that materially impacts business, (iv) casualty, and (v) condemnation.
(4)	PetSmart has termination options related to (i) a co-tenancy violation after 12 consecutive months, (ii) casualty, and (iii) condemnation.
(5)	Burlington Coat Factory has termination options related to (i) a co-tenancy violation after 12 consecutive months, (ii) casualty and (iii) condemnation.
(6)	Michaels Stores has termination options related to (i) a co-tenancy violation after 18 consecutive months, (ii) an exclusive use violation, (iii) a violation of prohibited use in the shopping center, (iv) inability for tenant signage, (v) casualty and (vi) condemnation.
(7)	Pacific Dental Services may terminate its lease at any time after the fifth lease year (March 18, 2028) with 120 days’ prior notice and payment of a $25,000 termination fee.
(8)	First Watch Restaurants, Inc has termination options related to (i) utility interruption making it unable to operate for 30 consecutive days for borrower negligence or 180 consecutive days for other reason, (ii) permit loss for outdoor seating, (iii) an exclusive use violation after 12 consecutive months after notice of such violation is provided to the borrower, (iv) casualty and (v) condemnation.
(9)	Mellow Mushroom has termination options related to (i) an exclusive use violation after 12 months, (ii) casualty, and (iii) condemnation.
(10)	Famous Footwear has the right to terminate its lease effective between December 1, 2029 and February 28, 2030 by providing 90 days’ notice given in the three month period if tenant’s gross sales are less than $1.5 million between December 1, 2028 and November 30, 2029.
(11)	Includes a 2,667 square foot storage suite for landlord space with no attributable rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
68

Retail – Anchored Various Mesa, AZ 85204	Collateral Asset Summary – Loan No. 6 Mesa Grand	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 62.1% 1.46x 10.2%

The following table presents certain information relating to the lease rollover schedule at the Mesa Grand Property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent(2)	% of Total U/W Base Rent(2)	U/W Base Rent $ per SF(2)	# of Expiring Leases
2026 & MTM	2,902	1.4%	1.4%	$63,844	1.7%	$22.00	1
2027	7,883	3.7%	5.0%	$229,084	6.0%	$29.06	5
2028	3,954	1.8%	6.9%	$118,811	3.1%	$30.05	2
2029	12,963	6.0%	12.9%	$304,042	7.9%	$23.45	5
2030	21,770	10.1%	23.0%	$388,903	10.1%	$17.86	5
2031	8,775	4.1%	27.1%	$199,436	5.2%	$22.73	2
2032	25,530	11.9%	39.0%	$380,920	9.9%	$14.92	2
2033	10,695	5.0%	44.0%	$320,554	8.3%	$29.97	3
2034	11,241	5.2%	49.2%	$237,471	6.2%	$21.13	3
2035	57,741	26.9%	76.1%	$899,961	23.4%	$15.59	4
2036	38,026	17.7%	93.8%	$704,196	18.3%	$18.52	2
2037 & Thereafter(3)	2,667	1.2%	95.0%	$0	0.0%	$0.00	0
Vacant	10,698	5.0%	100.0%	NAP	NAP	NAP	0
Total / Wtd. Avg.	214,845	100.0%		$3,847,222	100.0%	$18.85	34
(1)	Based on underwritten rent roll dated June 3, 2026. Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(2)	U/W Base Rent, % of Total U/W Base Rent and U/W Base Rent $ per SF include $51,569 of contractual rent steps through July 2027.
(3)	Includes a 2,667 square foot storage suite for landlord use that should not be considered rentable space.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Mesa Grand Property:

Cash Flow Analysis
	2023	2024	2025	TTM (3/31/2026)	Underwritten	Underwritten Per Square Foot
Total Leased Rent(1)	$3,133,724	$3,621,206	$3,423,521	$3,454,320	$3,847,222	$17.91
Vacancy Gross Up	0	0	0	0	339,195	1.58
Gross Potential Rent	$3,133,724	$3,621,206	$3,423,521	$3,454,320	$4,186,417	$19.49
Overage/Percentage Rent	168,033	193,680	55,523	46,760	14,362	0.07
Total Reimbursements	1,855,509	1,704,819	1,826,409	1,788,853	2,015,949	9.38
Other Income	5,117	174,380	14,182	14,797	9,341	0.04
Net Rental Income	$5,162,385	$5,694,085	$5,319,634	$5,304,730	$6,226,069	$28.98
(Vacancy Gross Up)	(42,205)	(71,597)	(74,751)	(70,584)	(339,195)	(1.58)
(Commercial Credit Loss)	(214,416)	(312,295)	(30,708)	(30,708)	0	0.00
Effective Gross Income	$4,905,764	$5,310,193	$5,214,175	$5,203,437	$5,886,874	$27.40
Real Estate Taxes	339,752	388,896	344,567	329,790	356,505	1.66
Insurance	43,463	55,162	41,902	55,869	64,860	0.30
Management Fee	199,723	191,522	182,511	175,454	206,041	0.96
Other Expenses	1,430,138	1,223,322	1,391,700	1,333,231	1,370,907	6.38
Total Expenses	$2,013,076	$1,858,902	$1,960,680	$1,894,344	$1,998,312	$9.30
Net Operating Income(2)	$2,892,688	$3,451,291	$3,253,496	$3,309,093	$3,888,562	$18.10
Capital Expenditures	0	0	0	0	64,671	0.30
TI/LC	0	0	0	0	125,813	0.59
Net Cash Flow	$2,892,688	$3,451,291	$3,253,496	$3,309,093	$3,698,077	$17.21

Occupancy	92.8%	94.1%	79.1%	79.1%	94.6%
NOI Debt Yield	7.6%	9.1%	8.6%	8.7%	10.2%
NCF DSCR	1.14x	1.36x	1.28x	1.30x	1.46x
(1)	Based on the underwritten rent roll dated June 3, 2026 with $51,569 of contractual steps through July 2027.
(2)	The increase in Net Operating Income from TTM (3/31/2026) to Underwritten reflects the Crunch Fitness lease, which was signed on December 12, 2025. Crunch Fitness has taken occupancy of the space as of June 1, 2026, and rent commencement is expected no later than December 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69

Retail – Anchored Various Mesa, AZ 85204	Collateral Asset Summary – Loan No. 6 Mesa Grand	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 62.1% 1.46x 10.2%

Appraisal. According to the appraisal, the Mesa Grand Property has a “prospective as stabilized” appraised value of $61,200,000 as of December 31, 2026, and an as-is value (exclusive of Crunch Fitness and Angry Cow Mongolian Grill not yet in occupancy as of the valuation date) of $57,350,000 as of March 31, 2026. The table below shows the appraisal’s “prospective as stabilized” conclusions.

Mesa Grand Appraised Value(1)
Property	Appraised Value	Capitalization Rate
Mesa Grand	$61,200,000	7.00%
(1)	Source: Appraisal.

Environmental Matters. The Phase I environmental assessment of the Mesa Grand Property dated April 7, 2026 identified no recognized environmental conditions, controlled recognized environmental conditions or significant data gaps.

The Market. The Mesa Grand Property is located in Mesa, Arizona, approximately 14 miles southeast of the Phoenix Central Business Center. In addition to interior roadway linkages, access to and from the subject neighborhood has been enhanced due to the joining of Pima Freeway (State Route 101) and the Red Mountain Freeway (State Route 202). The Red Mountain Freeway extends west from the Pima Freeway joining with Interstate 10 and extending through downtown Phoenix. According to the appraisal, the Mesa Grand Property is located within the Mesa/Chandler/Gilbert retail submarket. As of the fourth quarter of 2025, the Mesa/Chandler/Gilbert retail submarket contains approximately 53.16 million SF of inventory, an average asking rent of $18.93 per square foot and a vacancy rate of 5.3%. Through 2025, the Mesa/Chandler/Gilbert retail submarket had 40,000 SF of delivered space and 81,000 SF of net absorption in the fourth quarter of 2025.

Per the appraisal, as of year-end 2025, total population within a one-, three- and five-mile radius from the Mesa Grand Property totaled 12,397, 151,433 and 413,680, respectively, and average household income within the same radii was $113,325, $101,658 and $107,885, respectively.

The following table presents certain information relating to the anchor rent comparables for the Mesa Grand Property:

Competitive Set Summary(1)
Property Name/Location	Year Built / Renovated	Major Tenant	Lease Date	Lease Size	Initial Rent PSF	Lease Term (Years)
Mesa Grand Various Mesa, AZ	1999 / NAP	Crunch Fitness(2)	Dec-2026(2)	33,948(2)	$17.50(2)	10(2)
5051 E. Ray Rd Phoenix, AZ	1996 / NAP	Golf Galaxy	Feb-2025	23,583	$21.00	10
625 S. Cotton Ln Goodyear, AZ	2025 / NAP	Burlington Coat Factory	May-2025	20,000	$13.50	10
2095 N. Alma School Rd Chandler, AZ	1991 / 2025	Burlington Coat Factory	Apr-2026	25,917	$18.25	10
5051 E. Ray Rd Phoenix, AZ	1996 / NAP	Crunch Fitness	Sep-2026	46,535	$14.00	10
2483 S. Market St Gilbert, AZ	2005 / NAP	Cavenders	Nov-2026	24,000	$12.70	10
(1)	Source: Appraisal unless otherwise noted.
(2)	Based on the underwritten rent roll dated June 3, 2026.

The Borrower and the Borrower Sponsors. The borrower is DSW Mesa Grand/Spectrum LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Mesa Grand Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors under the Mesa Grand Mortgage Loan are Iridius Capital LLC, James Hardman and Michael A. Sarabia.

Property Management. The Mesa Grand Property is currently managed by DSW Commercial Real Estate, L.L.C., a full-service commercial real estate development and property management company, and an affiliate of the borrower, that currently manages and oversees more than 1 million square feet of commercial properties and has invested in nearly $125 million of real estate.

Initial and Ongoing Reserves. At origination, the borrower deposited (a) approximately $113,308 into a tax reserve, and (b) $2,053,363 into an unfunded obligations reserve including $1,878,300 owed to Crunch Fitness for tenant improvements, leasing commissions, gap rent and free or abated rent, $132,178 owed to Angry Cow Mongolian Grill for tenant improvements, leasing commissions and gap rent and $42,885 owed to Pacific Dental for tenant improvements.

Tax Reserve – On each payment date, the borrower is required to deposit into a real estate tax reserve an amount equal to 1/12th of the amount that the lender reasonably estimates will be necessary to pay real estate taxes over the next 12-month period, initially estimated to be approximately $28,327.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70

Retail – Anchored Various Mesa, AZ 85204	Collateral Asset Summary – Loan No. 6 Mesa Grand	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 62.1% 1.46x 10.2%

Insurance Reserve – On each payment date, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable over the next 12-month period. Notwithstanding the foregoing, the borrower is not required to make deposits into such reserve so long as (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower are part of a blanket policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and paid receipts for the payment of the insurance premiums at least 10 days prior to the expiration dates of said policies. At origination of the Mesa Grand Mortgage Loan, an acceptable blanket policy was in place.

Capital Expenditure Reserve – On each payment date, the borrower is required to deposit approximately $5,729 into a reserve account for capital expenditures required to be made to the Mesa Grand Property during the calendar year.

TI/LC Reserve – On each payment date, the borrower is required to deposit approximately $13,428 into a reserve account for tenant improvement and leasing commission costs required to be made by the borrower during the calendar year, subject to a cap of approximately $483,401.

Critical Tenant Account – To the extent a Trigger Period (as defined below) occurs as a result of a Critical Tenant Trigger Event (as defined below), excess cash flow is required to be deposited into a critical tenant reserve in accordance with the Mesa Grand Mortgage Loan documents.

Excess Cash Flow Account – To the extent a Trigger Period occurs for any reason other than a Critical Tenant Trigger Event, excess cash flow is required to be deposited into an excess cash flow reserve in accordance with the Mesa Grand Mortgage Loan documents.

A “Critical Tenant Trigger Event” means the occurrence of any of the following: (i) the date of the filing of a bankruptcy petition by or against any Critical Tenant (as defined below) or the guarantor under its lease under the bankruptcy code; (ii) if any Critical Tenant has not given notice to renew its lease (a) as of the date required pursuant to its lease or (b) if no date is specified, at least six months prior to the expiration of its lease; (iii) the date that any Critical Tenant either (x) gives notice or there is otherwise written evidence (including from publicity available information) of an intent to (1) terminate its lease pursuant to a termination right set forth therein or otherwise that will result in the termination of such lease in the immediately subsequent 12-month period or (2) vacate its Critical Tenant Space (as defined below) for the remainder of the term of its lease or (y) goes dark, discontinues its operations or business in a portion of its Critical Tenant Space, vacates or is otherwise not in occupancy of portion of the its Critical Tenant Space excluding any temporary discontinuance of its business (A) for a period not to exceed 30 consecutive days and not more than 90 days in any 12-month period so long as the Critical Tenant is otherwise in compliance with the terms of its lease or (B) caused solely by casualty, condemnation, renovations or alterations undertaking pursuant to the terms of its lease or force majeure and which discontinuance does not extend for a period in excess of the lessor of 90 consecutive days or the period of time which results in the commencement of any co-tenancy trigger under any other lease at the Mesa Grand Property; or (iv) the occurrence of an event of default by the borrower, as landlord or a Critical Tenant under any Critical Tenant lease beyond any applicable cure or grace period, which event of default would allow the borrower or the related Critical Tenant to terminate its lease.

A “Critical Tenant” means any of the following: (i) Crunch Fitness and (ii) any successor tenant which takes occupancy of all or a portion of the Crunch Fitness space pursuant to the (a) Crunch Fitness lease or (b) any future lease for all or any portion of the Crunch Fitness space that is more than 20,000 square feet (the space being occupied by a Critical Tenant being sometimes referred to as the “Critical Tenant Space”).

Lockbox / Cash Management. The Mesa Grand Mortgage Loan is structured with a hard lockbox and springing cash management. On or prior to the origination of the Mesa Grand Mortgage Loan, the borrower was required to establish and maintain an account with the lockbox bank into which all income from the Mesa Grand Property is required to be deposited. At the end of each business day the lockbox bank is required to remit all amounts contained in the lockbox account directly into an account specified by the lender. Within five business days of the origination of the Mesa Grand Mortgage Loan, the borrower was required to deliver notice to each tenant instructing that (i) all payments under its lease are required to be remitted directly to, and deposited directly into, the lockbox account, and (ii) such instruction may not be rescinded unless and until such tenant receives from the borrower or the lender a copy of the lender’s written consent to such rescission. So long as no Cash Management Period (as defined below) is continuing, the lender will specify the account for such remittance by the lockbox bank to be the borrower’s operating account, and during the continuance of a Cash Management Period the lender will specify the lender’s cash management account for such remittance by the lockbox bank. Funds in the cash management account during a Trigger Period are required to be applied to debt service, the tax and insurance reserves, as applicable, an amount equal to one month of budgeted operating expenses (provided that such amounts are used by the borrower solely to pay the budgeted operating expenses), the capital expenditure reserve, the TI/LC reserve, and, after the application of such funds in accordance with the Mesa Grand Mortgage Loan documents, any remaining funds are required to be deposited into the critical tenant reserve account or the excess cash flow reserve account, as applicable, as additional collateral for the Mesa Grand Mortgage Loan, or, if no Cash Management Period is continuing, disbursed to the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

Retail – Anchored Various Mesa, AZ 85204	Collateral Asset Summary – Loan No. 6 Mesa Grand	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 62.1% 1.46x 10.2%

A “Cash Management Period” means any of the following periods: (i) the period from the commencement of a Trigger Period until the earlier to occur of the end of such Trigger Period or the Mesa Grand Mortgage Loan is paid in full; or (ii) the period from the occurrence of an event of default until the earlier to occur of such event of default is waived by the lender or the Mesa Grand Mortgage Loan is paid in full. A Cash Management Period will not be terminated unless, at the time the borrower satisfies the conditions for termination of the applicable Cash Management Period as set forth in clause (i) or clause (ii) above, there is no continuing event of default and no other event has occurred which would cause an additional Cash Management Period as described above. In the event that a Cash Management Period is terminated as set forth in clause (i) or clause (ii) above, a Cash Management Period will be reinstated upon the subsequent occurrence of a Trigger Period or event of default.

A “Trigger Period” means (a) each period that commences when the DSCR, determined as of the first day of any fiscal quarter, is less than 1.25x and the borrower has not timely made the cash deposit into an excess cash flow account or delivered a letter of credit to the lender, in each case, as provided in the Mesa Grand Mortgage Loan documents, and concludes upon the earlier to occur of (y) the DSCR, determined as of the first day of any two consecutive fiscal quarters thereafter, is equal to or greater than 1.25x or (z) an appropriate deposit of cash is made to the excess cash flow account or a letter of credit is deposited with the lender as permitted pursuant to the Mesa Grand Mortgage Loan documents, (b) if the financial reports required under Mesa Grand Mortgage Loan documents are not delivered to the lender pursuant to the terms of the Mesa Grand Mortgage Loan documents, subject to the notice and cure period specified in the Mesa Grand Mortgage Loan documents, a Trigger Period is deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period is ongoing, and (c) any period from (i) the occurrence of a Critical Tenant Trigger Event to (ii) the satisfaction of the certain disbursement conditions described in the Mesa Grand Mortgage Loan documents.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. The Mesa Grand Property includes two outparcel lots currently occupied by Chili’s Bar and Grill (the “Chili’s Release Parcel”) and Mellow Mushroom (the “Mellow Mushroom Release Parcel” and together with the Chili’s Release Parcel, each a “Mesa Grand Release Parcel”). The Chili’s Release Parcel was allocated a Mesa Grand Mortgage Loan amount of $1,154,902 and the Mellow Mushroom Release Parcel was allocated a Mesa Grand Mortgage Loan amount of $1,782,026 (each, a “Mesa Grand Release Parcel Allocated Amount”). On and after January 6, 2027, the borrower may obtain the release of one or more Mesa Grand Release Parcels subject to certain conditions including, (i) no event of default has occurred and is continuing, (ii) the Mesa Grand Release Parcel is conveyed to a third party (including an affiliate), (iii) the release of such Mesa Grand Release Parcel will not have a material adverse effect on the remaining collateral, (iv) the remaining collateral and the Mesa Grand Release Parcel is bound by any necessary declarations or cross-easement agreements, (v) satisfaction of customary REMIC requirements, including delivery by the borrower of a REMIC opinion, (vi) after giving effect to a release, (x) the debt yield for the remaining portion of the Mesa Grand Property is no less that the greater of 10.23% and the debt yield immediately prior to such release; and (y) the debt service coverage ratio for the remaining portion of the Mesa Grand Property is no less than the greater of 1.34x and the debt service coverage ratio immediately prior to such release, (vii) the borrower pays all reasonable out-of-pocket costs and expenses of the lender incurred in connection with such release and (viii) payment of an amount equal to the greater of (y) 115% of the Mesa Grand Release Parcel Allocated Amount for such Mesa Grand Release Parcel, and (z) if applicable, 85% of the net sales proceeds from the transfer and conveyance of such Mesa Grand Release Parcel plus, to the extent the release occurs before January 6, 2031, a yield maintenance premium equal to 1% of the amount prepaid. If immediately following a release of any Mesa Grand Release Parcel, the fair market value of the property securing the Mesa Grand Mortgage Loan at the time of such determination as calculated under the Mesa Grand Mortgage Loan documents is not at least 80% of the Mesa Grand Mortgage Loan's adjusted issue price within the meaning of the Internal Revenue Code of 1986 (the “Code”), then the borrower is required to prepay the Mesa Grand Mortgage Loan in an amount equal to either (i) an amount necessary to satisfy the foregoing or (ii) a lesser amount, provided that the borrowers deliver an opinion of counsel that such release does not cause any portion of the Mesa Grand Mortgage Loan to cease to be a “qualified mortgage” within the meaning of section 860G(a)(3) of the Code.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Cannon Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,900,000 68.0% 1.65x 11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
73

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Cannon Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,900,000 68.0% 1.65x 11.1%

Sun Valley
Spanish Springs
Northeast Reno
Northwest Reno
Sparks
RENO
West Reno
Reno-Tahoe Intl. Airport
WASHOE COUNTY
STOREY COUNTY
TOIYABE NATIONAL FOREST
PAH RAH MTN RANGE
4

DETROIT
WINDSOR
Ann Arbor
Taylor
ONTARIO
MICHIGAN
Lake Erie
Monroe
TOLEDO
Maumee
Port Clinton
Sandusky
Clyde
Fremont
5
Bowling Green
Bellevue
Norwalk
Vermilion
Lorain
Elyria
CLEVELAND
Mentor
Euclid
Parma
Strongsville
Cuyahoga Falls
AKRON
Medina
Fostoria
Tiffin
Findlay
OHIO
Bucyrus
Ashland
Wooster
Canton
Massillon
Mansfield
Marion
New Philadelphia
Bellefontaine
Mount Vernon

Mundelein
Libertyville
Lake Forest
Crystal Lake
Cary
Vernon Hills
Lincolnshire
Highland Park
Algonquin
Buffalo Grove
Wheeling
7
Palatine
Northbrook
Glencoe
Lake Michigan
Arlington Hts.
Wilmette
Mt Prospect
Glenview
Elgin
Hoffman Estates
Schaumburg
Elk Grove Village
Des Plaines
Evanston
Skokie
Park Ridge
South Elgin
Bartlett
St. Charles
Carol Stream
Glendale Heights
Addison
Melrose Park
Oak Park
Wheaton
Elmhurst
Lombard
Loop
West Chicago
Glen Ellyn
6
Cicero
1
Broadview
2
3
Berwyn
CHICAGO
Naperville
Lisle
Downers Grove
Hinsdale
Midway Intl. Airport
Aurora
Woodridge
Burbank
Burr Ridge
Oak Lawn
Bolingbrook
Palos Hills
Oswego
Romeoville
Orland Park
Oak Forest
Harvey
Calumet City

Cannon Industrial Portfolio

1	3200 South Kilbourn Avenue	Chicago, IL
2	4400 West 35th Place	Chicago, IL
3	3700 S Kedzie Avenue	Chicago, IL
4	9295 & 9315 Prototype Drive	Reno, NV
5	401 East Elm Street	Clyde, OH
6	1900 S. 25th Avenue	Broadview, IL
7	1351 S. Wheeling Road	Wheeling, IL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
74

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Cannon Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,900,000 68.0% 1.65x 11.1%
Mortgage Loan Information		Property Information
Loan Seller:	BMO	Single Asset / Portfolio(4):	Portfolio
Loan Purpose:	Acquisition	Properties Type – Subtype:	Industrial – Various
Borrower Sponsor(s):	Kamyar Mateen and Tyler Mateen	Collateral:	Fee
Borrower(s)(1):	Various	Location(4):	Various, Various
Original Balance(2):	$37,900,000	Year Built / Renovated(4):	Various / Various
Cut-off Date Balance(2):	$37,900,000	Property Management:	Cannon Industrial 7 LLC
% by Initial UPB:	5.4%	Size:	2,590,325 SF
Interest Rate:	6.24250%	Appraised Value / Per SF:	$261,100,000 / $101
Note Date:	May 20, 2026	Appraisal Date(5):	Various
Original Term:	60 months	Occupancy(6):	92.6% (as of Various)
Amortization:	Interest Only	UW Economic Occupancy:	92.5%
Original Amortization:	NAP	Underwritten NOI:	$19,733,037
Interest Only Period:	60 months	Underwritten NCF:	$18,567,391
First Payment Date:	July 6, 2026
Maturity Date:	June 6, 2031	Historical NOI
Additional Debt Type(2):	Pari Passu	Most Recent NOI(7):	NAV
Additional Debt Balance(2):	$139,600,000	2025 NOI(7):	NAV
Call Protection:	L(26),D(28),O(6)	2024 NOI(7):	NAV
Lockbox / Cash Management:	Hard / In Place	2023 NOI(7):	NAV

Reserves(3)				Financial Information(2)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$69
Taxes:	$0	Springing	NAP	Maturity Date Loan / SF:	$69
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	68.0%
Deferred Maintenance:	$475,800	$0	NAP	Maturity Date LTV:	68.0%
Broadview Reserve:	$0	Springing	NAP	UW NOI DY:	11.1%
				UW NCF DSCR:	1.65x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$177,500,000	72.8%	Purchase Price	$240,000,000	98.4%
Sponsor Equity	66,309,757	27.2	Closing Costs(8)	3,333,957	1.4
			Upfront Reserves	475,800	0.2
Total Sources	$243,809,757	100.0%	Total Uses	$243,809,757	100.0%
(1)	See “The Borrowers and the Borrower Sponsors” below.
(2)	The Cannon Industrial Portfolio Mortgage Loan (as defined below) is part of the Cannon Industrial Portfolio Whole Loan (as defined below), which is evidenced by 12 pari passu promissory notes, with an aggregate original principal balance and Cut-off Date Balance of $177,500,000. Financial Information presented above is based on the Cannon Industrial Portfolio Whole Loan.
(3)	See “Initial and Ongoing Reserves” below.
(4)	See “Portfolio Summary” below.
(5)	See “Appraisals” below.
(6)	Based on the rent rolls dated January 1, 2026 and August 6, 2026.
(7)	Historical financials are not available as the related borrowers acquired the Cannon Industrial Portfolio Properties (as defined below) in 2026 and the tenant profile is made up of triple net, single tenant leases.
(8)	Closing Costs are inclusive of $1,900,000 attributed to an origination/buydown fee.

The Loan. The seventh largest mortgage loan (the “Cannon Industrial Portfolio Mortgage Loan”) is part of a whole loan (the “Cannon Industrial Portfolio Whole Loan”) secured by the borrowers’ fee interests in seven industrial properties totaling 2,590,325 square feet located in Nevada, Illinois and Ohio (each, a “Cannon Industrial Portfolio Property”, and collectively, the “Cannon Industrial Portfolio Properties”). The Cannon Industrial Portfolio Whole Loan was co-originated on May 20, 2026 by Bank of Montreal (“BMO”) and 3650 Capital SCF LOE I(A), LLC (“3650 Capital”). The Cannon Industrial Portfolio Whole Loan is evidenced by 12 pari passu promissory notes in the aggregate original principal balance and Cut-off Date Balance of $177,500,000. The Cannon Industrial Portfolio Whole Loan accrues interest at a fixed rate of 6.24250% per annum on an Actual/360 basis. The Cannon Industrial Portfolio Whole Loan has a five-year term and is interest-only for the full term. The scheduled maturity date of the Cannon Industrial Portfolio Whole Loan is the payment date in June 2031. The Cannon Industrial Portfolio Mortgage Loan is evidenced by non-controlling Note A-5-1, Note A-6-1, Note A-7 and Note A-8 with an aggregate Cut-off Date balance of $37,900,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Cannon Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,900,000 68.0% 1.65x 11.1%

The table below identifies the promissory notes that comprise the Cannon Industrial Portfolio Whole Loan. The relationship between the holders of the Cannon Industrial Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Cannon Industrial Portfolio Whole Loan is serviced under the pooling and servicing agreement for the BMO 2026-5C15 securitization trust. See “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$31,400,000	$31,400,000	BMO 2026-5C15	Yes
A-2	$31,200,000	$31,200,000	BMO 2026-5C15	No
A-3	$30,000,000	$30,000,000	BMO 2026-5C16(1)	No
A-4	$30,000,000	$30,000,000	BMO 2026-5C16(1)	No
A-5-1	$13,950,000	$13,950,000	Benchmark 2026-V23	No
A-5-2	$6,050,000	$6,050,000	BMO 2026-5C16(1)	No
A-6-1	$13,950,000	$13,950,000	Benchmark 2026-V23	No
A-6-2	$6,050,000	$6,050,000	BMO 2026-5C16(1)	No
A-7	$4,900,000	$4,900,000	Benchmark 2026-V23	No
A-8	$5,100,000	$5,100,000	Benchmark 2026-V23	No
A-9	$2,450,000	$2,450,000	BMO 2026-5C16(1)	No
A-10	$2,450,000	$2,450,000	BMO 2026-5C16(1)	No
Whole Loan	$177,500,000	$177,500,000
(1)	The BMO 2026-5C16 transaction is expected to close on August 26, 2026.

The Properties. The Cannon Industrial Portfolio Properties consist of seven industrial properties, totaling 2,590,325 square feet, located in Nevada, Illinois and Ohio. The Cannon Industrial Portfolio Properties were built between 1942 and 1996 and were renovated between 1990 and 2016. As of January 1, 2026 and August 6, 2026, the Cannon Industrial Portfolio Properties were 92.6% occupied by eight tenants with a weighted average tenant tenure of approximately 28.5 years (based on solely the first unit occupied by each respective tenant without regard to renewals and/or expansion space). The Cannon Industrial Portfolio Properties range in size from 155,152 square feet to 1,251,449 square feet and feature a total of 3,316 parking spaces, resulting in a parking ratio of approximately 1.28 spaces per 1,000 square feet of net rentable area. The Cannon Industrial Portfolio Properties feature a total of 179 dock doors and ceilings with clear heights ranging from 23’ to 40’.

The following table presents certain information relating to the Cannon Industrial Portfolio Properties:

Portfolio Summary
Property Name	Location	Net Rentable Area (SF)(1)	Occupancy(1)	Allocated Cut-off Date Loan Amount (“ALA”)(2)	% of ALA	Appraised Value	% Office(3)	Clear Heights(3)	Dock Doors(3)
9295 & 9315 Prototype Drive	Reno, NV	1,251,449	100%	$104,700,000	59.0%	$164,400,000	16.9%	40'	36
3700 S Kedzie Avenue	Chicago, IL	189,000	100%	$15,600,000	8.8%	$21,800,000	28.0%	26'	8
401 East Elm Street	Clyde, OH	309,760	100%	$14,250,000	8.0%	$20,300,000	2.0%	29'	35
1351 S. Wheeling Road	Wheeling, IL	245,038	100%	$12,270,000	6.9%	$19,600,000	15.0%	24'	27
4400 West 35th Place	Chicago, IL	155,152	100%	$11,220,000	6.3%	$13,500,000	2.0%	27'	37
3200 South Kilbourn Avenue	Chicago, IL	247,431	100%	$10,480,000	5.9%	$12,600,000	9.0%	27'	21
1900 S. 25th Avenue	Broadview, IL	192,495	0.0%	$8,980,000	5.1%	$8,900,000	16.0%	23'	15
Total / Wtd. Avg.		2,590,325	92.6%	$177,500,000	100.0%	$261,100,000	15.1%	34’	31
(1)	As of January 1, 2026 and August 6, 2026.
(2)	Based on the Cannon Industrial Portfolio Whole Loan.
(3)	Total / Wtd. Avg. based on the ALAs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
76

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Cannon Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,900,000 68.0% 1.65x 11.1%

Top Tenants. The three largest tenants at the Cannon Industrial Portfolio Properties by underwritten base rent are IGT, Full Tilt Transportation and BWAY Corporation.

IGT (929,976 square feet, 35.9% of NRA; 49.6% of underwritten rent): Founded in 1975, IGT is a gaming technology company headquartered in Las Vegas, Nevada. IGT provides gaming machines, sports betting platforms, digital iGaming solutions, and casino fintech products including cash management, loyalty programs, and payment kiosks to regulated operators across six continents. IGT holds more than 525 global gaming licenses and employs approximately 7,200 people worldwide. In July 2025, Apollo Global Management completed its acquisition of IGT’s gaming and digital business for approximately $6.3 billion, merging it with Everi Holdings, with the combined enterprise continuing to operate under the IGT name. Brightstar Lottery (“BRSL”) serves as the guarantor of the lease through 2032; thereafter, the guaranty will be assumed by Voyager Parent, LLC, the Apollo-formed holding company that facilitated the acquisition of the IGT tenant. BRSL is rated Ba1 by Moody’s. As of April 2026, Fitch had affirmed Voyager Parent, LLC’s (the anticipated post-2032 guarantor) senior secured debt at ‘BBB-’ and its issuer default rating at ‘BB’. A cash sweep event can be triggered if the issuer default rating of any IGT Lease Guarantor (as defined below) is downgraded to BB- or below by Fitch (and their equivalents by the other applicable rating agencies). IGT commenced its initial lease at the 9295 & 9315 Prototype Drive property in August 1996, and in October 2025, IGT signed an amendment to extend by an additional eight years which is set to expire on July 31, 2040. IGT has four, five-year renewal options and does not have any termination options under its lease.

Full Tilt Transportation (220,533 square feet, 8.5% of NRA; 11.4% of underwritten rent): Founded in 2014, Full Tilt Transportation (“Full Tilt”) is a family-owned third-party logistics company based out of Nevada, specializing in freight brokerage, trucking transportation, warehousing and distribution, serving customers across Northern Nevada, the West Coast, and nationwide. Full Tilt is a women-owned business led by President Tiffany Novich, with a leadership team composed entirely of the Novich family, including CFO Cindy Novich and managing directors Cris and Nic Novich. Full Tilt has approximately 60 employees, holds FDA-approved warehousing status, and 16% of its staff are United States military veterans. Full Tilt operates as a subtenant of IGT, subleasing Buildings D2 and D3 at the 9295 & 9315 Prototype Drive property, and has been at such property since July 2022 and the sublease is set to expire on September 29, 2032. Full Tilt has no renewal options or termination rights under the sublease.

BWAY Corporation (402,583 square feet, 15.5% of NRA; 9.7% of underwritten rent): BWAY Corporation (“BWAY”) specializes in the production of general line metal and rigid plastic containers, serving the agrochemical, specialty chemical, food, and consumer goods industries. In 2018, BWAY merged with Mauser Group, National Container Group and Industrial Container Services to form Mauser Packaging Solutions, a combined entity with consolidated revenue of $4 billion and more than 11,000 employees globally. BWAY continues to operate as a wholly owned subsidiary of Mauser Packaging Solutions, a global supplier of rigid packaging products and services operating manufacturing locations in over 20 countries. BWAY occupies two neighboring buildings (the 3200 South Kilbourn Avenue property and the 4400 West 35th Place property), which are separated by rail lines but connected by a conveyer belt, that delivers products that are manufactured at the 3200 South Kilbourn Avenue property into the distribution facility within the 4400 West 35th Place property. BWAY commenced its initial lease in September 2007 and its lease is set to expire on September 30, 2031. BWAY has three, five-year renewal options remaining and no termination options.

At the 3200 South Kilbourn Avenue property (247,431 SF), BWAY pays rent of $3.97/SF, which is 33.8% below market per the appraisal. Using the appraisal’s market rent, the blended rent across both BWAY properties is $5.03/SF which is 17.8% below market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
77

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Cannon Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,900,000 68.0% 1.65x 11.1%

The following table presents certain information relating to the largest tenants by net rentable area of the Cannon Industrial Portfolio Properties:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date	Renewal Options	Termination Option (Y/N)
IGT(3)(4)(5)	Ba2 / BB+ / BBB-	929,976	35.9%	$11.14	$10,359,933	49.6%	7/31/2040	4 x 5yr	N
Full Tilt Transportation(3)	NR / NR / NR	220,533	8.5%	$10.80	$2,381,756	11.4%	9/29/2032	None	N
BWAY Corporation	NR / NR / NR	402,583	15.5%	$5.03	$2,026,880	9.7%	9/30/2031	3 x 5yr	N
Gold Standard Baking	NR / NR / NR	189,000	7.3%	$8.86	$1,674,540	8.0%	7/31/2038	2 x 10yr	N
The Segerdahl Corporation	NR / NR / NR	245,038	9.5%	$6.50	$1,592,747	7.6%	2/6/2034	4 x 5yr	N
Revere Plastics Systems	NR / NR / NR	309,760	12.0%	$5.08	$1,575,009	7.5%	12/31/2038	2 x 10yr	N
VSE / Tri-Phase(4)	NR / NR / NR	84,940	3.3%	$10.80	$917,767	4.4%	9/29/2032	None	N
The Child Garden(5)	NR / NR / NR	16,000	0.6%	$22.20	$355,200	1.7%	9/29/2032	None	N
Occupied Total / Wtd. Avg.		2,397,830	92.6%	$8.71	$20,883,832	100.0%
Vacant Space		192,495	7.4%
Collateral Total		2,590,325	100.0%

(1)	Based on the underwritten rent rolls dated January 1, 2026 and August 6, 2026, inclusive of rent steps through October 1, 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	IGT is subleasing 220,533 square feet of space to Full Tilt Transportation at the 9295 & 9315 Prototype Drive property at a sublease rate of $10.80 per square foot. UW Base Rent Per SF represents the sublease rent, which is lower than the prime lease rent.
(4)	IGT is subleasing 84,940 square feet of space to VSE / Tri-Phase at the 9295 & 9315 Prototype Drive property at a sublease rate of $10.80 per square foot. UW Base Rent Per SF represents the sublease rent, which is lower than the prime lease rent.
(5)	IGT is subleasing 16,000 square feet of space to The Child Garden at the 9295 & 9315 Prototype Drive property at a sublease rate of $22.20 per square foot. UW Base Rent Per SF represents the sublease rent, which is lower than the prime lease rent.

The following table presents certain information relating to the tenant lease expirations at the Cannon Industrial Portfolio Properties:

Lease Rollover Schedule(1)(2)(3)
Year	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Number of Leases Expiring
2026 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	0	0.0%	0.0%	$0	0.0%	$0.00	0
2030	0	0.0%	0.0%	$0	0.0%	$0.00	0
2031	402,583	15.5%	15.5%	$2,026,880	9.7%	$5.03	2
2032	321,473	12.4%	28.0%	$3,654,723	17.5%	$11.37	4
2033	0	0.0%	28.0%	$0	0.0%	$0.00	0
2034	245,038	9.5%	37.4%	$1,592,747	7.6%	$6.50	1
2035	0	0.0%	37.4%	$0	0.0%	$0.00	0
2036 & Thereafter	1,428,736	55.2%	92.6%	$13,609,482	65.2%	$9.53	3
Vacant	192,495	7.4%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	2,590,325	100.0%	100.0%	$20,883,832	100.0%	$8.71	10
(1)	Based on the underwritten rent rolls dated January 1, 2026 and August 6, 2026, inclusive of contractual rent steps through October 1, 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Certain tenants are subject to more than one lease, and certain tenants are subleasing their space. The information regarding the leases is based on the subleases. See “Tenant Summary” above for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
78

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Cannon Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,900,000 68.0% 1.65x 11.1%

The following table presents certain information relating to the underwritten net cash flow at the Cannon Industrial Portfolio Properties:

Cash Flow Analysis(1)(2)
	UW	UW Per SF
Base Rental Revenue	$20,725,268	$8.00
Rent Steps	158,564	0.06
Vacant Income	498,665	0.19
Potential Gross Revenue	$21,382,497	$8.25
Expense Reimbursement	610,300	0.24
Less Vacancy & Credit Loss	(1,649,460)	(0.64)
Effective Gross Income	$20,343,337	$7.85
Management Fee	610,300	0.24
Total Expenses	$610,300	$0.24
Net Operating Income	$19,733,037	$7.62
Replacement Reserves	388,549	0.15
TI/LC	777,098	0.30
Net Cash Flow	$18,567,391	$7.17

Occupancy(3)	92.5%
NOI Debt Yield(4)	11.1%
NCF DSCR(4)	1.65x
(1)	Historical financials are not available as the related borrowers acquired the Cannon Industrial Portfolio Properties in 2026 and the tenant profile is made up of triple net, single tenant leases.
(2)	Based on the underwritten rent rolls dated January 1, 2026 and August 6, 2026, inclusive of contractual rent steps through October 1, 2026.
(3)	The Cannon Industrial Portfolio Properties had a 92.6% physical occupancy as of January 1, 2026 and August 6, 2026 and an 92.5% economic occupancy.
(4)	NOI Debt Yield and NCF DSCR are based on the Cannon Industrial Portfolio Whole Loan.

Appraisals. The appraisals concluded to an “As-Is” value of the Cannon Industrial Portfolio Properties of $261,100,000 as of appraisal dates from March 5, 2026 to March 13, 2026.

Appraisal Valuation Summary(1)
Property	As Is Value	Capitalization Rate(2)
9295 & 9315 Prototype Drive	$164,400,000	7.75%
3700 S Kedzie Avenue	$21,800,000	7.75%
401 East Elm Street	$20,300,000	7.75%
1351 S. Wheeling Road	$19,600,000	8.50%
4400 West 35th Place	$13,500,000	8.00%
3200 South Kilbourn Avenue	$12,600,000	8.50%
1900 S. 25th Avenue	$8,900,000	8.25%
Individual Total / Wtd. Avg.(3)	$261,100,000	7.87%
(1)	Source: Individual appraisals, unless otherwise noted.
(2)	Represents Income Capitalization Rates unless otherwise noted.
(3)	The Individual Wtd. Avg. Capitalization Rate shown represents the weighted average Capitalization Rate for the Cannon Industrial Portfolio Properties.

Environmental Matters. According to the Phase I environmental assessments dated December 23, 2025 and April 30, 2026, there is no evidence of any recognized environmental conditions at the Cannon Industrial Portfolio Properties. However, controlled recognized environmental conditions were identified at certain of the Cannon Industrial Portfolio Properties. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Markets. The Cannon Industrial Portfolio Properties are located in Nevada, Illinois and Ohio.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
79

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Cannon Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,900,000 68.0% 1.65x 11.1%

The following table presents certain market information with respect to the Cannon Industrial Portfolio Properties:

Market Overview(1)
Property Name	Net Rentable Area (SF)(2)	Submarket	Property Vacancy(2)	Submarket Vacancy	Submarket Inventory (SF)	Submarket Rent PSF	UW Base Rent PSF(2)
9295 & 9315 Prototype Drive	1,251,449	South Reno	0.0%	15.5%	10,288,632	$11.13	$11.20
3700 S Kedzie Avenue	189,000	South Chicago(3)	0.0%	5.0%	113,256,301	$8.75	$8.86
401 East Elm Street	309,760	Sandusky County	0.0%	4.3%	12,164,472	$2.96	$5.08
1351 S. Wheeling Road	245,038	North Cook	0.0%	6.2%	49,936,485	$9.47	$6.50
4400 West 35th Place	155,152	South Chicago(3)	0.0%	5.0%	113,256,301	$8.75	$6.73
3200 South Kilbourn Avenue	247,431	South Chicago(3)	0.0%	5.0%	113,256,301	$8.75	$3.97
1900 S. 25th Avenue	192,495	West Cook South	100.0%	6.5%	18,313,750	$5.15	$0.00
Total / Wtd. Avg.	2,590,325		7.4%	5.9%(3)	203,959,640(3)	$8.38(3)	$8.71
(1)	Source: Individual appraisals.
(2)	Based on the underwritten rent rolls dated January 1, 2026 and August 6, 2026, inclusive of contractual rent steps through October 1, 2026.
(3)	One South Chicago submarket property is included in the submarket total and weighted average. The three South Chicago properties (3200 South Kilbourn Avenue, 4400 West 35th Place, and 3700 S Kedzie Avenue) share the same submarket, vacancy and rent metrics.

The following table presents certain demographic information with respect to the Cannon Industrial Portfolio Properties:

Demographics Summary(1)
			2025 Population			2025 Median Household Income
Property Name	Location	Net Rentable Area (SF)	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
9295 & 9315 Prototype Drive	Reno, NV	1,251,449	21,090	139,861	246,852	$54,912	$62,405	$72,152
3700 S Kedzie Avenue	Chicago, IL	189,000	27,253	328,602	868,002	$56,791	$57,769	$63,915
401 East Elm Street	Clyde, OH	309,760	3,907	8,383	11,908	$52,018	$56,633	$59,570
1351 S. Wheeling Road	Wheeling, IL	245,038	8,138	102,791	289,002	$101,147	$103,075	$114,257
4400 West 35th Place	Chicago, IL	155,152	27,530	312,206	825,287	$61,216	$60,727	$64,237
3200 South Kilbourn Avenue	Chicago, IL	247,431	27,530	312,206	825,287	$61,216	$60,727	$64,237
1900 S. 25th Avenue	Broadview, IL	192,495	20,067	138,612	448,301	$78,042	$82,743	$93,486
Total / Wtd. Avg.(2)		2,590,325	19,185	161,096	372,935	$61,775	$66,474	$74,385
(1)	Source: Individual appraisals.
(2)	Total / Wtd. Avg. numbers are based on property square feet.

The Borrowers and the Borrower Sponsors. The borrowers are Cannon Industrial 7 LLC, Cannon Industrial 7 KM LLC, Unimat Industrial 7 SM LLC, Unimat Industrial 7 OM LLC, Two Corners Industrial 7 LLC, Yadidi Industrial 7 LLC, Capital Insight Industrial 7 LLC, and Tamari Industrial 7 LLC, each a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Cannon Industrial Portfolio Whole Loan. The related borrowers own the Cannon Industrial Portfolio Properties as tenants-in-common.

The borrower sponsors are Kamyar Mateen and Tyler Mateen. Kamyar Mateen is the founder and principal of Cannon Commercial Inc., a privately operated real estate investment and management company based in Los Angeles, California. The non-recourse carveout guarantors are Kamyar Mateen and Tyler Mateen.

Property Management. Each of the Cannon Industrial Portfolio Properties is managed by Cannon Industrial 7 LLC, a Delaware limited liability company, and an affiliate of the borrower sponsors.

Initial and Ongoing Reserves. At origination of the Cannon Industrial Portfolio Whole Loan, the borrowers deposited $475,800 into an immediate repairs reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
80

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Cannon Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,900,000 68.0% 1.65x 11.1%

Tax Reserve – On a monthly basis, the borrowers are required to escrow 1/12th of the estimated annual real estate tax payments. Such reserve has been conditionally waived so long as the borrowers satisfy certain conditions precedent set forth in the Cannon Industrial Portfolio Whole Loan documents, including, without limitation, the related single tenant being obligated to pay real estate taxes at the applicable property and the lender receiving written evidence that such single tenant is complying with its obligations under the single tenant lease to pay such taxes.

Insurance Reserve – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrowers satisfy certain conditions precedent set forth in the Cannon Industrial Portfolio Whole Loan documents, including, without limitation, the related single tenant being obligated to maintain and pay for insurance at the applicable property and the lender receiving written evidence that such single tenant is complying with its obligations under the single tenant lease to pay and maintain such insurance.

Broadview Reserve – In the event that a Trigger Period (as defined below) has occurred and is continuing with respect to clause iv in the Trigger Period definition below, any excess cash flow or the Broadview Work Deposit (as defined below) is required to be deposited into an eligible account held by the lender.

Lockbox / Cash Management. The Cannon Industrial Portfolio Whole Loan is structured with a hard lockbox with in-place cash management. At origination of the Cannon Industrial Portfolio Whole Loan, the borrowers were required to deliver a notice to each tenant directing each tenant to remit all payments under the applicable lease directly to the lender-controlled lockbox. All funds received by the borrowers or the property manager are required to be immediately deposited in such lockbox account. All funds deposited into the lockbox are required to be released to the borrowers on each business day as the borrowers elect, unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, if the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Cannon Industrial Portfolio Whole Loan documents. All excess funds on deposit in the cash management account after the application of such funds in accordance with the Cannon Industrial Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Cannon Industrial Portfolio Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers.

A “Trigger Period” means a period (a) commencing upon the earliest of the occurrence of (i) an event of default, (ii) the debt service coverage ratio being less than 1.50x, (iii) the occurrence and continuance of a Material Tenant Trigger Event (as defined below) and (iv) if the funds reserved with the Village of Broadview, Illinois, in connection with required work to cure certain open violations, are forfeited to the Village of Broadview, Illinois, unless the related borrower provides the lender written evidence that all of the work identified and required to be completed by the Village of Broadview, Illinois has been completed and approved by the Village of Broadview, Illinois and (b) expiring upon (1) with respect to clause (i) above, the cure of such event of default, (2) with respect to clause (ii) above, the date the debt service coverage ratio is greater than or equal to 1.50x for one calendar quarter, (3) with respect to clause (iii) above, the occurrence of a Material Tenant Trigger Event Cure (as defined below) and (4) with respect to clause (iv) above, the date that (x) excess funds in the deferred maintenance reserve are equal to $101,142 or (y) the related borrower deposits $101,142 in the Broadview reserve account (the “Broadview Work Deposit”).

A “Material Tenant” means any tenant of all or a portion of an individual property under a Material Tenant Lease (as defined below).

A “Material Tenant Lease” means (i) the BWAY Corporation lease, (ii) the IGT lease and (iii) any replacement to the (i) BWAY Corporation lease and the (ii) IGT lease.

“Material Tenant Trigger Event” means: (i) if a Material Tenant gives written notice to the applicable borrower of its intention to terminate or not extend its Material Tenant Lease; (ii) if, on or prior to the date that is 12 months prior to the then-applicable expiration date under the Material Tenant Lease, a Material Tenant does not extend its lease on terms and conditions reasonably acceptable to the lender; (iii) if, on or prior to the date by which a Material Tenant is required under its Material Tenant Lease to notify the applicable borrower of its election to extend the Material Tenant Lease, such Material Tenant does not give such notice; (iv) subject to clause (v) below, if a monetary default or material non-monetary default (beyond applicable notice and cure periods) occurs under the Material Tenant Lease; (v) any bankruptcy event of a Material Tenant or any lease guarantor with respect to a Material Tenant Lease; (vi) if a Material Tenant Lease is surrendered, cancelled or terminated (in whole or in part), is no longer in full force and effect or a Material Tenant has provided notice of its intention to surrender, cancel or terminate its lease; (vii) if a Material Tenant (or has provided notice that it will) “goes dark”, vacates, ceases to occupy or ceases to conduct business in the ordinary course at all or a portion of its Material Tenant Space (as defined below) (other than, in each case, (x) a temporary cessation of operations in connection with remodeling, renovation, restoration or (y) consistent with federal, state or local mandated closures, of the applicable premises or a portion thereof; provided that in each such case, (x) the applicable Material Tenant Lease remains in full force and effect and no default beyond applicable notice and cure periods exists under the Material Tenant Lease and (y) such failure to occupy and/or conduct business does not exceed 90 days in the aggregate); (viii) if the issuer default rating of any IGT Lease Guarantor is downgraded to “BB-” or below by Fitch (and their equivalents by the other rating agencies).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
81

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Cannon Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,900,000 68.0% 1.65x 11.1%

A “Material Tenant Space” means space (i) currently leased to a tenant under a Material Tenant Lease and (ii) previously demised to a tenant pursuant to a Material Tenant Lease that has since expired or terminated (in whole or in part) and, following such expiration or termination (in whole or in part), has not been demised to a replacement tenant pursuant to a lease entered into in accordance with the Cannon Industrial Portfolio Whole Loan documents.

“IGT Lease Guarantor” means, individually and/or collectively, International Game Guarantor and Voyager Guarantor, each as a guarantor under the IGT Lease.

A “Material Tenant Trigger Event Cure” means: (i) if the Material Tenant Trigger Event is caused solely by the occurrence of clauses (i), (ii), (iii), (vi), or (vii) of the definition of Material Tenant Trigger Event, (A) the applicable Material Tenant Lease is extended with respect to all or substantially all of the its space pursuant to a Qualified Lease (as defined below) or (B) all or substantially all of the applicable Material Tenant Space (or, in connection with a partial termination, the applicable portion thereof) is leased pursuant to one or more Qualified Leases; provided that, in each case, the Occupancy Conditions (as defined below) have been satisfied as reasonably determined by the lender; (ii) if the Material Tenant Trigger Event is caused solely by the occurrence of clause (i) of the definition of Material Tenant Trigger Event and the conditions of clause (i) of the definition of Material Tenant Trigger Event Cure are not satisfied, the unconditional revocation or rescission by the applicable Material Tenant of all termination or non-extension notices with respect to its lease; (iii) if the Material Tenant Trigger Event is caused solely by the occurrence of clause (iv) of the definition of Material Tenant Trigger Event, a cure of the applicable event of default, as determined by the lender in its reasonable discretion and, following any such cure, no other default has occurred under the applicable Material Tenant Lease for one calendar quarter; (iv) if the Material Tenant Trigger Event is caused solely by the occurrence of clause (v) of the definition of Material Tenant Trigger Event, the affirmation of the applicable Material Tenant Lease in the applicable bankruptcy proceeding, provided that, during the immediately succeeding calendar quarter, the applicable Material Tenant is actually paying all rents and other amounts due under the applicable Material Tenant Lease (or, if applicable, the discharge or dismissal of the applicable lease guarantor from the applicable bankruptcy proceeding, provided that such bankruptcy (after dismissal or discharge) does not have a material adverse effect on such lease guarantor’s ability to perform its obligations under its lease guaranty, as determined by the lender in its reasonable discretion); (v) if the Material Tenant Trigger Event is caused solely by the occurrence of clause (vi) of the definition of Material Tenant Trigger Event and the conditions of clause (i) of the definition of Material Tenant Trigger Event Cure are not satisfied, the irrevocable waiver by the applicable Material Tenant of any notice to of its intention to surrender, cancel or terminate the Material Tenant Lease; (vi) if the Material Tenant Trigger Event is caused solely by the occurrence of clause (vii) of the definition of Material Tenant Trigger Event and the conditions of clause (i) of the definition of Material Tenant Trigger Event are not satisfied, the applicable Material Tenant re-commences its operations and the conduct of business in the ordinary course at its space or the applicable portion thereof, as the case may be, during the immediately succeeding calendar quarter, such that it is no longer dark, and has not vacated or ceased to conduct business in the ordinary course at the applicable Cannon Industrial Portfolio Property or a portion thereof; and (vii) if the Material Tenant Trigger Event is caused solely by the occurrence of clause (viii) of the definition of a Material Tenant Trigger Event, the issuer default rating of the applicable IGT Lease Guarantor is subsequently raised to BB+ by Fitch (and its equivalent by the other rating agencies), or higher, for one calendar quarter.

A “Qualified Lease” means (i) an extension of the existing Material Tenant Lease, (ii) a modification of the existing Material Tenant Lease or (iii) a replacement lease that demises (whether solely or together with any other Qualified Lease) all of the Material Tenant Space under the prior Material Tenant Lease, which extension, modification or replacement lease, in each case, (a) has been entered into in accordance with the Cannon Industrial Portfolio Whole Loan documents, (b) provides for terms and conditions acceptable to the lender in all respects, and (c) may not be revoked, rescinded, terminated or cancelled, or otherwise contain any “outs” in favor of the tenant under such Qualified Lease that are exercisable by such tenant prior to the tenant being in occupancy, open for business and paying full, unabated rent.

“Occupancy Conditions” means (i) the applicable Qualified Lease is in full force and effect, no default exists thereunder and no Material Tenant Trigger Event exists with respect to such Qualified Lease, the tenant thereunder or any lease guarantor with respect to such Qualified Lease, (ii) the tenant under such Qualified Lease is (a) in actual, physical possession of, and utilizing, all of or substantially all of the space demised under such Qualified Lease in the conduct of its normal business operations and (b) paying full unabated rent (including reimbursements, if any) under such Qualified Lease, (iii) all tenant improvement work required to be completed or caused to be completed in connection with such Qualified Lease has been completed in accordance with such Qualified Lease and the Cannon Industrial Portfolio Whole Loan documents, (iv) all tenant allowances, leasing commissions and other costs payable by the applicable borrower in connection with such Qualified Lease have been paid or deposited with the lender to be held in a reserve account, and all other conditions have been satisfied, in accordance with the terms of such Qualified Lease and the Cannon Industrial Portfolio Whole Loan documents, and (v) the applicable borrower has delivered to the lender a tenant estoppel certificate from the tenant under such Qualified Lease that evidences the satisfaction of the foregoing conditions and is otherwise in form and substance reasonably acceptable to the lender.

Current Mezzanine or Secured Subordinate Indebtedness. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
82

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 7 Cannon Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,900,000 68.0% 1.65x 11.1%

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
83

Multifamily – High Rise 406 Remsen Avenue Brooklyn, NY 11212	Collateral Asset Summary – Loan No. 8 406 Remsen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 62.9% 1.38x 8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
84

Multifamily – High Rise 406 Remsen Avenue Brooklyn, NY 11212	Collateral Asset Summary – Loan No. 8 406 Remsen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 62.9% 1.38x 8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
85

Multifamily – High Rise 406 Remsen Avenue Brooklyn, NY 11212	Collateral Asset Summary – Loan No. 8 406 Remsen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 62.9% 1.38x 8.9%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily - High Rise
Borrower Sponsor(s):	Jacob Rosenberg	Collateral:	Fee
Borrower(s):	406 Remsen Partners LLC	Location:	Brooklyn, NY
Original Balance:	$35,000,000	Year Built / Renovated:	2026 / NAP
Cut-off Date Balance:	$35,000,000	Property Management:	Self-Managed
% by Initial UPB:	5.0%	Size:	103 Units
Interest Rate:	6.33000%	Appraised Value / Per Unit(3):	$55,600,000 / $539,806
Note Date:	June 26, 2026	Appraisal Date:	January 1, 2027
Original Term:	60 months	Occupancy:	97.1% (as of June 4, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	96.8%
Original Amortization:	NAP	Underwritten NOI:	$3,128,287
Interest Only Period:	60 months	Underwritten NCF:	$3,088,787
First Payment Date:	August 6, 2026
Maturity Date:	July 6, 2031	Historical NOI(4)
Additional Debt Type:	NAP	Most Recent NOI:	NAV
Additional Debt Balance:	NAP	2025 NOI:	NAV
Call Protection:	L(25),D(28),O(7)	2024 NOI:	NAV
Lockbox / Cash Management:	Springing / Springing	2023 NOI:	NAV

Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$339,806
Taxes:	$7,300	$3,650	NAP	Maturity Date Loan / Unit:	$339,806
Insurance:	$22,355	$11,177	NAP	Cut-off Date LTV(3):	62.9%
Replacement Reserves:	$0	$2,277	NAP	Maturity Date LTV(3):	62.9%
Other(2):	$293,782	$0	NAP	UW NOI DY:	8.9%
				UW NCF DSCR:	1.38x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,000,000	100.0%	Loan Payoff	$26,511,625	75.7%
			Borrower Sponsor Equity	5,975,940	17.1
			Closing Costs	2,188,999	6.3
			Upfront Reserves	323,436	0.9
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%
(1)	See “Initial and Ongoing Reserves” below.
(2)	Initial Other Reserves is comprised of a $293,782 Section 421-a reserve.
(3)	The Appraised Value is the Prospective Value Upon Stabilization, which accounts for an additional $1,200,000 in lease-up costs, which have been made since the appraisal was completed. Based on the Market Value As-Is as of March 4, 2026 of $54,400,000, the Cut-off Date LTV and Maturity Date LTV would each be 64.3%. In addition, both appraised values include the net present value of approximately $16,034,924 of a 421-a tax exemption, which has been applied for but has not been obtained. We cannot assure you that the 421-a tax exemption will be obtained.
(4)	Historical NOI information is not available because the 406 Remsen Property (as defined below) was constructed in 2026.

The Loan. The eighth largest mortgage loan (the “406 Remsen Mortgage Loan”) is secured by the borrower’s fee simple interest in a 103-unit, high-rise multifamily property located in the East Flatbush neighborhood of Brooklyn, New York (the “406 Remsen Property”). The 406 Remsen Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $35,000,000. The 406 Remsen Mortgage Loan was originated on June 26, 2026 by CREFI and accrues interest at a fixed rate of 6.33000% per annum on an Actual/360 basis. The 406 Remsen Mortgage Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of the 406 Remsen Mortgage Loan is July 6, 2031.

The Property. The 406 Remsen Property is an eight story, 103-unit, high-rise multifamily property with ground-floor retail located in the East Flatbush neighborhood of Brooklyn, New York. The 406 Remsen Property was constructed in 2026. Community amenities at the 406 Remsen Property include shared laundry facilities, a bicycle parking room, and an enclosed parking garage. The 406 Remsen Property features 39 parking spaces, resulting in a parking ratio of approximately 0.38 spaces per unit. The ground-floor retail space at the 406 Remsen Property comprises 10,500 square feet, representing approximately 11.0% of underwritten income, and was 100.0% leased as of June 4, 2026 to Ahava Psychology Center and BM Care Physical Therapy. As of the origination of the 406 Remsen Mortgage Loan, the commercial space was still being built out by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
86

Multifamily – High Rise 406 Remsen Avenue Brooklyn, NY 11212	Collateral Asset Summary – Loan No. 8 406 Remsen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 62.9% 1.38x 8.9%

The unit mix at the 406 Remsen Property consists of 14 studio units, 39 one-bedroom units, 38 two-bedroom units, and 12 three-bedroom units, with an average unit size of approximately 565 square feet. Unit amenities include air conditioning, stainless steel appliances, hardwood flooring, and balconies in select units. As of June 4, 2026, the 406 Remsen Property was 97.1% leased.

Of the 103 units, 31 units are designated as affordable, including 26 units leased as Privately Financed Affordable Senior Housing (“PFASH”) units. Pursuant to the PFASH program, the 406 Remsen Property is subject to a regulatory agreement with the City of New York acting through its Department of Housing Preservation and Development. The regulatory agreement requires that such 26 units be leased to households earning not more than 80% of area median income (as defined in the regulatory agreement) and which include at least one member who is 62 years of age or older.

The 406 Remsen Property has applied for a 35-year 421-a Affordable New York Housing Tax Exemption Program exemption, which has not been received. In order to qualify for the exemption, at least 30% of the units at the 406 Remsen Property must be leased as “affordable units,” which are defined as affordable to a household whose income does not exceed 130% of the area median income. The 26 PFASH units also count toward the 421-a required affordable units, and an additional five units have been designated as affordable units (to households whose income does not exceed 130% of area median income) in order to satisfy the required 30% of units for purposes of the applied for 421-a exemption. If the 421-a exemption is obtained, for years one through 25 of such exemption, 100% of the projected assessed value of the 406 Remsen Property improvements on the tax lot would be exempt from real estate taxes. The exemption falls to approximately 30% in years 26 through 35 of such exemption. Taxes were underwritten to the five-year estimated abated taxes of $41,713. The appraisal’s estimated full tax liability for the 2026/2027 tax year is $904,803. We cannot assure you that the 421-a tax exemption will be obtained.

In addition, 30 market rate units are leased to Section 8 paying tenants, whose rent is partially paid using Section 8 housing vouchers from the New York City Housing Authority (“NYCHA”). Further, all of the units at the 406 Remsen Property are rent stabilized.

The 406 Remsen Mortgage Loan documents provide for recourse liability to the guarantor for a portion of the 406 Remsen Mortgage Loan in an amount equal to $16,000,000 (which corresponds to the estimated net present value of the applied-for 421-a tax exemption set forth in the appraisal) until the date on which the lender approves evidence delivered by the borrower that the applicable Section 421-a benefits for the 406 Remsen Property have been implemented in accordance with the 406 Remsen Mortgage Loan documents. At origination, the borrower placed $293,782 into an upfront affordable housing reserve, which is the equivalent of six months unabated taxes based on recent tax bills. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the unit mix at the 406 Remsen Property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit(1)	Average Monthly Market Rent Per Unit(2)(3)
Studio-Market Rent	2	1.9%	100.0%	322 SF	$2,550	$2,500
Studio-NYCHA	5	4.9%	100.0%	336 SF	$2,528	$2,500
Studio-PFASH	7	6.8%	100.0%	342 SF	$1,927	$1,927
1BR-Market Rent	15	14.6%	100.0%	526 SF	$2,551	$2,600
1BR-NYCHA	16	15.5%	100.0%	498 SF	$2,567	$2,600
1BR-PFASH	8	7.8%	100.0%	571 SF	$2,030	$2,030
2BR-Market Rent	17	16.5%	94.1%	650 SF	$2,833	$2,800
2BR-NYCHA	5	4.9%	100.0%	642 SF	$2,765	$2,800
2BR-421a	5	4.9%	100.0%	467 SF	$2,780	$2,750
2BR-PFASH	11	10.7%	100.0%	683 SF	$2,363	$2,363
3BR-Market Rent	8	7.8%	75.0%	724 SF	$3,476	$3,650
3BR-NYCHA	4	3.9%	100.0%	788 SF	$3,510	$3,650
Total/Wtd. Avg.	103	100.0%	97.1%	565 SF	$2,607	$2,650
(1)	Based on the underwritten rent roll dated June 4, 2026. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisal.
(3)	For PFASH units, the Average Monthly Market Rent Per Unit has been assumed to equal the Average Monthly Rent Per Unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87

Multifamily – High Rise 406 Remsen Avenue Brooklyn, NY 11212	Collateral Asset Summary – Loan No. 8 406 Remsen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 62.9% 1.38x 8.9%

The following table presents certain information relating to the Underwritten Net Cash Flow at the 406 Remsen Property:

Cash Flow Analysis(1)
	U/W	U/W Per Unit
Base Rent	$3,128,904	$30,378
Potential Income from Vacant Units	121,200	$1,177
Gross Potential Income	$3,250,104	$31,554
Other Apartment Income(2)	156,364	$1,518
Net Rental Income	$3,406,468	$33,073
(Vacancy / Credit Loss)	(97,503)	($947)
Effective Gross Income - Apartments	$3,308,965	$32,126

Commercial Rental Income	$428,480	$4,160
(Vacancy / Credit Loss)	(21,424)	($208)
Effective Gross Income - Commercial	$407,056	$3,952
Total Effective Gross Income	$3,716,021	$36,078

Real Estate Taxes(3)	$41,713	$405
Insurance	127,740	$1,240
Management Fee	111,481	$1,082
Utilities	124,800	$1,212
Other Expenses(4)	182,000	$1,767
Total Expenses	$587,734	$5,706

Net Operating Income	$3,128,287	$30,372
Replacement Reserves	27,289	$265
TI/LC	12,212	$119
Net Cash Flow	$3,088,787	$29,988

Occupancy	96.8%(5)
NCF DSCR	1.38x
NOI Debt Yield	8.9%
(1)	Historical financial information is not available as the 406 Remsen Property was constructed in 2026.
(2)	Other Apartment Income includes forfeited deposits, bike racks, lost keys, lock replacement, application fees, pet fees, parking, and laundry.
(3)	Real Estate taxes are based on the abated taxes during the term of the 406 Remsen Mortgage Loan, assuming the applied for 421-a exemption is in place.
(4)	Other Expenses includes payroll and benefits, repairs and maintenance, and general and administrative expenses.
(5)	Represents economic occupancy.

Appraisal. According to the appraisal, the 406 Remsen Property had a Prospective Value Upon Stabilization of $55,600,000 as of January 1, 2027 and an “as-is” appraised value of $54,400,000 as of March 4, 2026.

406 Remsen Appraised Value(1)
Value Type	Value	Capitalization Rate
As-Is	$54,400,000	5.75%
Prospective Value Upon Stabilization	$55,600,000
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report dated March 10, 2026, there were no recognized environmental conditions at the 406 Remsen Property.

The Market. The 406 Remsen Property is located at 406 Remsen Avenue in the East Flatbush neighborhood of Brooklyn, New York and is part of the New York-Newark-Jersey City, NY-NJ metropolitan statistical area. The East Flatbush neighborhood is located directly south of the Crown Heights neighborhood and is characterized by a mix of multifamily and single-family residential uses supported by commercial corridors along Nostrand Avenue, Church Avenue, and Utica Avenue. Primary access to the neighborhood is provided by the 2 and 5 subway lines via the Church Avenue subway station, which offer connectivity throughout Brooklyn and Manhattan. Additional transportation options include the MTA regional bus network and access to major roadways including Route 27, the Jackie Robinson Parkway, and the Belt Parkway.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88

Multifamily – High Rise 406 Remsen Avenue Brooklyn, NY 11212	Collateral Asset Summary – Loan No. 8 406 Remsen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 62.9% 1.38x 8.9%

According to a third-party market research report, the 406 Remsen Property is located within the Flatbush multifamily submarket of the Brooklyn multifamily market. As of January 12, 2026, the Flatbush multifamily submarket had inventory of 62,290 units, a vacancy rate of 1.4%, and average asking rent of $2,106 per month.

The following table presents certain information relating to multifamily properties that are comparable to the 406 Remsen Property:

Multifamily Rent Comparables(1)
Property Name / Location	Distance from Subject	Year Built / Renovated	Number of Units	Occupancy	Unit Type	Average Unit Size	Average Rent Per Unit(2)
406 Remsen(2) Brooklyn, NY	-	2026 / NAP	103	97.1%	Studio-Market Rent	322 SF	$2,550
					Studio-NYCHA	336 SF	$2,528
					Studio-PFASH	342 SF	$1,927
					1BR-Market Rent	526 SF	$2,551
					1BR-NYCHA	498 SF	$2,567
					1BR-PFASH	571 SF	$2,030
					2BR-Market Rent	650 SF	$2,833
					2BR-NYCHA	642 SF	$2,765
					2BR-421a	467 SF	$2,780
					2BR-PFASH	683 SF	$2,363
					3BR-Market Rent	724 SF	$3,476
					3BR-NYCHA	788 SF	$3,510
1023 Lenox Road Brooklyn, NY	0.1 mi	1930 / 2025	9	100.0%	Studio / 1BA	250 SF	$2,582
					1BR / 1BA	350 SF	$2,584
					2BR / 1BA	400 SF	$2,885
1073 Clarkson Avenue Brooklyn, NY	0.4 mi	2025 / NAV	10	100.0%	Studio / 1BA	350 SF	$2,525
					1BR / 1BA	450 SF	$2,585
					2BR / 1BA	650 SF	$2,885
					3BR / 1BA	750 SF	$3,610
1574 Pitkin Avenue Brooklyn, NY	1.2 mi	1930 / 2021	12	92.0%	1BR / 1BA	450 SF	$2,500
					2BR / 1BA	550 SF	$2,814
					3BR / 1.1BA	600 SF	$3,600
2175 Bergen Street Brooklyn, NY	1.7 mi	2020 / NAV	31	93.0%	1BR / 1BA	693 SF	$2,864
					2BR / 2BA	658 SF	$3,305
					3BR / 2BA	782 SF	$3,850
1873 Atlantic Avenue Brooklyn, NY	1.8 mi	2018 / NAV	118	93.0%	Studio / 1BA	550 SF	$2,550
					1BR / 1BA	658 SF	$2,600
					2BR / 2BA	712 SF	$2,900
					3BR / 2BA	1,050 SF	$3,800
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 4, 2026. Average Rent Per Unit reflects the average rent for occupied units.

The Borrower and the Borrower Sponsor. The borrower is 406 Remsen Partners LLC, a New York limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of 406 Remsen Mortgage Loan.

The borrower sponsor and non-recourse carve-out guarantor is Jacob Rosenberg. Jacob Rosenberg is an experienced businessman who has been involved in the real estate industry for over 20 years with a focus on multifamily properties in Brooklyn, New York. As of March 1, 2026, Jacob Rosenberg owned six multifamily properties and five mixed-use properties, totaling 341 units, in addition to five single family homes.

Property Management. The 406 Remsen Property is self-managed.

Initial and Ongoing Reserves. At origination of the 406 Remsen Mortgage Loan, the borrowers deposited (i) approximately $7,300 into a reserve account for real estate taxes, (ii) $293,782 into a section 421-a reserve and (iii) approximately $22,355 into a reserve for insurance premiums.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $3,650).

Insurance Reserve –The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $11,177).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89

Multifamily – High Rise 406 Remsen Avenue Brooklyn, NY 11212	Collateral Asset Summary – Loan No. 8 406 Remsen	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 62.9% 1.38x 8.9%

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $2,277.

Lockbox / Cash Management. The 406 Remsen Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue received by the borrower or the property manager into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrower is required to deliver a notice to all tenants at the 406 Remsen Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the 406 Remsen Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 406 Remsen Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 406 Remsen Mortgage Loan. Upon the expiration of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 406 Remsen Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earlier of (i) the occurrence and continuance of an event of default under the 406 Remsen Mortgage Loan documents, and (ii) the debt service coverage ratio being less than 1.15x (a “DSCR Trigger Period”) (provided, however, that no Trigger Period is deemed to exist pursuant to this clause (ii) during any period that the Collateral Cure Conditions (as defined below) are satisfied); and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the 406 Remsen Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

“Collateral Cure Conditions” are deemed to exist if and for so long as the borrower deposits cash into an account with the lender or delivers to the lender a letter of credit which, in either case, will serve as additional collateral for the 406 Remsen Mortgage Loan, in an amount equal to $350,000 and, thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a DSCR Trigger Period on each one year anniversary of the date the borrower made said deposit (or delivered said letter of credit), the borrower is required to deposit additional cash collateral in the amount of $350,000 or increase the amount of the letter of credit by an amount equal to $350,000, as applicable. The collateral referenced in this definition will be returned to the borrower, provided that no event of default is ongoing, at the time the debt service coverage ratio (without taking into account the cash deposit or letter of credit) is equal to or greater than 1.15x for one calendar quarter.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
90

Mixed Use – Retail/Office 535-545 Fifth Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 9 535 & 545 5th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,934,140 63.1% 1.30x 9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
91

Mixed Use – Retail/Office 535-545 Fifth Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 9 535 & 545 5th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,934,140 63.1% 1.30x 9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
92

Mixed Use – Retail/Office 535-545 Fifth Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 9 535 & 545 5th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,934,140 63.1% 1.30x 9.8%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Mixed Use - Retail/Office
Borrower Sponsor(s):	Joseph Moinian	Collateral:	Fee
Borrower(s):	535-545 Fee LLC	Location:	New York, NY
Original Balance(1):	$35,000,000	Year Built / Renovated:	1897-1927 / 2017
Cut-off Date Balance(1):	$34,934,140	Property Management:	Columbus Property Management LLC
% by Initial UPB:	5.0%	Size:	507,207 SF
Interest Rate:	7.06000%	Appraised Value / Per SF:	$490,000,000 / $966
Note Date:	January 9, 2026	Appraisal Date:	November 21, 2025
Original Term:	60 months	Occupancy:	88.8% (as of November 18, 2025)
Amortization(2):	Amortizing Balloon	UW Economic Occupancy:	91.4%
Original Amortization(2):	3,720 months	Underwritten NOI:	$30,196,800
Interest Only Period:	None	Underwritten NCF:	$30,095,359
First Payment Date:	February 9, 2026
Maturity Date:	January 9, 2031	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	$28,391,172 (TTM October 31, 2025)
Additional Debt Balance(1):	$274,482,527	2024 NOI:	$26,957,312
Call Protection:	L(23),YM1(8),DorYM1(25),O(4)	2023 NOI:	$23,594,550
Lockbox / Cash Management:	Hard / In Place	2022 NOI:	$22,509,933

Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$610
Taxes:	$0	$814,271	NAP	Maturity Date Loan / SF:	$601
Insurance:	$0	Springing	NAP	Cut-off Date LTV(2):	63.1%
Required Repairs Reserve:	$100,750	$0	NAP	Maturity Date LTV(2):	62.2%
Replacement Reserve:	$0	$8,453	NAP	UW NOI DY:	9.8%
Rollover Reserve(4):	$52,000	$0	NAP	UW NCF DSCR(2):	1.30x
Other Reserves:	$2,515,028	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$310,000,000	96.9%	Loan Payoff(5)(6)	$314,826,919	98.4%
Equity Contribution	9,981,186	3.1	Upfront Reserves	2,667,778	0.8
			Closing Costs	2,486,489	0.8
Total Sources	$319,981,186	100.0%	Total Uses	$319,981,186	100.0%
(1)	The 535 & 545 5th Avenue Mortgage Loan (as defined below) is part of the 535 & 545 5th Avenue Whole Loan (as defined below), which is comprised of 14 pari passu promissory notes with an aggregate original balance of $310,000,000. The 535 & 545 5th Avenue Whole Loan was originated by DBR Investments Co. Limited (“DBRI”) and Societe Generale Financial Corporation. For additional information, see “The Loan” below. The information presented under “Financial Information” above is calculated based on the 535 & 545 5th Avenue Whole Loan.
(2)	The 535 & 545 5th Avenue Whole Loan’s monthly debt service payments are equal to a monthly payment of (i) the interest accrued on the outstanding principal balance accrued at the interest rate during the interest period immediately preceding such monthly payment date plus (ii) a principal pay-down of $83,333.33. Based on the principal pay-down, the borrower pays the outstanding principal balance of the 535 & 545 5th Avenue Whole Loan by $999,999.96 on an annual basis, therefore, the “Original Amortization Term” reflects an amortizing period of approximately 3,720 months.
(3)	Please see “—Initial and Ongoing Reserves” below for further discussion of reserve information.
(4)	The 535 & 545 5th Avenue Whole Loan is structured with a day one cash flow sweep which is required to continue until $12.0 million of available cash has been swept into the rollover reserve. The $12.0 million is to be used for accretive tenant improvements and leasing commissions (“TI/LCs”) only. On a PSF basis, that represents $81 PSF on all rolling space through the loan term and $46 PSF through the end of 2031.
(5)	The prior securitized mortgage loan secured by the 535 & 545 5th Avenue Property (as defined below) in the original amount of $310,000,000 at a non-default interest rate of 3.86000% matured on March 6, 2025, and was transferred to special servicing on March 20, 2025, due to maturity default. The trustee of the lead securitization filed a foreclosure action against the borrower and the 535 & 545 5th Avenue Property on July 9, 2025, which has been discontinued in connection with the 535 & 545 5th Avenue Whole Loan origination.
(6)	The Loan Payoff is inclusive of approximately $7.13 million in default and liquidation fees, which represents the net owed fees when accounting for the offset of a cash reserve from the prior loan which swept cash flow since maturity default. The Loan Payoff amount includes a waiver of $500,000 in default interest.

The Loan. The ninth largest mortgage loan (the “535 & 545 5th Avenue Mortgage Loan”) is part of a whole loan (the “535 & 545 5th Avenue Whole Loan”) evidenced by 14 pari passu notes that is secured by the borrower’s fee interest in a 507,207 square foot mixed-use property in New York, New York (the “535 & 545 5th Avenue Property”).

The 535 & 545 5th Avenue Mortgage Loan, which is evidenced by the non-controlling Note A-2-1 (being contributed by GACC), has an outstanding principal balance as of the Cut-off Date of $34,934,140. The 535 & 545 5th Avenue Whole Loan has an aggregate outstanding principal balance as of the Cut-off Date of $309,416,667. The 535 & 545 5th Avenue Whole Loan is amortizing at a rate of $83,333.33 per month for an estimated amortizing term of 3,720 months and accrues interest on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
93

Mixed Use – Retail/Office 535-545 Fifth Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 9 535 & 545 5th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,934,140 63.1% 1.30x 9.8%

The table below identifies the promissory notes that comprise the 535 & 545 5th Avenue Whole Loan. The relationship between the holders of the 535 & 545 5th Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 535 & 545 5th Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2026-V20 securitization trust. See “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$74,858,871	Benchmark 2026-V20	Yes
A-2-1	$35,000,000	$34,934,140	Benchmark 2026-V23	No
A-2-2	$15,000,000	$14,971,774	Benchmark 2026-V22	No
A-3	$26,000,000	$25,951,075	BBCMS 2026-5C40	No
A-4	$15,000,000	$14,971,774	Benchmark 2026-V21	No
A-5	$15,000,000	$14,971,774	Benchmark 2026-V21	No
A-6	$10,000,000	$9,981,183	BMO 2026-5C14	No
A-7	$9,000,000	$8,983,065	BBCMS 2026-5C42	No
A-8	$50,000,000	$49,905,914	WFCM 2026-5C9	No
A-9	$15,000,000	$14,971,774	BBCMS 2026-5C41	No
A-10	$20,000,000	$19,962,366	WFCM 2026-5C10	No
A-11	$14,000,000	$13,973,656	BBCMS 2026-5C40	No
A-12-1	$6,000,000	$5,988,710	BBCMS 2026-5C42	No
A-12-2	$5,000,000	$4,990,591	BMO 2026-5C14	No
Total	$310,000,000	$309,416,667

The Property. The 535 & 545 5th Avenue Property consists of two mixed use office/retail buildings (the “535 5th Avenue Property” and the “545 5th Avenue Property”) totaling 507,207 square feet located on 5th Avenue between 44th Street and 45th Street in Midtown Manhattan. Both buildings offer ground floor, Class A 5th Avenue retail. The 535 & 545 5th Avenue Property is situated between Times Square and Grand Central station, which draws in foot traffic for the retail portion from Times Square visitors and commuters through Grand Central. The total office portion of the 535 & 545 5th Avenue Property equals 418,403 square feet (82.5% of NRA) and accounts for 53.2% of the underwritten base rent. The total retail portion at the 535 & 545 5th Avenue Property equals 88,804 square feet (17.5% of NRA) and accounts for 46.8% of the underwritten base rent. The 535 5th Avenue Property is a 36-story mixed use office/retail building built in 1927 and consists of 327,042 square feet (64.5% of NRA and 58.5% of underwritten base rent) including 277,408 square feet of office and storage space, and 49,634 square feet of retail space. The 545 5th Avenue Property is a 13-story building built in 1897 and consists of 180,165 square feet (35.5% of NRA and 41.5% of underwritten base rent) including 140,995 square feet of office spaces and 39,170 square feet of retail space.

The borrower sponsor acquired the 535 & 545 5th Avenue Property in 2006 and began a comprehensive renovation to modernize the 535 & 545 5th Avenue Property and has continued to commit capital to improve the 535 & 545 5th Avenue Property throughout the years. Most recently, between December 2019 and December 2024, the 535 & 545 5th Avenue Property underwent significant capital investments totaling $33.4 million ($66 PSF). During this renovation, the borrower sponsor invested approximately $7.9 million into building improvements and $25.5 million into tenant improvements, including $11.0 million in improvements in the ground floor retail alone. The 535 & 545 5th Avenue Property was comprehensively renovated and modernized to meet the standards of Class A office properties located in New York City. Recent improvements include storefront replacements, a full sidewalk replacement, lighting upgrades to LED standards, local law 11 upgrades, and 301,000 SF of tenant buildouts.

As of November 18, 2025, the 535 & 545 5th Avenue Property was 88.8% occupied. The 535 & 545 5th Avenue Property features a weighted average lease term remaining of 5.5 years, with top tenants (71.8% of underwritten base rent) presenting a weighted average lease term remaining of 6.2 years. The top tenants include The NBA Store (as defined below) (20.0% of UW base rent; 5.0% NRA), Best Buy (as defined below) (19.5% of underwritten base rent; 7.3% NRA), Empire Offices (as defined below) (6.8% of UW base rent; 9.6% NRA), Laboratory Institute of Merchandising, Inc. (4.7% of underwritten base rent; 5.9% NRA), SPSLC, LLC (Shafer Surgical) (3.9% of underwritten base rent; 4.9% NRA), and Gardiner & Theobald, Inc. (3.9% of underwritten base rent; 5.9% NRA). The ground floor retail is occupied by The NBA Store, Lids, Paris Saint-Germain (PSG), Läderach, and Best Buy. The office tenancy consists of mostly non-traditional office users including tenants in the jewelry, medical and education sectors. No individual office tenant, including those in non-traditional office sectors, makes up more than 6.8% of underwritten base rent. 29.0% of tenants roll within the loan term. The 535 & 545 5th Avenue Whole Loan is structured with a day one cash flow sweep which is required to continue until the future leasing reserve totals $12.0 million. The $12.0 million is to be used for accretive TILCs only. On a PSF basis, that represents $81 PSF on all rolling space through the loan term and $46 PSF through the end of 2031.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
94

Mixed Use – Retail/Office 535-545 Fifth Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 9 535 & 545 5th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,934,140 63.1% 1.30x 9.8%

The following table presents certain information relating to the space types that comprise the 535 & 545 5th Avenue Property:

Property Summary(1)
Space Type	Total SF	% Total SF	Occupancy	UW Base Rent	% of UW Base Rent	UW Base Rent PSF(2)
Office(3)	418,403	82.5%	86.5%	$22,497,527	53.2%	$62.20
Retail	88,804	17.5%	100.0%	$19,780,183	46.8%	$222.74
Total / Wtd. Avg.	507,207	100.0%	88.8%	$42,277,710	100.0%	$93.84
(1)	Based on the underwritten rent roll dated November 18, 2025.
(2)	UW Base Rent PSF excludes vacant space and vacant underwritten base rent.
(3)	Office tenants include 58,137 square feet of jeweler tenants, 60,525 square feet of medical tenants, and 31,898 square feet of education tenants.

Major Tenants. The largest tenants by underwritten base rent at the 535 & 545 5th Avenue Property are NBA Media Ventures, LLC (“The NBA Store”), Best Buy Stores, L.P. (“Best Buy”) and Empire Offices 535 Fifth Holdings LLC (“Empire Offices”).

The NBA Store (25,562 square feet; 5.0% of Total NRA; 20.0% of underwritten base rent): The NBA Store was opened in 1998 at 666 5th Avenue. The NBA Store relocated to the 535 & 545 5th Avenue Property, which is its only store in New York City, in December of 2014. The NBA Store offers a variety of official merchandise and apparel. Among its many products, the store sells current NBA and WNBA jerseys, replica jerseys of retired players, footwear, collectibles, photography, and other gifts. The store represents all 30 NBA teams along with exclusive products for star players including LeBron James and Kevin Durant. Fanatics operates The NBA Store and Hat World Inc. (Official Paris St. Germain Store) at the 535 & 545 5th Avenue Property alongside the leagues online stores, establishing synergy at the 535 & 545 5th Avenue storefronts.

The NBA Store has the one-time right to terminate its lease effective as of December 18, 2030 upon not less than 12 months' prior written notice to the borrower and payment of a termination fee in the amount of $1,142,945 at the time tenant delivers the termination notice. Given it is also a Sweep Lease (as defined below), in the event of a termination by The NBA Store, a lease sweep would commence on the first monthly payment date under the 535 & 545 5th Avenue Whole Loan documents following the earlier to occur of (a) the receipt of notice that the tenant has exercised its termination option and (b) the monthly payment date occurring in November 2029.

Best Buy (36,787 square feet; 7.3% of Total NRA; 19.5% of underwritten base rent): Best Buy (NYSE: BBY) (Moody’s: A3 / S&P: BBB+) is a multinational consumer electronics retailer that sells products and services in the United States and internationally. Best Buy offers an assortment of the latest, name-brand technology, and its service teams help with designs, consultations, delivery, installation, tech support and repair. Additionally, Best Buy is an authorized Apple dealer. The Best Buy store moved to the 535 & 545 5th Avenue Property just prior to the COVID-19 pandemic, increasing its footprint from approximately 25,000 SF at the building across the street to nearly 37,000 SF at the 535 5th Avenue Property through 2031. It is one of only four Best Buy locations in Manhattan. Best Buy has no termination options. Best Buy has two five-year extension options upon providing the borrower with notice prior to April 1, 2030.

Empire Offices (48,758 square feet; 9.6% of Total NRA; 6.8% of underwritten base rent): Empire Offices is a coworking space operated by Helix Workspace. Helix Workspace provides flexible workspace solutions across New York. The offices are furnished with Steelcase desks and Herman Miller Aeron Chairs. Empire Offices features a TouchDown Space, a Strategy Room, a large Board Room, as well as day offices. Communal areas include a lounge area with full kitchen facilities, soft seating and are equipped with an LED TV.

Empire Offices currently occupies approximately 19,100 square feet and has signed a lease for approximately 30,000 SF of additional space at the 535 & 545 5th Avenue Property in December 2025, which it is currently in the process of building out. The tenant plans to combine the two suites. We cannot assure you that Empire Offices will take possession of this additional space. Empire Offices does not have renewal or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
95

Mixed Use – Retail/Office 535-545 Fifth Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 9 535 & 545 5th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,934,140 63.1% 1.30x 9.8%

The following table presents certain information relating to the tenants at the 535 & 545 5th Avenue Property:

Top Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Tenant Type	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent	UW Base Rent PSF	% of Total UW Base Rent	Lease Exp. Date	Termination Option (Y/N)
Top Tenants
The NBA Store	NR/NR/NR	Retail	25,562	5.0%	$8,437,500	$330.08	20.0%	1/18/2036	Y(3)
Best Buy Stores, L.P.	A3/BBB+/NR	Retail	36,787	7.3%	8,250,000	224.26	19.5%	3/31/2031	N
Empire Offices 535 Fifth Holdings LLC	NR/NR/NR	Office	48,758	9.6%	2,862,465	58.71	6.8%	Various(4)	N
Laboratory Institute of Merchandising, Inc.	NR/NR/NR	Office	30,160	5.9%	1,966,759	65.21	4.7%	11/30/2031	Y(5)
Laderach Fifth Avenue LLC	NR/NR/NR	Retail	7,644	1.5%	1,753,683	229.42	4.1%	2/28/2030	N
SPSLC, LLC (Shafer Surgical)	NR/NR/NR	Office	24,832	4.9%	1,660,235	66.86	3.9%	10/31/2032	N
Gardiner & Theobald, Inc.	NR/NR/NR	Office	30,035	5.9%	1,651,925	55.00	3.9%	2/23/2031	N
L.M. Cohen & Co. LLP Certified Public Accountants	NR/NR/NR	Office	20,159	4.0%	1,382,872	68.60	3.3%	12/22/2028	N
Manhattan Endo, LLC	NR/NR/NR	Office	17,344	3.4%	1,244,835	71.77	2.9%	3/31/2029	N
International Gemological Institute Inc.	NR/NR/NR	Office	20,183	4.0%	1,151,864	57.07	2.7%	3/31/2039	N
Subtotal/Wtd. Average			261,464	51.5%	$30,362,138	$116.12	71.8%
Other Tenants			189,061	37.3%	11,915,572	63.03	28.2%
Occupied Collateral Total			450,525	88.8%	$42,277,710	$93.84	100.0%
Vacant Space			56,682	11.2%
Collateral Total			507,207	100.0%
(1)	Based on the underwritten rent roll dated November 18, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	The NBA Store may elect to terminate its lease at the 535 & 545 5th Avenue Property on December 18, 2030 upon no less than one year’s notice and payment of a termination fee of $1,142,945 to the borrower.
(4)	Empire Offices 535 Fifth Holdings LLC has multiple leases which expire on August 31, 2031 and June 30, 2036. Empire Offices is building out approximately 30,000 square feet of its space for which it recently signed a lease. We cannot assure you that Empire Offices will take possession of its additional space.
(5)	Laboratory Institute of Merchandising, Inc. has the right to terminate its lease effective May 31, 2029, provided that the borrower receives notice of termination no later than May 31, 2028.

The following table presents certain information relating to the lease rollover schedule at the 535 & 545 5th Avenue Property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)(2)(3)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	U/W Base Rent PSF	% of Total U/W Base Rent	# of Expiring Leases
2026 & MTM	38,060	7.5%	7.5%	$2,259,696	$59.37	5.3%	11
2027	12,855	2.5%	10.0%	$938,148	$72.98	2.2%	4
2028	31,830	6.3%	16.3%	$2,099,586	$65.96	5.0%	5
2029	49,836	9.8%	26.1%	$3,519,332	$70.62	8.3%	7
2030	14,753	2.9%	29.0%	$2,242,087	$151.97	5.3%	3
2031	116,078	22.9%	51.9%	$12,929,889	$111.39	30.6%	4
2032	48,940	9.6%	61.6%	$2,820,077	$57.62	6.7%	6
2033	3,269	0.6%	62.2%	$196,140	$60.00	0.5%	1
2034	45,905	9.1%	71.3%	$3,127,272	$68.12	7.4%	5
2035	0	0.0%	71.3%	$0	$0.00	0.0%	0
2036	60,080	11.8%	83.1%	$10,530,120	$175.27	24.9%	3
2037 & Thereafter	28,919	5.7%	88.8%	$1,615,364	$55.86	3.8%	2
Vacant	56,682	11.2%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	507,207	100.0%		$42,277,710	$93.84	100.0%	51
(1)	Based on the underwritten rent roll dated November 18, 2025.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96

Mixed Use – Retail/Office 535-545 Fifth Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 9 535 & 545 5th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,934,140 63.1% 1.30x 9.8%

The following table presents certain information relating to the operating history and underwritten net cash flow of the 535 & 545 5th Avenue Property:

Cash Flow Analysis(1)
	2021	2022	2023	2024	TTM(2)	U/W	U/W Per SF
Base Rent	$35,410,474	$36,483,584	$39,155,754	$40,831,173	$43,137,711	$42,277,710	$83.35
Rent Steps	0	0	0	0	0	2,243,923	4.42
Vacancy Lease-Up	0	0	0	0	0	3,632,914	7.16
Total Base Rent	$35,410,474	$36,483,584	$39,155,754	$40,831,173	$43,137,711	$48,154,547	$94.94
Total Reimbursements	1,873,752	1,743,738	2,817,823	2,437,444	1,358,522	1,358,522	2.68
Other Income(3)	769,413	778,233	1,533,729	2,599,339	690,573	690,573	1.36
Gross Potential Rent	$38,053,639	$39,005,554	$43,507,306	$45,867,955	$45,186,806	$50,203,641	$98.98
(Vacancy/Credit Loss/Abatements)	0	(1,582,153)	(3,141,786)	(1,760,384)	0	(3,632,914)	(7.16)
Effective Gross Income	$38,053,639	$37,423,401	$40,365,521	$44,107,572	$45,186,806	$46,570,727	$91.82
Total Expenses(4)	13,988,520	14,913,468	16,770,970	17,150,259	16,795,633	16,373,927	32.28
Net Operating Income	$24,065,119	$22,509,933	$23,594,550	$26,957,312	$28,391,172	$30,196,800	$59.54
Capital Expenditures	0	9,178	0	0	0	101,441	0.20
TI/LC	0	0	0	0	0	0	0.00
Net Cash Flow	$24,065,119	$22,500,755	$23,594,550	$26,957,312	$28,391,172	$30,095,359	$59.34

Occupancy	NAV	65.0%	96.0%	95.0%	88.8%	91.4%(5)
NCF DSCR(6)	1.04x	0.97x	1.02x	1.17x	1.23x	1.30x
NOI Debt Yield(6)	7.8%	7.3%	7.6%	8.7%	9.2%	9.8%
(1)	Based on the underwritten rent roll dated November 18, 2025, with contractual rent steps through December 2026.
(2)	TTM represents the trailing 12-month period ending October 31, 2025.
(3)	Other Income is based on the borrower’s 2024 budget and is comprised of percentage rent, parking, direct billing, administrative fees, roof and telecom, late fees and deposit fees bad debt, and miscellaneous income.
(4)	Total Expenses includes management fees, real estate taxes, insurance, common area maintenance, repairs and maintenance, utilities, payroll, general and administrative, security, elevators and escalators, parking expenses, marketing and direct bill expenses.
(5)	Represents economic occupancy.
(6)	Based on the 535 & 545 5th Avenue Whole Loan.

Appraisal. According to the appraisal, the 535 & 545 5th Avenue Property had an “as-is” appraised value of $490,000,000 as of November 21, 2025. The table below shows the appraisal’s “as-is” conclusions.

535 & 545 5th Avenue Property Appraised Value(1)
Property	Appraised Value	Capitalization Rate
535 & 545 5th Avenue	$490,000,000	6.00%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental assessment dated April 24, 2025, there was no evidence of any recognized environmental conditions at the 535 & 545 5th Avenue Property.

The Market. The 535 & 545 5th Avenue Property is located in New York, New York within the Grand Central Office submarket of Midtown Manhattan and the 5th Avenue retail submarket. The Grand Central Office submarket is the largest and oldest submarket in Manhattan. According to the appraisal, the submarket has an existing inventory of 47.2 million square feet with asking rents of $71.20 per square foot which is a $3.53 PSF increase over the prior year. Additionally, availability ended the third quarter of 2025 at 12.9% which is the lowest availability in five years. The Grand Central Office submarket’s proximity to major forms of public transportation (Grand Central Terminal, Port Authority Bus Terminal and Penn Station) as well as accessibility to multiple subway lines has allowed the submarket to remain one of the strongest with relatively limited spikes in availability and vacancy rates in comparison to the remainder of Manhattan.

According to the appraisal, the 535 & 545 5th Avenue Property is also located in the 5th Avenue Retail submarket. Over the last 12 months, there has been investment activity from luxury brands decreasing availability particularly along the Upper 5th Avenue corridor. Retailers such as Uniqlo, Prada, Kering, Tiffany, Louis Vuitton, Apple, Harry Winston and Gucci have reestablished long-term flagship locations along the corridor. The average asking rent on Lower 5th Avenue where the 535 & 545 5th Avenue Property is located, is $650 per square foot. According to the appraisal, there are 111 storefronts as of the third quarter of 2025 with an availability rate of 13.0% which is a 2.3% decrease from the prior year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97

Mixed Use – Retail/Office 535-545 Fifth Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 9 535 & 545 5th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,934,140 63.1% 1.30x 9.8%

The following table presents certain information relating to comparable retail leases for the 535 & 545 5th Avenue Property:

Comparable Retail Rental Summary(1)
Property / Location	Tenant Size (SF)	Tenant Name	Base Rent PSF(2)	Commencement	Lease Term (Months)
535 & 545 5th Avenue	25,562(3)	The NBA Store	$330.08(3)	Q4 2014	253(3)
New York, NY
785 5th Avenue	12,215	Audemars Piguet	$498.66	Q2 2025	144
New York, NY
640 5th Avenue	1,624	This Bowl	$221.67	Q1 2025	120
New York, NY
500 5th Avenue	1,580	Calzedonia	$560.90	Q1 2025	122
New York, NY
511 5th Avenue	27,459	The North Face	$454.67	Q3 2024	120
New York, NY
597 5th Avenue	12,865	Club Monaco	$415.52	Q2 2024	120
New York, NY
510 5th Avenue	19,323	GU	$636.34	Q2 2024	120
New York, NY
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Showing ground floor rent per square foot.
(3)	Based on the underwritten rent roll dated November 18, 2025.

The following table presents certain information relating to comparable office leases for the 535 & 545 5th Avenue Property:

Comparable Office Rental Summary(1)
Property Address/Location	Tenant Size (SF)	Tenant Name	Base Rent PSF	Commencement	Lease Term (Months)
535 & 545 5th Avenue	29,662(2)(3)	Empire Offices	$60.73(2)	Dec-25(2)	127(2)
New York, NY
666 Third Avenue	9,907	Graintree Lending	$72.00	Nov-25	60
New York, NY
60 East 42nd Street	16,402	Haver Analytics, Inc.	$80.00	Sep-25	136.7
New York, NY
360 Lexington Avenue	15,214	Citymeals-on-Wheels	$60.00	Aug-25	192
New York, NY
360 Madison Avenue	35,142	EOS Products	$65.00	July-25	133
New York, NY
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated November 18, 2025.
(3)	Empire Offices already occupied 19,096 SF at the 535 & 545 5th Avenue Property since September 1, 2011.

The Borrower and the Borrower Sponsor. The borrower is 535-545 Fee LLC, a Delaware limited liability company structured as a single purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 535 & 545 5th Avenue Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Joseph Moinian. Joseph Moinian is the founder and CEO of The Moinian Group, which is a large privately held real estate investment company with a portfolio in excess of 20 million square feet. Founded in 1982 by Joseph Moinian, The Moinian Group develops, owns, and operates properties across every asset category. The firm focuses primarily on its New York City commercial, residential, and hospitality assets. Some of The Moinian Group’s recent projects include Sky, a luxury residential apartment building located at 605 W 42nd St, New York, NY, and 3 Hudson Boulevard, a 1.9 million square foot office tower located in New York that is currently under construction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
98

Mixed Use – Retail/Office 535-545 Fifth Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 9 535 & 545 5th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,934,140 63.1% 1.30x 9.8%

Property Management. The 535 & 545 5th Avenue Property is managed by Columbus Property Management LLC, a third-party property manager.

Initial and Ongoing Reserves. At origination of the 535 & 545 5th Avenue Whole Loan, the borrower deposited $52,000 into the rollover reserve, $2,515,028 into the rent concessions reserve, and $100,750 into the required repairs reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated annual real estate tax payments (currently, $814,271.30).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 535 & 545 5th Avenue Whole Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $8,453.45 for the payment or reimbursement of approved capital expenses.

Rollover Reserve – On a monthly basis during a Rollover Sweep Period (as defined below), all excess cash after payments of required reserves, debt service and other amounts due under the 535 & 545 5th Avenue Whole Loan documents and operating expenses, will be deposited into the rollover reserve until $12,000,000 has been deposited. A Rollover Sweep Period commenced on the origination date of the 535 & 545 5th Avenue Whole Loan.

Lockbox / Cash Management. The 535 & 545 5th Avenue Whole Loan is structured with a hard lockbox and in place cash management. The borrower is required to cause all rents to be transmitted directly by tenants into a lender-controlled lockbox account, and if the borrower or property manager receives any revenue to deposit it into the lockbox account within two business days of receipt. All sums deposited into the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender to be applied to payment of all monthly amounts due under the 535 & 545 5th Avenue Whole Loan documents (including, without limitation, taxes and insurance, debt service, and required reserves) and approved property operating expenses, with any excess funds (the “Excess Funds”) (i) being returned to the borrower, if no Trigger Period (as defined below) is continuing, (ii) if a Rollover Sweep Period is continuing, being deposited into the rollover reserve until the Rollover Sweep Period has ended, or (iii) if a Major Tenant Sweep Event (as defined below) is continuing (and no Rollover Sweep Period is continuing), being deposited into a lease sweep reserve until the Major Tenant Sweep Event has been cured, or (iv) if another Trigger Period is continuing, being held by the lender as additional collateral for the 535 & 545 5th Avenue Whole Loan (provided that upon the occurrence of an event of default under the 535 & 545 5th Avenue Whole Loan documents, all sums received from the 535 & 545 5th Avenue Property and all funds reserved with lender may be applied to amounts owed under any of the 535 & 545 5th Avenue Whole Loan documents in such amounts, order and manner as the lender elects in its sole discretion).

A “Trigger Period” means a period (A) commencing upon the earliest to occur of (i) an event of default under the 535 & 545 5th Avenue Whole Loan documents, (ii) the bankruptcy or insolvency of any affiliated property manager unless such affiliated property manager has been replaced with an unaffiliated property manager reasonably acceptable to the lender, (iii) a Low Debt Service Period (as defined below), (iv) a Major Tenant Sweep Event, (v) a receiver, liquidator or trustee is appointed for the borrower or guarantor, or if the borrower or guarantor is adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to state or federal bankruptcy law or (vi) a Rollover Sweep Period and (B) expiring upon, with regard to any Trigger Period commenced in connection with (u) clause (i) above, lender’s acceptance of the cure of such event of default, (v) a Low Debt Service Period, the Low Debt Service Period has ended in accordance with the definition of such term, (w) clause (ii) above, if the property manager is replaced by an unaffiliated qualified manager, (x) clause (iv) above, the Major Tenant Sweep Period has ended in accordance with the definition of such term, (y) clause (v) above, if the bankruptcy or insolvency event was involuntary, upon the same being discharged or dismissed within 60 days of filing or (z) clause (vi) above, if the Rollover Sweep Period has ended in accordance with the definition of such term.

A “Major Tenant Sweep Event” will commence on the first monthly payment date following (or in the case of clause (a)(1) below, the monthly payment date preceding) the occurrence of any of the following:

(a)           with respect to each Sweep Lease, the earlier to occur of (1) 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Sweep Lease; and (2) upon the date required under a Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised);

(b)           the earlier of (1) the receipt by the borrower or property manager of written notice from any tenant under a Sweep Lease exercising any right to terminate its Sweep Lease or (2) the monthly payment date occurring in November 2029;

(c)            the date that a Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated or the receipt by the borrower or property manager of written notice from any tenant under a Sweep Lease of its intent to surrender, cancel or terminate the Sweep Lease (or any material portion thereof);

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
99

Mixed Use – Retail/Office 535-545 Fifth Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 9 535 & 545 5th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,934,140 63.1% 1.30x 9.8%

(d)           the date that any tenant under a Sweep Lease discontinues its business (i.e., “goes dark”) in a substantial portion of its space (or any material portion thereof) or gives written notice that it intends to discontinue its business in a substantial portion of its space at the 535 & 545 5th Avenue Property (or any material portion thereof) for reasons other than the following: (w) such cessation occurs in order to allow the tenant to comply with government restrictions which restrict the use or occupancy of the 535 & 545 5th Avenue Property in connection with a pandemic or epidemic, (x) such discontinuation occurs in connection with a renovation of the applicable space in accordance with the applicable Sweep Lease and the related loan agreement, (y) such discontinuation is required in connection with a restoration of the 535 & 545 5th Avenue Property as a result of a casualty or condemnation or (z) such discontinuation occurs as a result of a qualified sublease in which the subtenant is in occupancy and operating its business in the applicable space;

(e)           upon a monetary default in the payment of base rent under a Sweep Lease by the tenant thereunder that continues for more than 60 consecutive days or a material non-monetary default beyond any applicable notice and cure period;

(f)             the occurrence of a bankruptcy event by a tenant under a Sweep Lease.

A Major Tenant Sweep Event will end with respect to the applicable event giving rise to the Major Tenant Sweep Event upon the first to occur of the following with respect to such event (identified by sub-clause reference below):

(A)           in the case of clauses (a), (b)(1), (c), and (d) above, the entirety of the Sweep Lease space (or applicable portion thereof) is leased pursuant to one or more qualified leases and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the lease sweep reserve (during the continuance of the subject Major Tenant Sweep Event) or the borrower has deposited sufficient cash with the lender for deposit in the lease sweep reserve, to cover all anticipated leasing expenses, free rent periods, and/or rent abatement periods set forth in all such qualified leases;

(B)           in the case of clause (a) above, the date on which the subject tenant under the Sweep Lease irrevocably exercises its renewal or extension option with respect to all of its space, and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the lease sweep reserve (during the continuance of the subject Major Tenant Sweep Event) or the borrower has deposited sufficient cash with the lender for deposit in the lease sweep reserve to cover all anticipated leasing expenses, free rent periods, and/or rent abatement periods in connection with such renewal or extension;

(C)           in the case of clause (b) above, if such termination option is not validly exercised by the tenant under the applicable Sweep Lease by the latest exercise date specified in such Sweep Lease or is otherwise validly and irrevocably waived in writing by the related tenant;

(D)           in the case of clause (c) above, if such notice of intention to surrender, cancel or terminate the Sweep Lease is irrevocably withdrawn in writing by the related tenant, the borrower has accepted the withdrawal of the related notice in writing and no action was taken by the borrower to dispossess the tenant, and the tenant has continued in occupancy of the Sweep Lease space without interruption;

(E)           in the case of clause (d) above, the date on which the relevant tenant is operating its business in a substantial portion of its space for at least three consecutive months;

(F)           in the case of clause (e) above, the date on which the subject default has been cured, and no other default under such Sweep Lease occurs for a period of three consecutive months following such cure;

(G)           in the case of clause (f) above, (a) the applicable bankruptcy event has terminated and the applicable Sweep Lease, and each guaranty of the Sweep Lease (if any), have been affirmed or assumed, without modification of such Sweep Lease or any guaranty thereof, by the tenant under the Sweep Lease and each guarantor (if any) of the Sweep Lease in a manner reasonably satisfactory to the lender pursuant to a final, non-appealable order of the bankruptcy court, and in connection therewith all defaults under the Sweep Lease are cured and the tenant under the Sweep Lease is in occupancy of its premises and paying full, unabated rent under the applicable Sweep Lease and (b) adequate assurance of future performance under the Sweep Lease and, if applicable, each guaranty of the Sweep Lease as reasonably determined by the lender is provided; and

(H)           in the case of clauses (a), (b), (c), (d), (e) and (f) above, the date on which the 535 & 545 5th Avenue Property has achieved a debt service coverage ratio of at least 1.40x for two consecutive calculation date, provided that the amounts in the lease sweep reserve collected with respect to the Sweep Lease in question or the borrower has deposited sufficient cash with the lender for deposit in the lease sweep reserve equal to the Lease Sweep Deposit Amount (as defined below) applicable to all such Sweep Lease space.

“Sweep Lease” means the Best Buy lease, The NBA Store lease and any replacement lease covering a majority of the space currently demised under such lease.

“Sweep Tenant” means any tenant under a Sweep Lease.

“Lease Sweep Deposit Amount” means an amount equal to the sum of (i) with respect to Sweep Lease space that is not tenanted with a qualified lease, the total rentable square feet of the applicable Sweep Lease multiplied by $300, and (ii) with respect to Sweep Lease

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
100

Mixed Use – Retail/Office 535-545 Fifth Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 9 535 & 545 5th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,934,140 63.1% 1.30x 9.8%

space that is tenanted with a qualified lease, the amount that, in the lender’s judgement, is sufficient to cover all leasing expenses, free rent periods, and/or rent abatement periods set forth in all such qualified leases.

A “Rollover Sweep Period” commenced at origination of the 535 & 545 5th Avenue Whole Loan and ends on the monthly payment date that the sum of $12,000,000 has been deposited into the Rollover Reserve from Excess Funds.

A “Low Debt Service Period” commences 10 business days following any calculation date where the debt service coverage ratio is below 1.25x, and ends upon (i) the 535 & 545 5th Avenue Property achieving a debt service coverage ratio of greater than or equal to 1.25x for two consecutive calculation dates or (ii) delivery by the borrower to the lender of either funds or a letter of credit in the amount which, if applied to repay the then outstanding principal balance of the 535 & 545 5th Avenue Whole Loan, would cause the debt service coverage ratio to be equal to or above 1.25x.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
101

Office – CBD 1750 H Street Northwest Washington, DC 20006	Collateral Asset Summary – Loan No. 10 1750 H Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 54.2% 1.74x 13.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
102

Office – CBD 1750 H Street Northwest Washington, DC 20006	Collateral Asset Summary – Loan No. 10 1750 H Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 54.2% 1.74x 13.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
103

Office – CBD 1750 H Street Northwest Washington, DC 20006	Collateral Asset Summary – Loan No. 10 1750 H Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 54.2% 1.74x 13.2%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Office - CBD
Borrower Sponsor(s):	Morris Matthew Jemal	Collateral:	Fee
Borrower(s):	Jemal's 1750 H LLC	Location:	Washington, DC
Original Balance:	$27,000,000	Year Built / Renovated:	2002 / 2024
Cut-off Date Balance:	$27,000,000	Property Management:	Transwestern Carey Winston, L.L.C.
% by Initial UPB:	3.9%	Size:	116,922 SF
Interest Rate:	6.95000%	Appraised Value / Per SF:	$49,800,000 / $426
Note Date:	July 7, 2026	Appraisal Date:	May 7, 2026
Original Term:	60 months	Occupancy:	76.8% (as of April 30, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	75.2%
Original Amortization:	NAP	Underwritten NOI(2):	$3,561,901
Interest Only Period:	60 months	Underwritten NCF:	$3,303,564
First Payment Date:	September 6, 2026
Maturity Date:	August 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(2):	$1,199,488 (TTM March 31, 2026)
Additional Debt Balance:	NAP	2025 NOI(2):	$976,907
Call Protection:	L(24),D(30),O(6)	2024 NOI(2):	($3,303)
Lockbox / Cash Management:	Hard / Springing	2023 NOI(2):	($1,891,430)

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$231
Taxes:	$291,972	$58,394	NAP	Maturity Date Loan / SF:	$231
Insurance:	$10,086	$2,521	NAP	Cut-off Date LTV:	54.2%
Replacement Reserves:	$0	$1,949	NAP	Maturity Date LTV:	54.2%
TI/LC:	$0	$17,051	NAP	UW NOI DY:	13.2%
Other Reserves(1):	$4,978,900	$0	NAP	UW NCF DSCR:	1.74x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,000,000	100.0%	Loan Payoff	$19,261,269	71.3%
			Upfront Reserves	5,280,957	19.6
			Closing Costs	1,618,361	6.0
			Sponsor Equity	839,413	3.1
Total Sources	$27,000,000	100.0%	Total Uses	$27,000,000	100.0%
(1)	Other Reserves are comprised of an initial free rent reserve of $3,547,742 and an unfunded obligations reserve of $1,431,158.
(2)	The increase from 2023 NOI through Underwritten NOI is primarily attributable to the extensive renovation of the 1750 H Street Property (as defined below) from 2021 to 2024 and the subsequent lease up of the 1750 H Street Property after the borrower sponsor acquired it in 2025.

The Loan. The tenth largest mortgage loan (the “1750 H Street Mortgage Loan”) is secured by the borrower’s fee interest in a 116,922 square foot office property located in Washington, DC (the “1750 H Street Property”). The 1750 H Street Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $27,000,000. The 1750 H Street Mortgage Loan was originated on July 7, 2026 by CREFI and accrues interest at a fixed rate of 6.95000% per annum. The 1750 H Street Mortgage Loan has an initial term of five years, and is interest-only for the full term. The scheduled maturity date of the 1750 H Street Mortgage Loan is August 6, 2031.

The Property. The 1750 H Street Property is a 10-story, 116,922 square foot, Class A office property located on H Street Northwest in Washington, D.C.'s Golden Triangle neighborhood within the Central Business District, approximately two blocks from the White House. The 1750 H Street Property was originally constructed in 2002 and underwent an approximately $3.8 million renovation between 2021 and 2024, which included upgrades to the lobby, common areas, and restrooms, as well as the addition of a tenant lounge, conference center, fitness center, bike room, outdoor terraces, and rooftop amenity space. The 1750 H Street Property also includes 5,044 square feet of ground-floor retail space and a three-level below-grade parking garage containing 75 parking spaces, resulting in a parking ratio of approximately 0.64 spaces per 1,000 square feet.

The 1750 H Street Property is located within walking distance of several major demand generators, including the White House, Eisenhower Executive Office Building, Federal Reserve, World Bank, International Monetary Fund, American Red Cross headquarters,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
104

Office – CBD 1750 H Street Northwest Washington, DC 20006	Collateral Asset Summary – Loan No. 10 1750 H Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 54.2% 1.74x 13.2%

and Farragut Square. The 1750 H Street Property is also located within walking distance of the Farragut West and Farragut North Metrorail stations, which provide access to the Orange, Blue, Silver, and Red transit lines.

As of April 30, 2026, the 1750 H Street Property was 76.8% leased to 12 tenants and one antenna tenant across nonprofit organizations, trade associations, government-related users, and professional services firms. No individual tenant at the 1750 H Street Property accounts for more than 11.6% of net rentable area or 17.9% of underwritten base rent. As of the Cut-off Date, tenants at the 1750 H Street Property had a weighted average lease term remaining of 8.8 years. Furthermore, 11 of the 13 leases at the 1750 H Street Property, accounting for 70.5% of net rentable area and 92.4% of underwritten rent, have been executed or renewed since 2022.

Major Tenants. The three largest tenants based on underwritten base rent are American Global Strategies LLC ("American Global Strategies"), Friends of the World Food Program, Inc. ("World Food Program USA"), and the General Services Administration - Council of the Inspector General on Integrity & Efficiency ("CIGIE").

American Global Strategies (13,505 square feet; 11.6% of net rentable area; 17.9% of underwritten rent). American Global Strategies is a Washington, D.C.-based strategic advisory and government relations firm that advises clients on geopolitical risk, government affairs, international business transactions, and policy matters. The firm was founded by former National Security Advisor Robert C. O'Brien and former National Security Council Chief of Staff Alexander Gray and serves clients across the defense, aerospace, technology, finance, maritime, and private equity sectors. American Global Strategies has not yet taken occupancy of its space and is expected to take occupancy in the summer of 2026. American Global Strategies has a current lease term through February 2034 with one five-year renewal option and a termination option effective July 31, 2032, subject to 12 months’ prior notice and payment of a termination fee. American Global Strategies has free rent from August 1, 2026 through February 28, 2027. We cannot assure you that American Global Strategies will take occupancy or start paying rent.

World Food Program USA (13,277 square feet; 11.4% of net rentable area; 15.9% of underwritten rent). World Food Program USA is a Washington, D.C.-based nonprofit organization that supports the mission of the United Nations World Food Program through fundraising, advocacy, and public awareness initiatives focused on addressing global hunger and food insecurity. Founded in 1995 as Friends of WFP, Inc., the organization works with policymakers, corporations, foundations, and individual donors in support of the World Food Program. World Food Program USA has been a tenant at the 1750 H Street Property since May 1, 2023 and has a current lease term through April 2035 with one five-year renewal option and a termination option effective in January 2032, subject to 12 months’ prior notice and payment of a termination fee.

CIGIE (11,858 square feet; 10.1% of net rentable area; 9.6% of underwritten rent). CIGIE is an independent entity within the Executive Branch of the United States Government. CIGIE's mission is to address integrity, economy, and effectiveness issues that transcend individual federal agencies and to promote a skilled inspector general workforce, including through coordination among federal Offices of Inspector General and efforts to prevent and detect fraud, waste, and abuse in government operations. CIGIE has been a tenant at the 1750 H Street Property since July 22, 2023 and has a current lease term through July 21, 2033 with no renewal options or termination options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
105

Office – CBD 1750 H Street Northwest Washington, DC 20006	Collateral Asset Summary – Loan No. 10 1750 H Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 54.2% 1.74x 13.2%

The following table presents certain information relating to the major tenants at the 1750 H Street Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Portfolio Net Rentable Area	U/W Base Rent(3)	U/W Base Rent Per SF	% of Portfolio U/W Base Rent	Lease Expiration	Term. Option (Y/N)	Renewal Option
American Global Strategies LLC	NR/NR/NR	13,505	11.6%	$952,103	$70.50	17.9%	2/28/2034	Y(4)	1 x 5yr
Friends of the World Food Program, Inc.	NR/NR/NR	13,277	11.4%	842,681	$63.47	15.9%	4/30/2035	Y(5)	1 x 5yr
General Services Administration - Council of the Inspector General on Integrity & Efficiency	NR/NR/NR	11,858	10.1%	511,185	$43.11	9.6%	7/21/2033	N	N
Alliance of Community Health Plans Inc.	NR/NR/NR	7,026	6.0%	432,099	$61.50	8.1%	11/30/2037	Y(6)	1 x 5yr
American Financial Services Association	NR/NR/NR	6,820	5.8%	427,247	$62.65	8.0%	4/30/2035	Y(7)	1 x 5yr
Greater Washington Community Foundation	NR/NR/NR	6,873	5.9%	422,690	$61.50	8.0%	12/31/2037	Y(8)	1 x 5yr
Small Business Technology Solutions II, LLC	NR/NR/NR	8,272	7.1%	413,600	$50.00	7.8%	11/30/2037	N	1 x 5yr
The Alexander Hamilton Society	NR/NR/NR	6,447	5.5%	386,820	$60.00	7.3%	3/31/2035	N	1 x 3yr
KIND, Inc	NR/NR/NR	5,559	4.8%	344,585	$61.99	6.5%	7/31/2036	Y(9)	1 x 5yr
The Glenmeade Trust Company, N.A.	NR/NR/NR	5,069	4.3%	324,523	$64.02	6.1%	7/31/2033	Y(10)	1 x 5yr
Largest Tenants		84,706	72.4%	$5,057,533	$59.71	95.2%
Remaining Occupied		5,044	4.3%	254,766	$50.51	4.8%
Total Occupied		89,750	76.8%	$5,312,298	$59.19	100.0%
Vacant		27,172	23.2%
Total		116,922	100.0%
(1)	Based on the underwritten rent roll dated April 30, 2026 and inclusive of $70,434 of underwritten rent steps through June 1, 2027.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	American Global Strategies LLC has free rent from August 1, 2026 through February 28, 2027, Alliance of Community Health Plans Inc. has free rent from August 2026 through July 2027, Greater Washington Community Foundation has a rent abatement of $18,052 per month from August 1, 2028 through November 30, 2028, Small Business Technology Solutions II, LLC has free rent from August 2026 through March 2027 and rent abatements ranging from $4,308 to $17,664 from April through October 2027, and The Alexander Hamilton Society has free rent from October 2026 through January 2027 and a rent credit equal to $8,584.38 per month from February 1, 2027 through November 30, 2027.
(4)	American Global Strategies LLC may terminate its lease effective as of July 31, 2032, provided it gives 12 months’ prior notice and pays a termination fee.
(5)	Friends of the World Food Program, Inc. has the option to terminate its lease as of January 31, 2032, provided it gives no less than 12 months’ prior notice and pays a termination fee.
(6)	Alliance of Community Health Plans Inc. has the one-time right to terminate its lease effective as of July 31, 2034, provided it gives no less than 12 months’ prior notice and pays a termination fee.
(7)	American Financial Services Association has the option to terminate its lease effective as of July 31, 2030, provided it gives no less than 15 months’ prior written notice and pays a termination fee.
(8)	Greater Washington Community Foundation has the one-time right to terminate its lease effective as of September 1, 2034 provided it gives no less than 12 months’ prior notice and pays a termination fee.
(9)	KIND, Inc has the option to terminate its lease effective as of July 31, 2033 provided it gives 12 months’ prior written notice.
(10)	The Glenmeade Trust Company, N.A. has the option to terminate its lease effective as of November 30, 2030 provided it gives notice on or before August 31, 2029 and pays a termination fee.

The following table presents certain information relating to the lease rollover schedule at the 1750 H Street Property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027(3)	0	0.0%	0.0%	$7,829	0.1%	$0.00	1
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	0	0.0%	0.0%	$0	0.0%	$0.00	0
2030	3,344	2.9%	2.9%	$139,612	2.6%	$41.75	1
2031	0	0.0%	2.9%	$0	0.0%	$0.00	0
2032	0	0.0%	2.9%	$0	0.0%	$0.00	0
2033	16,927	14.5%	17.3%	$835,708	15.7%	$49.37	2
2034	13,505	11.6%	28.9%	$952,103	17.9%	$70.50	1
2035	26,544	22.7%	51.6%	$1,656,748	31.2%	$62.42	3
2036 & Beyond	29,430	25.2%	76.8%	$1,720,299	32.4%	$58.45	5
Vacant	27,172	23.2%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	116,922	100.0%	100.0%	$5,312,298	100.0%	$59.19	13
(1)	Based on the underwritten rent roll dated April 30, 2026 and inclusive of $70,434 of underwritten rent steps through June 1, 2027.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	2027 includes an antenna lease to Level 3 Communications, LLC to which 0 SF of NRA and $7,829 of UW Base Rent are attributable.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
106

Office – CBD 1750 H Street Northwest Washington, DC 20006	Collateral Asset Summary – Loan No. 10 1750 H Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 54.2% 1.74x 13.2%

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 1750 H Street Property:

Cash Flow Analysis(1)
	2023(2)	2024(2)	2025(2)	TTM 3/31/2026(2)	U/W(2)	U/W Per SF
Base Rent	$198,608	$1,994,110	$2,989,326	$3,179,136	$5,241,865	$58.41
Contractual Rent Steps	0	0	0	0	70,434	$0.78
Potential Income from Vacant Space	0	0	0	0	1,865,382	$20.78
Gross Potential Rent	$198,608	$1,994,110	$2,989,326	$3,179,136	$7,177,680	$79.97
Reimbursements	416,640	105,544	211,073	213,418	337,231	$3.76
Total Gross Potential Income	$615,248	$2,099,654	$3,200,398	$3,392,554	$7,514,911	$83.73
Parking	0	207,808	176,785	206,588	330,030	$3.68
(Vacancy / Credit Loss)	0	0	0	0	(1,865,382)	($20.78)
Effective Gross Income	$615,248	$2,307,462	$3,377,183	$3,599,143	$5,979,559	$66.62

Management Fee	6,336	16,746	34,762	34,041	179,387	$2.00
Real Estate Taxes	1,225,861	1,106,574	950,893	961,275	667,363	$7.44
Insurance	43,850	35,119	41,566	28,756	28,816	$0.32
Repairs & Maintenance	144,674	221,163	255,339	199,514	290,776	$3.24
Utilities	339,710	296,802	436,086	483,518	519,140	$5.78
Other Expenses(3)	746,247	634,362	681,630	692,551	732,176	$8.16
Total Expenses	$2,506,678	$2,310,765	$2,400,276	$2,399,655	$2,417,658	$26.94

Net Operating Income	($1,891,430)	($3,303)	$976,907	$1,199,488	$3,561,901	$39.69
Replacement Reserves	0	0	0	0	23,384	$0.26
Normalized TI/LC	0	0	0	0	234,952	$2.62
Net Cash Flow	($1,891,430)	($3,303)	$976,907	$1,199,488	$3,303,564	$36.81

Occupancy (%)	NAV	35.5%	51.3%	57.3%	75.2%(4)
NCF DSCR	(0.99x)	0.00x	0.51x	0.63x	1.74x
NOI Debt Yield	(7.0%)	0.0%	3.6%	4.4%	13.2%
(1)	Based on the underwritten rent roll dated April 30, 2026.
(2)	The increase from 2023 Net Operating Income through Underwritten Net Operating Income is primarily attributable to the extensive renovation of the 1750 H Street Property between 2021 and 2024 and the subsequent lease up of the 1750 H Street Property after the borrower sponsor acquired it in 2025.
(3)	Other Expenses includes payroll and benefits, cleaning, contract services, and general and administrative expense.
(4)	Represents Economic Occupancy.

Appraisal. The 1750 H Street Property had an “as-is” appraised value of $49,800,000 as of May 7, 2026. Based on the “as-is” value of $49,800,000, the Cut-off Date LTV and Maturity Date LTV for the 1750 H Street Mortgage Loan are each 54.2%.

1750 H Street Appraised Value(1)
Property	Value	Capitalization Rate
1750 H Street	$49,800,000	7.50%
(1)	Source: Appraisal.

Environmental Matters. According to a Phase I environmental report dated May 18, 2026, there was no evidence of any recognized environmental conditions at the 1750 H Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
107

Office – CBD 1750 H Street Northwest Washington, DC 20006	Collateral Asset Summary – Loan No. 10 1750 H Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 54.2% 1.74x 13.2%

The Market. The 1750 H Street Property is located at 1750 H Street Northwest in Washington, D.C.'s Golden Triangle neighborhood within the Central Business District (“CBD”) and is part of the broader Washington-Arlington-Alexandria, DC-VA-MD-WV metropolitan statistical area ("Washington-DC MSA"). The 1750 H Street Property is located within walking distance of several major demand generators, including the White House, Eisenhower Executive Office Building, Federal Reserve, World Bank, International Monetary Fund, American Red Cross headquarters, and Farragut Square. The 1750 H Street Property is also located within walking distance of the Farragut West and Farragut North Metrorail stations, which provide access to the Orange, Blue, Silver, and Red transit lines. Primary access to the 1750 H Street Property is provided by H Street Northwest, Connecticut Avenue Northwest, 17th Street Northwest, and the E Street Expressway.

According to a third-party market research report, the 1750 H Street Property is located in the Washington-DC CBD office submarket of the Washington-DC MSA. As of July 9, 2026, the Washington-DC CBD office submarket had a total inventory of 47,064,657 square feet, an overall vacancy rate of 19.1%, and market asking rent of $55.05 per square foot.

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the 1750 H Street Property was 52,338, 413,375, and 847,605, respectively. The 2025 average household income within the same radii was $175,054, $187,448, and $183,032, respectively.

The following table presents information relating to comparable office leases for the 1750 H Street Property:

Comparable Office Rental Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Base Rent (PSF)
1750 H Street Washington, DC	-	2002 / 2024	American Global Strategies(2)	13,505(2)	8/1/2026(2)	7.6(2)	$70.50(2)
1717 Pennsylvania Avenue NW Washington, DC	0.1 mi	1960 / 2018	Whiteford	16,536	8/28/2025	11.5	$66.95
1730 Pennsylvania Avenue NW Washington, DC	0.2 mi	1972 / NAP	Qualcomm	10,408	11/1/2025	9.9	$60.44
1201 New York Avenue NW Washington, DC	0.7 mi	1987 / 2020	ITG Brands	3,392	10/1/2025	5.8	$69.00
601 13th Street NW Washington, DC	0.8 mi	1913 / 1990	Association for Consumer Debt Relief	4,053	11/1/2025	5.5	$70.00
799 9th Street NW Washington, DC	0.9 mi	2001 / 2014	Health Care Service Corporation	8,004	8/1/2026	7.5	$73.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 30, 2026.

The Borrower and the Borrower Sponsors. The borrower is Jemal’s 1750 H LLC, a District of Columbia limited liability company and special purpose entity with a Delaware limited liability company as its sole member and manager and one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1750 H Street Mortgage Loan.

The non-recourse carveout guarantor and borrower sponsor is Morris Matthew Jemal (“Matthew Jemal”). Matthew Jemal is a managing principal of Douglas Development and supervises all aspects of the company’s real estate portfolio, with a focus on acquisitions, leasing, lease administration, construction management, and strategic dispositions. Douglas Development currently owns over 270 properties in 44 municipalities across seven states and the District of Columbia.

Property Management. The 1750 H Street Property is managed by Transwestern Carey Winston, L.L.C., an independent third-party property management company.

Initial and Ongoing Reserves. At origination of the 1750 H Street Mortgage Loan, the borrower deposited approximately: (i) $291,972 into a real estate tax reserve, (ii) $10,086 into an insurance reserve, (iii) $1,431,158 into a leasing reserve for tenant improvements and leasing commissions (of which $897,798 is for outstanding tenant improvements and leasing commissions for four tenants, including American Global Strategies LLC, Alliance of Community Health Plans, Inc., Greater Washington Community Foundation and The Alexander Hamilton Society, and the remainder is for potential future tenant improvements and leasing commissions), and (iv) $3,547,742 into a reserve for free and gap rent obligations (of which $1,644,146 is for outstanding free and gap rent for five tenants, including American Global Strategies LLC, Alliance of Community Health Plans, Inc., Greater Washington Community Foundation, The Alexander Hamilton Society, and Small Business Technology Solutions, and the remainder is for potential future free and gap rent).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
108

Office – CBD 1750 H Street Northwest Washington, DC 20006	Collateral Asset Summary – Loan No. 10 1750 H Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 54.2% 1.74x 13.2%

Replacement Reserve – On each monthly payment date, the borrower is required to deposit approximately $1,949 for replacements to the 1750 H Street Property.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit approximately $17,051 into a leasing reserve for future tenant improvements and leasing commissions.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $58,394).

Insurance Reserve – At the option of the lender, if the liability or casualty policy maintained by the borrower is not an approved blanket or umbrella policy, or if the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $2,521).

Lockbox / Cash Management. The 1750 H Street Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to establish a lender-controlled lockbox account, and to deliver direction letters to each tenant at the 1750 H Street Property directing them to pay rent and other sums due to the lockbox account. The borrower is required to deposit (or cause the property manager to deposit) all revenue derived from the 1750 H Street Property and received by the borrower or property manager into the lender-controlled lockbox account within two business days of receipt. All funds deposited into the lockbox account are required to be transferred to or at the direction of the borrower unless a Trigger Period (as defined below) exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 1750 H Street Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 1750 H Street Mortgage Loan documents are required to (i) to the extent that a Trigger Period exists, be held by the lender in an excess cash flow reserve account as additional collateral for the 1750 H Street Mortgage Loan (provided that if a Specified Tenant Trigger Period (as defined below) exists solely due to a Vacate Event (as defined below), and provided the debt service coverage ratio is at least 1.60x, there will be no obligation to deposit excess cash flow into the excess cash flow reserve account if the amount of funds on deposit in the excess cash flow reserve account as a result thereof would exceed $50.00 per square foot of the applicable Specified Tenant’s space) or (ii) to the extent that no Trigger Period exists, be disbursed to the borrower. Upon the cure of all Trigger Periods, provided no event of default is continuing, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 1750 H Street Mortgage Loan documents, the lender may apply funds to the 1750 H Street Mortgage Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.35x, and (iii) the occurrence of a Specified Tenant Trigger Period; and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.35x for two consecutive calendar quarters, and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

“Specified Tenant” means, as applicable, (i) any tenant under any lease at the 1750 H Street Property taken in the aggregate with all other leases by the same tenant (or an affiliate thereof) at the 1750 H Street Property which either accounts for (A) 15% or more of the total rental income for the 1750 H Street Property or (B) 15% of the square footage of the 1750 H Street Property and/or (ii) any parent company or affiliate providing credit support for, or guarantor of, any such Specified Tenant lease(s).

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of 30% or more of the applicable Specified Tenant space, a Specified Tenant failing to be open to the public for business during customary hours and/or “going dark” in the Specified Tenant space, or applicable portion thereof (a “Vacate Event”) (provided, however, that notwithstanding the foregoing, no Specified Tenant Trigger Period will be deemed to have occurred solely due to a Vacate Event so long as the senior unsecured credit rating (or the equivalent thereof) of Specified Tenant remains at least “Baa3” from Moody’s, “BBB-” from S&P or “BBB-” from Fitch), (iii) a Specified Tenant giving official notice that it is terminating 30% or more of its lease of the Specified Tenant space, (iv) any termination or cancellation of any Specified Tenant lease, including, without limitation, rejection in any bankruptcy or similar insolvency proceeding, and/or any Specified Tenant lease failing to otherwise be in full force and effect, or (v) any bankruptcy or similar insolvency of a Specified Tenant, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below) or (2) the borrower leasing the entire Specified Tenant space, or applicable portion thereof, in accordance with the terms and conditions of the 1750 H Street Mortgage Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of, and open for business in, the space demised under its lease, paying the full amount of rent due under its lease (or any free rent has been deposited with lender) and any unfunded obligations have been deposited with lender.

“Specified Tenant Cure Conditions” means each of the following, as applicable, the applicable Specified Tenant (i) has cured all defaults under the applicable Specified Tenant lease, (ii) is in actual, physical possession of the Specified Tenant space, or applicable portion thereof, and open for business during customary hours and not “dark” in the Specified Tenant space, or applicable portion thereof, (iii)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
109

Office – CBD 1750 H Street Northwest Washington, DC 20006	Collateral Asset Summary – Loan No. 10 1750 H Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,000,000 54.2% 1.74x 13.2%

has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) with respect to any bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or Specified Tenant lease, is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (v) is paying full, unabated rent under the applicable Specified Tenant lease.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
110

Manufactured Housing Various Various, VA Various	Collateral Asset Summary – Loan No. 11 Franklin 8 Pack	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 65.5% 1.29x 8.3%
Mortgage Loan Information		Property Information
Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Property Type – Subtype:	Manufactured Housing – Manufactured Housing
Borrower Sponsor(s):	John A. Franklin	Collateral:	Fee
Borrower(s)(1):	Various	Location(3):	Various, VA
Original Balance(2):	$25,000,000	Year Built / Renovated(3):	Various / NAP
Cut-off Date Balance(2):	$25,000,000	Property Management:	Franklin Management Company (borrower-affiliated)
% by Initial UPB:	3.6%	Size:	1,407 Pads
Interest Rate:	6.33000%	Appraised Value / Per Pad:	$158,700,000 / $112,793
Note Date:	May 6, 2026	Appraisal Date:	April 16, 2026
Original Term:	60 months	Occupancy:	98.2% (as of May 4, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$8,649,470
Interest Only Period:	60 months	Underwritten NCF:	$8,579,120
First Payment Date:	June 6, 2026
Maturity Date:	May 6, 2031	Historical NOI
Additional Debt Type(2):	Pari Passu	Most Recent NOI(4):	$8,276,005 (TTM March 31, 2026)
Additional Debt Balance(2):	$79,000,000	2025 NOI(4):	$8,128,094
Call Protection:	L(24),YM1(29),O(7)	2024 NOI(4):	$7,569,758
Lockbox / Cash Management:	Springing / Springing	2023 NOI(4):	$7,545,073

Reserves				Financial Information(2)
	Initial	Monthly	Cap	Cut-off Date Loan / Pad:	$73,916
Taxes:	$12,221	$69,605	NAP	Maturity Date Loan / Pad:	$73,916
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	65.5%
Replacement Reserves:	$0	$5,982	NAP	Maturity Date LTV:	65.5%
Immediate Repairs:	$57,328	$0	NAP	UW NOI DY:	8.3%
				UW NCF DSCR:	1.29x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$104,000,000	100.0%	Loan Payoff	$52,171,926	50.2%
			Return of Equity	49,226,023	47.3
			Closing Costs(5)	2,532,502	2.4
			Upfront Reserves	69,549	0.1
Total Sources	$104,000,000	100.0%	Total Uses	$104,000,000	100.0%
(1)	The borrowers are Greensprings Mobile Home Park, LLC, Jones Creek Landing Mobile Home Park, LLC, Magnolia Meadows Mobile Home Park, LLC, Windsor Manor Mobile Home Park, LLC, Windy Hills Mobile Home Park, LLC, Woodshire Estates Mobile Home Park, LLC, Denbigh Mobile Home Park, LLC and Twin Ponds Mobile Home Park, LLC, each a limited liability company incorporated in Virginia and a single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Franklin 8 Pack Whole Loan (as defined below).
(2)	The Franklin 8 Pack mortgage loan is part a whole loan evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $104,000,000 (the “Franklin 8 Portfolio Whole Loan”). The financial information presented in the chart above is based on the Franklin 8 Pack Whole Loan.
(3)	See “Portfolio Summary” below.
(4)	The consistent gradual increases in NOI year-over-year are primarily due to the borrower sponsor successfully implementing annual rent increases across all of the Franklin 8 Pack properties. Rent growth across all of the Franklin 8 Pack properties from December 2023 to May 2026 has ranged from 9% to 18%. Additionally, average occupancy levels across the Franklin 8 Pack properties have stayed above 98.0% since 2021 with no single Franklin 8 Pack property having a year-end occupancy below 92.0%.
(5)	Closing Costs include a rate buydown of $956,800.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
111

Manufactured Housing Various Various, VA Various	Collateral Asset Summary – Loan No. 11 Franklin 8 Pack	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 65.5% 1.29x 8.3%

The table below identifies the promissory notes that comprise the Franklin 8 Pack Whole Loan. The Franklin 8 Pack Whole Loan is serviced pursuant to the pooling and servicing agreement for the BBCMS 2026-5C42 securitization trust, provided, however, that upon the securitization of the controlling Note A-1, the Franklin 8 Pack Whole Loan will be serviced under the pooling and servicing agreement for the securitization to which Note A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$54,000,000	$54,000,000	BCREI	Yes
A-2	$25,000,000	$25,000,000	BBCMS 2026-5C42	No
A-3	$25,000,000	$25,000,000	Benchmark 2026-V23	No
Total	$104,000,000	$104,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Properties. The Franklin 8 Pack properties consist of 1,407 units across eight manufactured housing properties located in Virginia. The units are comprised of 1,400 manufactured housing pads, one apartment unit, two single-family homes and four commercial units. The Franklin 8 Pack properties were built between 1958 and 1978 and were acquired by the borrower sponsor between June 2005 and March 2020 for a combined purchase price of approximately $63.3 million. The borrower sponsor has owned three of the Franklin 8 Pack properties for eighteen or more years, and six of the Franklin 8 Pack properties for eight or more years. The Franklin 8 Pack properties benefit from a low park owned home count including 64 park-owned homes and 5 rent-to-own homes, each of which are owned by an affiliate of the borrowers and do not constitute collateral for the Franklin 8 Pack mortgage loan, representing a total of 4.9% of the Franklin 8 Pack properties pad count.

The following table presents certain information relating to the Franklin 8 Pack properties:

Portfolio Summary
Property	City, State(1)	Year Built(1)	Pads(2)	% of Pads(2)	Occ. %(2)	UW NCF	% UW NCF	Allocated Loan Amount “ALA”	% of ALA	“As-Is” Appraised Value(1)
Magnolia Estates	Suffolk, VA	1965	241	17.1%	99.2%	$1,557,164	18.2%	$19,690,000	18.9%	$30,800,000
Woodshire	Chesapeake, VA	1978	262	18.6%	98.5%	1,495,875	17.4%	$18,680,000	18.0%	26,700,000
Windy Hills	Williamsburg, VA	1958	214	15.2%	98.6%	1,314,461	15.3%	$15,690,000	15.1%	24,700,000
Twin Ponds	Windsor, VA	1972	177	12.6%	99.4%	1,057,140	12.3%	$13,220,000	12.7%	19,400,000
Denbigh	Newport News, VA	1965	183	13.0%	97.8%	1,030,012	12.0%	$12,210,000	11.7%	18,800,000
Windsor Manor	Windsor, VA	1972	144	10.2%	95.8%	859,009	10.0%	$10,190,000	9.8%	15,500,000
Jones Creek Landing	Carrollton, VA	1970	100	7.1%	94.0%	682,134	8.0%	$7,330,000	7.0%	11,300,000
Greensprings	Williamsburg, VA	1973	86	6.1%	100.0%	583,314	6.8%	$6,990,000	6.7%	11,500,000
Total / Wtd. Avg.			1,407	100.0%	98.2%	$8,579,109	100.0%	$104,000,000	100.0%	$158,700,000
(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated May 4, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
112

Manufactured Housing Various Various, VA Various	Collateral Asset Summary – Loan No. 11 Franklin 8 Pack	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 65.5% 1.29x 8.3%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Franklin 8 Pack Properties:

Cash Flow Analysis
	2023	2024	2025	TTM(1)	Underwritten	UW Per Pad
Gross Potential Rent	$9,081,023	$9,941,702	$10,683,046	$10,913,383	$11,669,831	$8,294
RUBS & Other Income	$1,107,983	$1,133,069	$1,230,594	$1,246,612	$1,288,966	$916
Gross Potential Income	$10,189,006	$11,074,771	$11,913,640	$12,159,995	$12,958,797	$9,210
(Vacancy)	$0	($5,120)	($7,980)	($8,130)	($583,492)	($415)
Effective Gross Income	$10,189,006	$11,069,651	$11,905,660	$12,151,865	$12,375,305	$8,796
Real Estate Taxes	$678,745	$755,535	$786,725	$798,914	$810,935	$576
Insurance	$56,991	$151,483	$234,751	$251,475	$204,244	$145
Other Expenses(2)	$1,908,197	$2,592,875	$2,756,090	$2,825,471	$2,710,656	$1,927
Net Operating Income(3)	$7,545,073	$7,569,758	$8,128,094	$8,276,005	$8,649,470	$6,147
Total Capex/RR	$0	$0	$0	$0	$70,350	$50
Net Cash Flow	$7,545,073	$7,569,758	$8,128,094	$8,276,005	$8,579,120	$6,097

Occupancy (%)(4)	98.1%	98.3%	98.5%	98.2%(5)	95.0%
NCF DSCR(6)	1.13x	1.13x	1.22x	1.24x	1.29x
NOI Debt Yield(6)	7.3%	7.3%	7.8%	8.0%	8.3%
(1)	TTM represents the trailing 12 months ending March 31, 2026.
(2)	Other Expenses consist of Management Fees, Payroll, Utilities, Repairs and Maintenance, and General and Administrative costs.
(3)	The consistent gradual increases in Net Operating Income year-over-year are primarily due to the borrower sponsor successfully implementing annual rent increases across all of the Franklin 8 Pack properties. Rent growth across all of the Franklin 8 Pack properties from December 2023 to May 2026 has ranged from 9% to 18%. Additionally, average occupancy levels across the Franklin 8 Pack properties have stayed above 98.0% since 2021 with no single Franklin 8 Pack property having a year-end occupancy below 92.0%.
(4)	Underwritten occupancy represents economic occupancy.
(5)	Current occupancy is as of May 4, 2026.
(6)	NCF DSCR and NOI Debt Yield metrics are based on the Franklin 8 Pack Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
113

Industrial – Warehouse/Distribution Various Various, OH Various	Collateral Asset Summary – Loan No. 12 Whirlpool Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 64.3% 1.47x 11.1%
Mortgage Loan Information		Property Information
Loan Seller:	BMO	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Acquisition	Property Type – Subtype:	Industrial – Warehouse/Distribution
Borrower Sponsor(s):	Angelo Gordon & Co., L.P. and TPG, Inc.	Collateral:	Fee
Borrower:	AGNL Spin, L.L.C.	Location:	Various, OH
Original Balance(1):	$25,000,000	Year Built / Renovated:	Various / NAP
Cut-off Date Balance(1):	$25,000,000	Property Management:	Self-Managed
% by Initial UPB:	3.6%	Size:	1,355,607 SF
Interest Rate:	6.82000%	Appraised Value / Per SF:	$120,200,000 / $89
Note Date:	August 4, 2026	Appraisal Date:	July 16, 2026
Original Term:	60 months	Occupancy:	100.0% (as of August 6, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$8,546,665
Interest Only Period:	60 months	Underwritten NCF:	$7,868,861
First Payment Date:	September 6, 2026
Maturity Date:	August 6, 2031	Historical NOI(3)
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	NAV
Additional Debt Balance(1):	$52,300,000	2024 NOI:	NAV
Call Protection(2):	L(24),DorYM1(29),O(7)	2023 NOI:	NAV
Lockbox / Cash Management:	Hard / Springing	2022 NOI:	NAV

Reserves				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$57
Taxes:	$0	Springing	NAP	Maturity Date Loan / SF:	$57
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	64.3%
Replacement Reserves:	$0	Springing	$271,121	Maturity Date LTV:	64.3%
TI / LC:	$0	Springing	$1,355,607	UW NOI DY:	11.1%
				UW NCF DSCR:	1.47x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$77,300,000	67.1%	Purchase Price	$114,546,591	99.4%
Borrower Sponsor Equity	37,913,195	32.9	Closing Costs	666,604	0.6
Total Sources	$115,213,195	100.0%	Total Uses	$115,213,195	100.0%
(1)	The Whirlpool Portfolio mortgage loan is part of a whole loan evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $77,300,000 (the “Whirlpool Portfolio Whole Loan”). The Financial Information in the chart above is based on the Whirlpool Portfolio Whole Loan.
(2)	The defeasance lockout period will be at least 24 payment dates beginning with and including the first payment date on September 6, 2026. Provided no event of default is continuing, defeasance of the Whirlpool Portfolio Whole Loan in full is permitted at any time (A) after the earlier to occur of (i) September 6, 2029 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized, but excluding (B) the monthly payment date that occurs in February 2031. In addition, on any business day from and after September 6, 2028, voluntary prepayment of the Whirlpool Portfolio Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs in February 2031, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Whirlpool Portfolio Whole Loan being prepaid and (y) a yield maintenance premium. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the Benchmark 2026-V23 securitization in August 2026. The actual lockout period may be longer.
(3)	Historical financials are not available due to the Whirlpool Portfolio properties being acquired by the borrower sponsors in a sale lease-back transaction in June 2026.

The Whirlpool Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2026-V23 trust until the controlling Note A-1 is securitized, whereupon the Whirlpool Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Whirlpool Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$42,300,000	$42,300,000	BMO	Yes
A-2	$25,000,000	$25,000,000	Benchmark 2026-V23	No
A-3(1)	$10,000,000	$10,000,000	BMO	No
Whole Loan	$77,300,000	$77,300,000
(1)	Expected to be contributed to one or more future securitization(s).
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
114

Industrial – Warehouse/Distribution Various Various, OH Various	Collateral Asset Summary – Loan No. 12 Whirlpool Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 64.3% 1.47x 11.1%
Portfolio Summary
Property Name	Property Subtype(1)	Location(1)	Year Built / Renovated(1)	Sq. Ft.(2)	Occupancy(2)	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Cut-off Date Balance	Appraised Value(1)
Marion	Warehouse/Distribution	Marion, OH	2011 / NAP	700,628	100.0%	$13,186,356	52.7%	$63,400,000
Greenville	Warehouse/Distribution	Greenville, OH	2008, 2016 / NAP	654,979	100.0%	$11,813,644	47.3%	$56,800,000
Total / Wtd. Avg.				1,355,607	100.0%	$25,000,000	100.0%	$120,200,000
(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated August 6, 2026.

The following table presents certain information relating to the sole tenant at the Whirlpool Portfolio properties:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s / S&P / Fitch)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Option
Whirlpool Corporation	B2/BB-/BB-	1,355,607	100.0%	$8,996,489	$6.64	100.0%	6/30/2042	N	2 x 10 yr
Total Occupied		1,355,607	100.0%	$8,996,489	$6.64	100.0%
Vacant		0	0.0%
Total		1,355,607	100.0%
(1)	Based on the underwritten rent roll dated August 6, 2026, inclusive of approximately $176,402 in contractual rent steps through July 1, 2027.

The following table presents certain information relating to the lease rollover schedule at the Whirlpool Portfolio properties, based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Number of Leases Expiring
2026 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	0	0.0%	0.0%	$0	0.0%	$0.00	0
2030	0	0.0%	0.0%	$0	0.0%	$0.00	0
2031	0	0.0%	0.0%	$0	0.0%	$0.00	0
2032	0	0.0%	0.0%	$0	0.0%	$0.00	0
2033	0	0.0%	0.0%	$0	0.0%	$0.00	0
2034	0	0.0%	0.0%	$0	0.0%	$0.00	0
2035	0	0.0%	0.0%	$0	0.0%	$0.00	0
2036 & Thereafter	1,355,607	100.0%	100.0%	$8,996,489	100.0%	$6.64	1
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,355,607	100.0%	100.0%	$8,996,489	100.0%	$6.64	1
(1)	Based on the underwritten rent roll dated August 6, 2026, inclusive of approximately $176,402 in contractual rent steps through July 1, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
115

Industrial – Warehouse/Distribution Various Various, OH Various	Collateral Asset Summary – Loan No. 12 Whirlpool Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 64.3% 1.47x 11.1%

The following table presents certain information relating to Underwritten Net Cash Flow at the Whirlpool Portfolio properties:

Cash Flow Analysis(1)(2)
	Underwritten	PSF	%(3)
Base Rental Revenue	$8,820,088	$6.51	98.0%
Rent Steps	176,402	0.13	2.0%
Potential Rental Revenue	$8,996,489	$6.64	100.0%
Recoveries	0	0.00	0.0%
Total Gross Revenue	$8,996,489	$6.64	100.0%
Vacancy	(449,824)	(0.33)	(5.0%)
Effective Gross Revenue	$8,546,665	$6.30	95.0%
Total Expenses	0	0.00	0.0%
Net Operating Income	$8,546,665	$6.30	100.0%
TI/LCs	542,243	0.40	6.3%
Replacement Reserves	135,561	0.10	1.6%
Net Cash Flow	$7,868,861	$5.80	92.1%

Occupancy (%)	95.0%(4)
NCF DSCR	1.47x
NOI Debt Yield	11.1%
(1)	Based on the underwritten rent roll dated August 6, 2026, inclusive of contractual rent steps through July 1, 2027.
(2)	Historical financials are not available due to the Whirlpool Portfolio properties being acquired by the borrower sponsors in June 2026.
(3)	% column represents percentage of Total Gross Revenue for all revenue lines and represents percentage of Effective Gross Revenue for the remaining fields.
(4)	Represents economic occupancy.

Appraisals. According to the appraisals, the Whirlpool Portfolio properties have an aggregate “Hypothetical Market Value As-Is” appraised value of $120,200,000, as July 16, 2026.

Whirlpool Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
Marion	$63,400,000	7.25%
Greenville	$56,800,000	7.25%
Portfolio	$120,200,000	7.25%
(1)	Source: Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
116

Industrial – Warehouse/Distribution Various Various, OH Various	Collateral Asset Summary – Loan No. 12 Whirlpool Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 64.3% 1.47x 11.1%

The following table presents information relating to comparable industrial leases for the Whirlpool Portfolio properties:

Comparable Industrial Leases(1)
Location	Year Built	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Rent PSF
Whirlpool Portfolio(2) Various, OH	Various	1,355,607	Whirlpool Corporation	1,355,607	Jun-2026	16.0	$6.64
3577 Yankee Rd Middletown, OH	2019	612,730	Exel Logistics	356,761	Jul-2026	1.8	$6.75
1925 Union Airpark Blvd Union, OH	2023	524,160	United Alloy Inc	524,160	Apr-2026	6.4	$6.88
9981 Harrison Ave Harrison, OH	2023	533,676	AmerisourceBergen Drug	533,676	Dec-2025	5.0	$5.75
6200 Commerce Center Dr Groveport, OH	1999	437,256	HD Supply	437,256	Oct-2025	5.0	$5.25
9451 Meridian Way West Chester, OH	1999	321,464	Valvoline Oil	321,464	May-2025	10.1	$6.15
1050 Gateway Dr West Jefferson, OH	2023	747,520	Tarkett USA Inc	611,750	Jan-2025	5.4	$5.87
6766 Pontius Rd Groveport, OH	2006	754,000	Honeywell International	754,000	Jan-2025	1.0	$5.25
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated August 6, 2026. Annual Rent PSF includes approximately $176,402 in contractual rent steps through July 1, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
117

Industrial – Warehouse/Distribution 2211 Grand Prairie Road New Iberia, LA 70560	Collateral Asset Summary – Loan No. 13 First Solar Distribution	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,500,000 42.2% 2.15x 13.4%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition	Property Type – Subtype:	Industrial – Warehouse/Distribution
Borrower Sponsor(s):	LCN North American Fund IV REIT	Collateral(5):	Fee / Leasehold
Borrower(s):	FSL New Iberia (LA) LLC	Location:	New Iberia, LA
Original Balance:	$24,500,000	Year Built / Renovated:	2025 / NAP
Cut-off Date Balance:	$24,500,000	Property Management:	Self-Managed
% by Initial UPB:	3.5%	Size:	554,024 SF
Interest Rate:	6.06000%	Appraised Value (As Is) / Per SF:	$58,100,000 / $105
Note Date:	July 24, 2026	Appraisal Date:	June 9, 2026
Original Term:	60 months	Occupancy:	100.0% (as of August 6, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$3,286,304
Interest Only Period:	60 months	Underwritten NCF:	$3,230,902
First Payment Date:	September 6, 2026
Maturity Date:	August 6, 2031	Historical NOI(6)
Additional Debt Type:	NAP	Most Recent NOI:	NAV
Additional Debt Balance:	NAP	2025 NOI:	NAV
Call Protection:	L(24),D(31),O(5)	2024 NOI:	NAV
Lockbox / Cash Management:	Hard / In Place	2023 NOI:	NAV

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$44
Taxes(1):	$0	Springing	NAP	Maturity Date Loan / SF:	$44
Insurance(2):	$0	Springing	NAP	Cut-off Date LTV:	42.2%
Replacement Reserves(3):	$0	Springing	NAP	Maturity Date LTV:	42.2%
TI / LC(4):	$0	Springing	NAP	UW NOI DY:	13.4%
				UW NCF DSCR:	2.15x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,500,000	41.8%	Purchase Price	$57,600,000	98.2%
Sponsor Equity	34,147,477	58.2	Closing Costs	1,047,477	1.8

Total Sources	$58,647,477	100.0%	Total Uses	$58,647,477	100.0%
(1)	During a cash management trigger period, the borrower is required to deposit one-twelfth of the annual taxes payable.
(2)	Deposits to the insurance reserve are waived so long as the First Solar Distribution property is covered by a blanket insurance policy meeting the lender’s requirements.
(3)	The borrower is required to deposit approximately $4,617 monthly for ongoing replacement reserves upon a replacement reserve trigger period or the failure of the borrower or sole tenant to maintain the First Solar Distribution property in good and safe condition.
(4)	During a cash management trigger period, the borrower is required to deposit approximately $9,234 monthly for ongoing tenant improvement and leasing commission reserves.
(5)	In addition to the borrower’s fee interest in the First Solar Distribution property, the First Solar Distribution mortgage loan is secured by a leasehold interest pursuant to a 15-year ground lease with the Iberia Economic Development Authority (“IEDA”), running from August 1, 2025 through August 1, 2040. The borrower sponsor transferred legal title to the land and improvements to the IEDA and leases the First Solar Distribution property back under a net lease, in order to qualify for a payment in lieu of taxes tax abatement (the “PILOT”). The First Solar Distribution mortgage loan is secured solely by the borrower’s leasehold interest, and not by the fee interest of the IEDA. The borrower has the right to repurchase the First Solar Distribution property from the IEDA at any time for $2,000; however, such a purchase would terminate the remaining PILOT benefit. In addition, upon the expiration of the ground lease, and the payment of all amounts then due thereunder by the borrower, the IEDA is required to convey the fee interest in the First Solar Distribution property back to the borrower. See “Description of the Mortgage Pool—Fees & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.
(6)	Historical financial information is not available because the First Solar Distribution property was recently constructed in 2025 for the sole tenant, which signed a new 15-year triple net lease at the origination of the First Solar Distribution mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
118

Industrial – Warehouse/Distribution 2211 Grand Prairie Road New Iberia, LA 70560	Collateral Asset Summary – Loan No. 13 First Solar Distribution	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,500,000 42.2% 2.15x 13.4%

The following table presents certain information relating to the sole tenant at the First Solar Distribution property:

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Lease Expiration	Term. Option (Y/N)	Renewal Option
First Solar, Inc.	NR/NR/NR	554,024	100.0%	$3,648,277	$6.59	100.0%	7/31/2040	N	3 x 5 or 10yr
Total Major Tenants		554,024	100.0%	$3,648,277	$6.59	100.0%
Vacant		0	0.0%
Total		554,024	100.0%
(1)	Based on the underwritten rent roll dated August 6, 2026, and inclusive of $312,502 of straight line rent steps.

The following table presents certain information relating to the lease rollover schedule at the First Solar Distribution property, based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	0	0.0%	0.0%	$0	0.0%	$0.00	0
2030	0	0.0%	0.0%	$0	0.0%	$0.00	0
2031	0	0.0%	0.0%	$0	0.0%	$0.00	0
2032	0	0.0%	0.0%	$0	0.0%	$0.00	0
2033	0	0.0%	0.0%	$0	0.0%	$0.00	0
2034	0	0.0%	0.0%	$0	0.0%	$0.00	0
2035	0	0.0%	0.0%	$0	0.0%	$0.00	0
2036 & Beyond	554,024	100.0%	100.0%	$3,648,277	100.0%	$6.59	1
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	554,024	100.00%		$3,648,277	100.00%	$6.59	1
(1)	Based on the underwritten rent roll dated August 6, 2026, and inclusive of $312,502 of straight line rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
119

Industrial – Warehouse/Distribution 2211 Grand Prairie Road New Iberia, LA 70560	Collateral Asset Summary – Loan No. 13 First Solar Distribution	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,500,000 42.2% 2.15x 13.4%

The following table presents certain information relating to the Underwritten Net Cash Flow at the First Solar Distribution property:

Cash Flow Analysis(1)(2)
	UW	UW PSF
Base Rent	$3,335,775	$6.02
Contractual Rent Steps(3)	312,502	$0.56
Potential Income from Vacant Space	0	$0.00
Reimbursements	962,843	$1.74
Gross Potential Income	$4,611,120	$8.32
Economic Vacancy & Credit Loss	(230,556)	($0.42)
Effective Gross Income	$4,380,564	$7.91

Real Estate Taxes(4)	$284,000	$0.51
Management Fee	131,417	$0.24
Insurance	374,130	$0.68
Utilities	83,104	$0.15
Other Expenses(5)	221,609	$0.40
Total Operating Expenses	$1,094,260	$1.98

Net Operating Income	$3,286,304	$5.93
Replacement Reserves	55,402	$0.10
Net Cash Flow	$3,230,902	$5.83

Occupancy (%)	95.0%(6)
NCF DSCR	2.15x
NOI Debt Yield	13.4%
(1)	Underwritten Base Rent is based on the underwritten rent roll dated August 6, 2026.
(2)	Historical financial information is not available because the First Solar Distribution property was recently constructed in 2025 for the sole tenant at the property, which signed a new 15-year triple net lease.
(3)	Contractual Rent Steps are inclusive of $312,502 of straight line rent steps.
(4)	Real Estate Taxes have been underwritten to the PILOT program’s 2026 abated tax expense at $284,000. Under the PILOT program, the borrower pays a flat PILOT payment of $284,000 as rent under the ground lease with the IEDA. The appraiser projected the current unabated tax liability to be $304,713. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.
(5)	Other Expenses include repairs and maintenance, and general and administrative.
(6)	Represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
120

Industrial – Warehouse/Distribution 2211 Grand Prairie Road New Iberia, LA 70560	Collateral Asset Summary – Loan No. 13 First Solar Distribution	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,500,000 42.2% 2.15x 13.4%

Appraisal. According to the appraisal, the First Solar Distribution property had an “as-is” appraised value of $58,100,000 as of June 9, 2026, as shown in the table below.

First Solar Distribution Appraised Value(1)
Property	Value	Capitalization Rate
First Solar Distribution	$58,100,000	5.75%
(1)	Source: Appraisal.

The following table presents information relating to comparable industrial leases for the First Solar Distribution property:

Market Analysis – Industrial Lease Comparables(1)
Property Name / Address	Distance from Subject	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (yrs)	NNN Rent (PSF)
First Solar Distribution(2) 2211 Grand Prairie Road New Iberia, LA	-	First Solar, Inc.	554,024	Aug-25	15	$6.02
8800 Tom Drive Baton Rouge, LA	56 mi	Confidential	240,000	Apr-26	10	$11.00
801 Riverbarge Road Monroe, LA	169 mi	Confidential	390,899	Jul-25	5	$4.50
900 Richwood Road 2 Monroe, LA	169 mi	Bluvera	291,757	Nov-24	10	$4.00
7600 Antoine Boulevard Shreveport, LA	207 mi	Schlumberger	842,000	Feb-24	7	$3.95
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated August 6, 2026. NNN Rent (PSF) is exclusive of rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
121

Multifamily – Mid Rise 1150-1156 North American Street Philadelphia, PA 19123	Collateral Asset Summary – Loan No. 14 The Mills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 68.0% 1.28x 8.8%
Mortgage Loan Information		Property Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type – Subtype:	Multifamily – Mid Rise
Borrower Sponsor(s):	Issac Katz	Collateral(1):	Fee
Borrower(s)(1):	BS Ingersoll, LLC and 1150 N American LLC	Location:	Philadelphia, PA
Original Balance:	$21,000,000	Year Built / Renovated:	2021 / 2024
Cut-off Date Balance:	$21,000,000	Property Management:	Skyview Management LLC
% by Initial UPB:	3.0%	Size:	74 Units
Interest Rate:	6.69000%	Appraised Value / Per Unit:	$30,900,000 / $417,568
Note Date:	June 9, 2026	Appraisal Date:	May 13, 2026
Original Term:	60 months	Occupancy:	95.9% (as of April 1, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI(2):	$1,847,414
Interest Only Period:	60 months	Underwritten NCF:	$1,824,314
First Payment Date:	August 6, 2026
Maturity Date:	July 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(2):	$1,571,959 (TTM April 30, 2026)
Additional Debt Balance:	NAP	2025 NOI(2):	$1,323,884
Call Protection:	L(25),D(28),O(7)	2024 NOI(3):	NAV
Lockbox / Cash Management:	Springing / Springing	2023 NOI(3):	NAV

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$283,784
Taxes:	$8,329	$2,082	NAP	Maturity Date Loan / Unit:	$283,784
Insurance:	$4,647	$4,647	NAP	Cut-off Date LTV:	68.0%
Replacement Reserves:	$0	$1,592	NAP	Maturity Date LTV:	68.0%
TI/LC:	$0	$333	NAP	UW NOI DY:	8.8%
				UW NCF DSCR:	1.28x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,000,000	98.3%	Loan Payoff	$20,206,786	94.6%
Borrower Sponsor Equity	359,011	1.7	Closing Costs	1,139,250	5.3
			Upfront Reserves	12,975	0.1

Total Sources	$21,359,011	100.0%	Total Uses	$21,359,011	100.0%
(1)	The borrower, BS Ingersoll, LLC, owns the fee interest in The Mills property and ground leases it to the other borrower, 1150 N American LLC.
(2)	The increase from 2025 NOI to Most Recent NOI and the subsequent increase from Most Recent NOI to Underwritten NOI is due to the lease up of The Mills property following its conversion from a co-living property with micro-units to a multifamily property in 2024.
(3)	Historical financial information prior to 2025 is not available because The Mills property was converted into a multifamily property in 2024 and underwent significant renovations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
122

Multifamily – Mid Rise 1150-1156 North American Street Philadelphia, PA 19123	Collateral Asset Summary – Loan No. 14 The Mills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 68.0% 1.28x 8.8%

The following table presents certain information relating to the unit mix at The Mills property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
Studio	6	8.1%	66.7%	467	$2,175	$2,200
Studio - Section 8	4	5.4%	100.0%	468	$2,402	$2,200
1BR / 1BA	9	12.2%	100.0%	468	$2,138	$2,200
1BR / 1BA - Section 8	10	13.5%	100.0%	476	$2,432	$2,200
2BR / 1BA	16	21.6%	93.8%	556	$2,237	$2,400
2BR / 1BA - Section 8	10	13.5%	100.0%	501	$2,125	$2,400
2BR / 2BA	8	10.8%	100.0%	1,031	$2,734	$2,800
2BR / 2BA - Section 8	10	13.5%	100.0%	1,031	$2,882	$2,800
3BR / 2BA	1	1.4%	100.0%	1,031	$2,800	$3,000
Total/Wtd. Avg.	74	100.0%	95.9%	637	$2,397	$2,427
(1)	Based on the underwritten rent roll dated April 1, 2026. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
123

Multifamily – Mid Rise 1150-1156 North American Street Philadelphia, PA 19123	Collateral Asset Summary – Loan No. 14 The Mills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 68.0% 1.28x 8.8%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Mills property:

Cash Flow Analysis(1)
	2025	TTM 4/30/2026(2)	U/W(2)	U/W Per Unit
Base Rent	$1,555,964	$1,766,971	$2,041,968	$27,594
Potential Income from Vacant Units	0	0	81,600	$1,103
Gross Potential Income - Residential	$1,555,964	$1,766,971	$2,123,568	$28,697
Other Income(3)	$47,648	$53,952	$53,952	$729
Net Rental Income	$1,603,612	$1,820,923	$2,177,520	$29,426
(Vacancy / Credit Loss)	($10,404)	($4,693)	($106,178)	($1,435)
Effective Gross Income - Residential	$1,593,208	$1,816,230	$2,071,342	$27,991

Commercial Rental Income(4)	$97,800	$153,000	$187,272	$2,531
Gross Potential Income - Commercial	$97,800	$153,000	$187,272	$2,531
(Vacancy / Credit Loss)	$0	$0	($9,364)	($127)
Effective Gross Income - Commercial	$97,800	$153,000	$177,908	$2,404

Total Effective Gross Income	$1,691,008	$1,969,230	$2,249,250	$30,395

Real Estate Taxes(5)	$25,390	$25,390	$25,017	$338
Insurance	55,782	57,421	53,959	$729
Management Fee	50,730	59,077	67,478	$912
Utilities	105,407	136,920	136,920	$1,850
Other Expenses(6)	129,816	118,463	118,463	$1,601
Total Expenses	$367,124	$397,271	$401,837	$5,430

Net Operating Income	$1,323,884	$1,571,959	$1,847,414	$24,965
Replacement Reserves - Residential	$0	$0	$18,500	$250
Replacement Reserves - Commercial	0	0	600	$8
TI / LC	0	0	4,000	$54
Net Cash Flow	$1,323,884	$1,571,959	$1,824,314	$24,653

Occupancy	73.9%	83.6%	95.0%(7)
NCF DSCR	0.93x	1.10x	1.28x
NOI Debt Yield	6.3%	7.5%	8.8%
(1)	Historical financial information prior to 2025 is not available because The Mills property was converted into a multifamily property in 2024 and underwent significant renovations.
(2)	The increase from 2025 Net Operating Income to TTM 4/30/2026 Net Operating Income and the subsequent increase from TTM 4/30/2026 Net Operating Income to U/W Net Operating Income is due to the lease up of The Mills property following its conversion from a co-living property with micro-units to a multifamily property in 2024.
(3)	Other Income includes administrative and late fees and parking fees.
(4)	The buildout of the ground-floor commercial space at The Mills property is still in process and, although paying rent, the commercial tenant is not yet in occupancy or open to the public for business.
(5)	The Mills property is subject to a tax abatement from the City of Philadelphia through December 31, 2031, providing a 100% exemption on taxes attributable to the value of building improvements on The Mills property, leaving only the land value to be taxed during the abatement period. According to the related appraisal, estimated taxes for the 2026 tax year are $23,797 with the abatement and $237,966 without the abatement. The Mills mortgage loan was underwritten based on the estimated five-year average of abated taxes of $25,017.
(6)	Other Expenses includes payroll and benefits, repairs and maintenance, and general and administrative.
(7)	Represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Multifamily – Mid Rise 1150-1156 North American Street Philadelphia, PA 19123	Collateral Asset Summary – Loan No. 14 The Mills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,000,000 68.0% 1.28x 8.8%

Appraisal. According to the appraisal, The Mills property had an “as-is” appraised value of $30,900,000 as of May 13, 2026.

The Mills Appraised Value(1)
Property	Value	Capitalization Rate
The Mills	$30,900,000	5.50%
(1)	Source: Appraisal.

The following table presents certain information relating to multifamily properties that are comparable to The Mills property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
The Mills Philadelphia, PA 19123	-	2021 / 2024	95.9%(2)	74(2)	Studio(2)	467 SF(2)	$2,288(2)
					1BR / 1BA(2)	472 SF(2)	$2,293(2)
					2BR / 1BA(2)	535 SF(2)	$2,192(2)
					2BR / 2BA(2)	1,031 SF(2)	$2,817(2)
					3BR / 2BA(2)	1,031 SF(2)	$2,800(2)
Liberty Square Philadelphia, PA 19122	0.1 mi	2018 / NAP	99.5%	190	1BR / 1BA	807 SF	$2,036
					2BR / 2BA	1,002 SF	$2,591
					3BR / 2BA	1,373 SF	$3,582
Piazza Alta Philadelphia, PA 19123	0.1 mi	2022 / NAP	93.0%	695	1BR / 1BA	724 SF	$2,724
					2BR / 2BA	1,273 SF	$4,669
					3BR / 3BA	1,649 SF	$5,169
1018 Germantown Avenue Philadelphia, PA 19123	0.3 mi	2020 / NAP	100.0%	49	1BR / 1BA	733 SF	$1,562
					2BR / 2BA	1,032 SF	$2,538
					3BR / 2BA	1,363 SF	$3,105
The Poplar Philadelphia, PA 19123	0.5 mi	2021 / NAP	89.8%	285	1BR / 1BA	779 SF	$2,279
					2BR / 1BA	1,278 SF	$3,113
					3BR / 3BA	1,620 SF	$4,513
WLIVING at 117 Spring Garden Philadelphia, PA 19123	0.6 mi	2017 / NAP	93.3%	30	1BR / 1BA	739 SF	$1,748
					2BR / 2BA	900 SF	$2,430
					3BR / 2BA	1,269 SF	$2,995
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 1, 2026. Average Rent Per Unit reflects the average rent for occupied units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mixed Use – Self Storage/Industrial 1 Wesley Street Malden, MA 02148	Collateral Asset Summary – Loan No. 15 Extra Space Storage – MA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,665,000 70.6% 1.36x 9.2%
Mortgage Loan Information		Properties Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition	Properties Type – Subtype:	Mixed Use - Self Storage/Industrial
Borrower Sponsor(s):	Lucio Sergio Altomare	Collateral:	Fee
Borrower(s):	HSS Malden Revere 1 Wesley LLC	Location:	Malden, MA
Original Balance:	$15,665,000	Year Built / Renovated:	1925, 1952, 1969 / 2025
Cut-off Date Balance:	$15,665,000	Property Management:	Extra Space Management, Inc.
% by Initial UPB:	2.2%	Size:	78,345 SF
Interest Rate:	6.46000%	Appraised Value / Per SF:	$22,200,000 / $283
Note Date:	July 2, 2026	Appraisal Date:	June 9, 2026
Original Term:	60 months	Occupancy:	93.4% (as of June 10, 2026)
Amortization:	Interest Only	UW Economic Occupancy:	90.3%
Original Amortization:	NAP	Underwritten NOI(2):	$1,437,574
Interest Only Period:	60 months	Underwritten NCF:	$1,399,819
First Payment Date:	August 6, 2026
Maturity Date:	July 6, 2031	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(2):	$847,355 (TTM May 31, 2026)
Additional Debt Balance:	NAP	2025 NOI(3):	NAV
Call Protection:	L(25),D(28),O(7)	2024 NOI(3):	NAV
Lockbox / Cash Management:	Springing / Springing	2023 NOI(3):	NAV

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$200
Taxes:	$17,930	$17,930	NAP	Maturity Date Loan / SF:	$200
Insurance(1):	$0	Springing	NAP	Cut-off Date LTV:	70.6%
Replacement Reserves:	$0	$772	NAP	Maturity Date LTV:	70.6%
TI / LC:	$0	$2,375	NAP	UW NOI DY:	9.2%
Deferred Maintenance:	$23,063	$0	NAP	UW NCF DSCR:	1.36x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$15,665,000	68.9%	Purchase Price	$22,150,000	97.4%
Sponsor Equity	7,065,355	31.1	Closing Costs	539,363	2.4
			Upfront Reserves	40,992	0.2

Total Sources	$22,730,355	100.0%	Total Uses	$22,730,355	100.0%
(1)	Deposits to the insurance reserve are waived so long as the Extra Space Storage – MA property is covered by a blanket insurance policy meeting the lender’s requirements.
(2)	The increase in Underwritten NOI from the Most Recent NOI is primarily due to the borrower increasing monthly rents on storage units following the renovation of the Extra Space Storage – MA property in 2025, as well as an increase in commercial income following the end of an initial free rent period for UniUni Logistics Inc.
(3)	The 2025 NOI, 2024 NOI and 2023 NOI are not available as the Extra Space Storage – MA property underwent significant renovations from 2024-2025 to rebrand the property as an Extra Space Storage facility.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
126

Mixed Use – Self Storage/Industrial 1 Wesley Street Malden, MA 02148	Collateral Asset Summary – Loan No. 15 Extra Space Storage – MA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,665,000 70.6% 1.36x 9.2%

The following table presents certain information relating to the storage unit mix at the Extra Space Storage – MA property:

Unit Mix(1)
Unit Type	# of Units	# of Occupied Units	Occupancy(2)	Net Rentable Area (Sq. Ft.)	% of NRA (Sq. Ft.)	% of UW Rent by Unit Type	Average UW Rent per SF(1)
Ground - Climate Controlled	404	363	89.9%	34,425	69.1%	68.0%	$26.96
Upstairs - Climate Controlled	310	286	92.3%	15,425	30.9%	32.0%	$28.28
Total / Wtd Avg.	714	649	90.9%	49,850	100.0%	100.0%	$27.37
(1)	Based on the underwritten rent roll dated June 10, 2026. Average UW Rent per SF is based on occupied SF.
(2)	Occupancy is calculated based on # of Units. Occupancy based on square feet is 89.7%.

The following table presents certain information relating to the non-storage tenants at the Extra Space Storage – MA property:

Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)	Net Rentable Area (SF)	% of NRSF	U/W Base Rent	U/W Base Rent Per SF	% Annual U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Option
Tenants
UniUni Logistics Inc.	NR / NR / NR	25,095	88.1%	$677,565	$27.00	97.3%	1/31/2031	N	1 x 5yr
Rocky Mountain Spring Water Corp.	NR / NR / NR	3,400	11.9%	$18,900	$5.56	2.7%	3/31/2028	N	N
Phytoplankton Malden Solar LLC(2)	NR / NR / NR	0	0.0%	$0	$0.00	0.0%	NAP	N	N
Total Occupied		28,495	100.0%	$696,465	$24.44	100.0%
Vacant		0	0.0%
Total		28,495	100.0%
(1)	Based on the underwritten rent roll dated June 10, 2026.
(2)	Phytoplankton Malden Solar LLC is not yet in occupancy of its space but is currently in the process of building out its rooftop space at the Extra Space Storage - MA property under a solar lease agreement. The lease provides for an initial development and construction period followed by a 20-year operations period, which will commence upon the date that the facility achieves commercial operation, or the date that the tenant has obtained all approvals and licenses and is connected to the electricity distribution system. There is no underwritten income attributable to Phytoplankton Malden Solar LLC.

The following table presents certain information relating to the lease rollover schedule for the non-storage space at the Extra Space Storage – MA property:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
2026 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	3,400	11.9%	11.9%	$18,900	2.7%	$5.56	1
2029	0	0.0%	11.9%	$0	0.0%	$0.00	0
2030	0	0.0%	11.9%	$0	0.0%	$0.00	0
2031	25,095	88.1%	100.0%	$677,565	97.3%	$27.00	1
2032	0	0.0%	100.0%	$0	0.0%	$0.00	0
2033	0	0.0%	100.0%	$0	0.0%	$0.00	0
2034	0	0.0%	100.0%	$0	0.0%	$0.00	0
2035	0	0.0%	100.0%	$0	0.0%	$0.00	0
2036 & Beyond	0	0.0%	100.0%	$0	0.0%	$0.00	0
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	28,495	100.0%		$696,465	100.0%	$24.44	2
(1)	Based on the underwritten rent roll dated June 10, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
127

Mixed Use – Self Storage/Industrial 1 Wesley Street Malden, MA 02148	Collateral Asset Summary – Loan No. 15 Extra Space Storage – MA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,665,000 70.6% 1.36x 9.2%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Extra Space Storage – MA property:

Cash Flow Analysis(1)
	TTM 5/31/2026(2)	U/W(2)	U/W Per SF
In-Place Storage Rent	$1,106,512	$1,223,435	$15.62
Potential Income from Vacant Units	0	130,980	$1.67
Gross Potential Income	$1,106,512	$1,354,415	$17.29
Other Income(3)	437,066	877,801	$11.20
Net Rental Income	$1,543,577	$2,232,216	$28.49
(Vacancy / Credit Loss)	(50,832)	(130,980)	($1.67)
Effective Gross Income	$1,492,745	$2,101,236	$26.82

Real Estate Taxes	$201,651	$210,327	$2.68
Insurance	22,838	29,635	$0.38
Management Fee	74,637	105,062	$1.34
Utilities	52,742	52,742	$0.67
Other Expenses(4)	293,522	265,897	$3.39
Total Expenses	$645,390	$663,663	$8.47

Net Operating Income	$847,355	$1,437,574	$18.35
Replacement Reserves	0	37,754	$0.48
Net Cash Flow	$847,355	$1,399,819	$17.87

Occupancy	91.1%	90.3%(5)
NCF DSCR	0.83x	1.36x
NOI Debt Yield	5.4%	9.2%
(1)	Historical financial information prior to the TTM 5/31/2026 period is not available as the Extra Space Storage – MA property underwent significant renovations from 2024-2025 to rebrand the property as an Extra Space Storage facility.
(2)	The increase in Underwritten Net Operating Income from the TTM 5/31/2026 Net Operating Income is primarily due to the borrower increasing monthly rents on storage units following the renovation of the Extra Space Storage – MA property as well as an increase in commercial income following the end of an initial free rent period for UniUni Logistics Inc.
(3)	Other Income includes $48,740 attributable to administrative fees, late fees, merchandise sales, other fees from storage units and other income from the commercial portion. Additionally, $828,762 is attributed to rental income and recoveries from commercial tenants, after applying a 5.0% vacancy factor.
(4)	Other Expenses includes personnel, advertising, general and administrative, and repairs and maintenance expenses.
(5)	Represents economic occupancy.

Appraisal. According to the appraisal, the Extra Space Storage – MA property had an “as-is” appraised value of $22,200,000 as of June 9, 2026.

Extra Space Storage – MA Appraised Value(1)
Property	Value	Capitalization Rate
Extra Space Storage – MA	$22,200,000	6.25%
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
128

Mixed Use – Self Storage/Industrial 1 Wesley Street Malden, MA 02148	Collateral Asset Summary – Loan No. 15 Extra Space Storage – MA	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,665,000 70.6% 1.36x 9.2%

The following table presents information relating to comparable sales for the Extra Space Storage – MA property:

Summary of Comparable Sales(1)
Property Name / Location	Distance from Subject	Year Built / Renovated	Units	Occupancy	Sale Price	Square Feet	Price per SF
Extra Space Storage – MA Malden, MA	-	1925, 1952, 1969 / 2025	714(2)	90.9%(2)	$22,150,000	78,345(3)	$282.72
Extra Space Storage - Delanco, NJ	262 mi	1989 - 2021 / 2021	743	94.9%	$15,750,000	74,265	$212.08
Delanco, NJ
The Storage Vault - Bellport Village	150 mi	2020 / NAP	676	90.0%	$21,775,000	54,750	$397.72
Bellport Village, NY
Metro Self-Storage - Royersford	278 mi	2009 / NAP	780	90.0%	$15,990,000	71,300	$224.26
Royersford, PA
Pennsauken Self-Storage	273 mi	2001 / NAP	731	90.1%	$17,200,000	65,025	$264.51
Pennsauken, NJ
Delaware Beach Storage Center	335 mi	2016 / NAP	611	97.8%	$22,500,000	83,291	$270.14
Lewes, DE
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 10, 2026. Occupancy is calculated based on # of storage Units. Occupancy based on storage square feet is 89.7%.
(3)	Square Feet for Extra Space Storage – MA property is inclusive of commercial space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
129